UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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CLEVELAND-CLIFFS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LETTER TO OUR SHAREHOLDERS

Dear Fellow Cleveland-Cliffs Shareholders:
In the 173 years of our existence as a company, 2020 proved to be the most seminal year in our history. In a year that will be forever known as the year of the COVID-19 pandemic, Cleveland-Cliffs transformed itself from a mining company supplying iron ore pellets to North American steel companies into the largest flat-rolled steel producer in North America. This transformation was accomplished through the acquisitions of AK Steel and ArcelorMittal USA, allowing us to combine many of the best assets, capabilities and technology in the domestic steel industry. With our much larger operational footprint, we anticipate significant synergies from asset optimization, economies of scale and streamlining overhead.
Our competitive advantage as an integrated steel company is based on our ability to operate the entire production flow from the extraction of iron ore, to steelmaking, rolling, coating, and all the way downstream to the manufacturing of complex auto-parts and components. These resources provide us with 100% of our iron ore requirements and maximum control of our costs and over the quality of our products.
Another differentiating factor of Cleveland-Cliffs is that we prioritize value over volume and aim for Return on Invested Capital. Not tonnage sold; not market share. More than any empty speech you can find pretty much anywhere in any other company around, that is what makes us a shareholder friendly company.
Also in 2020 we completed construction and began production at our new Direct Reduction plant in Toledo, Ohio. This natural-gas-based plant is the most modern of its kind in the world, and produces high-quality hot briquetted iron (HBI) which is a more environmentally friendly alternative to scrap and imported pig iron used in the steelmaking process. Both the production and use of HBI supports our strategy to reduce greenhouse gas emissions associated with the production of steel. Moreover, with the current scarcity of domestic prime scrap in the marketplace, our timing to bring this product to market in 2021 could not be better. Very importantly, our Toledo plant is the first Direct Reduction plant that was built with the capability to utilize hydrogen as reductant, partially replacing natural gas when hydrogen becomes commercially available.
With our new leadership position in the steel industry, it is very important to acknowledge that climate change is one of the most important issues impacting our industry and our planet, and to take action to mitigate that change. In January 2021 we publicly announced our commitment to reduce greenhouse gas emissions by 25% by the year 2030. This commitment will cover both Scope 1 and Scope 2 emissions across our new, larger footprint. Although our company has transformed, we will continue to prioritize the environmentally and socially responsible operation of the Cleveland-Cliffs businesses, as we have done in the past.
As we look back on 2020, we cannot forget the challenges triggered by the COVID-19 pandemic as it had a significant impact on our business and our operations. At the start of the pandemic, we quickly developed proactive company-wide processes and protocols that protected our employees while maintaining our productivity. Our decisive action early in the pandemic was key in driving our business achievements during the balance of 2020. We experienced minimal business disruptions during the remainder of the year and actually continued to lay the groundwork for our exponential growth.
On behalf of our 25,000 employees, thank you very much for believing in manufacturing in the United States and for supporting Cleveland-Cliffs.
Sincerely,
Lourenco Goncalves
Chairman, President and Chief Executive Officer

Preliminary Copy
In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Cleveland-Cliffs Inc. intends to release definitive copies of the proxy statement to security holders on or about March 15, 2021.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 28, 2021
11:30 a.m. EDT
Online at www.virtualshareholdermeeting.com/CLF2021
To the Shareholders of Cleveland-Cliffs Inc.:
In light of the ongoing COVID-19 pandemic and to support the health and well-being of our employees and shareholders, the 2021 Annual Meeting of Shareholders of Cleveland-Cliffs Inc. will be held in a virtual meeting format via live audio webcast on the Internet at www.virtualshareholdermeeting.com/CLF2021, at 11:30 a.m., EDT, on Wednesday, April 28, 2021 for the following purposes:
1.To elect as directors the twelve candidates nominated by the Board of Directors to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.To approve an amendment to our Fourth Amended Articles of Incorporation, as amended, to increase the number of Cliffs' authorized common shares from 600,000,000 to 1,200,000,000;
3.To approve the Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan;
4.To approve the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan;
5.To approve, on an advisory basis, our named executive officers' compensation;
6.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2021 fiscal year; and
7.To transact such other business, if any, as may properly come before the 2021 Annual Meeting or any adjournment thereof.
In order to vote on the matters brought before the 2021 Annual Meeting, you may vote via the Internet, vote by telephone, complete and mail the proxy card, or vote online during the 2021 Annual Meeting, as explained on the proxy card. To participate in the 2021 Annual Meeting at www.virtualshareholdermeeting.com/CLF2021, you must enter the 16-digit control number found on your proxy card or your voting instruction form. You do not need to attend the virtual meeting in order to vote your shares.
Holders of record of our common shares at the close of business on March 1, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
James D. Graham
Executive Vice President, Chief Legal Officer & Secretary
March 15, 2021
Cleveland, Ohio

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY INTERNET, BY TELEPHONE, BY MAILING THE ENCLOSED PROXY CARD, OR BY VOTING ONLINE DURING THE 2021 ANNUAL MEETING.
The proxy statement and Cliffs’ 2020 Annual Report for the 2020 fiscal year are available at www.proxyvote.com. These materials also are available on Cliffs’ website at www.clevelandcliffs.com under "Investors" and then “Financial Information." If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, nominee or other shareholder of record to vote your shares.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information.

2021 ANNUAL MEETING OF SHAREHOLDERS	(PAGE 7)

DATE AND TIME:	Wednesday, April 28, 2021, at 11:30 a.m. EDT
PLACE:	Online at www.virtualshareholdermeeting.com/CLF2021
RECORD DATE:	March 1, 2021
VOTING:
Shareholders of record are entitled to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning the enclosed proxy card by mail; or by voting online during the 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") at www.virtualshareholdermeeting.com/CLF2021 (beneficial holders must obtain a legal proxy from their broker, banker, nominee or other shareholder of record granting the right to vote).

PROXY MATERIALS:	This proxy statement, the accompanying proxy card and our 2020 Annual Report will be made available on or about March 15, 2021 to shareholders of record as of March 1, 2021 (the "Record Date").

ATTENDANCE AND PARTICIPATION AT THE 2021 ANNUAL MEETING

Our virtual 2021 Annual Meeting will be conducted on the Internet via live audio webcast. Shareholders will be able to participate online and submit questions in advance of the 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2021, beginning at 11:00 a.m. EDT on April 28, 2021. Shareholders will be able to vote their shares electronically during the 2021 Annual Meeting.
To participate in the 2021 Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The 2021 Annual Meeting will begin promptly at 11:30 a.m. EDT. We encourage you to access the 2021 Annual Meeting prior to the start time. Online access will begin at 11:00 a.m. EDT. Guests may listen to a live audio webcast of the virtual 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2021 but are not entitled to participate.
The virtual 2021 Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the 2021 Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2021 Annual Meeting. To ensure your shares are properly represented, please vote your proxy promptly even if you plan to join the 2021 Annual Meeting.
QUESTIONS
Lourenco Goncalves, Cliffs’ Chairman, President and Chief Executive Officer, will be available to answer questions submitted by shareholders at the conclusion of the 2021 Annual Meeting. Shareholders may submit questions for the 2021 Annual Meeting after logging in, beginning at 11:00 a.m. EDT on April 28, 2021. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2021, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the 2021 Annual Meeting.
Additional information regarding the ability of shareholders to ask questions during the 2021 Annual Meeting, related rules of conduct and other materials for the 2021 Annual Meeting will be available at www.virtualshareholdermeeting.com/CLF2021.
TECHNICAL DIFFICULTIES
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2021 beginning at 11:00 a.m. EDT on April 28, 2021 through the conclusion of the 2021 Annual Meeting.

2021 Proxy Statement	1

VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1	Election of Directors	FOR each Director Nominee	16
Proposal 2	Approval of an Amendment to Our Fourth Amended Articles of Incorporation, as Amended, to Increase the Number of Authorized Common Shares	FOR	22
Proposal 3	Approval of the Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan	FOR	23
Proposal 4	Approval of the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan	FOR	31
Proposal 5	Approval, on an Advisory Basis, of Our Named Executive Officers' Compensation ("Say-on-Pay")	FOR	82
Proposal 6	Ratification of Independent Registered Public Accounting Firm	FOR	84

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD				(PAGE 17)

NAME	AGE	DIRECTOR SINCE	POSITION	COMMITTEE MEMBERSHIPS (1)
Lourenco Goncalves	63	2014	Chairman, President and Chief Executive Officer	Strategy*
Douglas C. Taylor	56	2014	Lead Director	Compensation* Strategy
John T. Baldwin	64	2014	Director	Audit* Compensation
Robert P. Fisher, Jr.	66	2014	Director	Audit Governance
William K. Gerber	67	2020	Director	Audit
Susan M. Green (2)	61	2007	Director	Governance
M. Ann Harlan	61	2019	Director	Audit
Ralph S. Michael, III	66	2020	Director	Compensation Governance*
Janet L. Miller	67	2019	Director	Audit Governance
Eric M. Rychel	47	2016	Director	Audit Compensation
Gabriel Stoliar	66	2014	Director	Strategy
Arlene M. Yocum	63	2020	Director	Strategy
* Denotes committee chair
(1)Full committee names are: Audit – Audit Committee; Compensation – Compensation and Organization Committee; Governance – Governance and Nominating Committee; and Strategy – Strategy and Sustainability Committee.
(2)In October 2019, Ms. Green submitted a letter to our Board Chair and our Governance Committee Chair tendering her resignation from the Cliffs Board of Directors (the "Board") for having reached the 12-year term limit contained in our Corporate Governance Guidelines. At its October 2019 meeting and upon recommendation by the Governance Committee, the Board considered the status of Ms. Green's situation as the designee of the United Steelworkers (the "USW") to the Board. The Board determined to exercise its permitted discretion under our Corporate Governance Guidelines and unanimously voted to reject Ms. Green's resignation, with Ms. Green abstaining from the vote. See "Corporate Governance - Independence and Related Party Transactions."

INCREASE OF NUMBER OF AUTHORIZED SHARES	(PAGE 22)

We are seeking an amendment to our Fourth Amended Articles of Incorporation, as amended (our "Articles of Incorporation"), in order to increase the number of authorized common shares from 600,000,000 to 1,200,000,000, which will result in an increase in the total number of authorized shares from 607,000,000 to 1,207,000,000. We are seeking this increase to enhance our flexibility for possible future actions, such as financings, corporate mergers, acquisitions, stock splits, stock dividends, equity compensation awards or other general corporate purposes.

2021 Proxy Statement	2

2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN	(PAGE 23)

We are seeking your approval of the Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan (the "2021 Directors Plan"). If approved, the 2021 Directors Plan would continue to authorize the Governance Committee to provide equity-based compensation in the form of restricted shares, restricted stock units, deferred shares, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, Cliffs common shares or factors that may influence the value of our shares for the purpose of providing our nonemployee directors with incentives and rewards for service and performance that are aligned with the long-term interests of our shareholders. We are seeking approval to authorize the issuance of up to 750,000 additional common shares under the 2021 Directors Plan.

2021 EQUITY AND INCENTIVE COMPENSATION PLAN	(PAGE 31)

We are seeking your approval of the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan (the "2021 Employees Plan"). If approved, the 2021 Employees Plan would continue to authorize the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, cash incentive awards, performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, Cliffs common shares or factors that may influence the value of our shares for the purpose of providing our officers and other key employees with incentives and rewards for service or performance that are aligned with the long-term interests of our shareholders. We are seeking approval to authorize the issuance of up to 26,000,000 new common shares under the 2021 Employees Plan, plus the shares remaining available under our current employee equity plan document, all as further described in the 2021 Employees Plan.

SHAREHOLDER ENGAGEMENT (summary)	(PAGE 46)

We strive to maintain open communication with the investment community. During 2020 and early 2021, we reached out to our top 25 shareholders, representing approximately 73% of our outstanding common shares, to solicit their feedback on our compensation program, company strategy and performance, corporate governance, sustainability and other topics. See the section entitled "Shareholder Engagement" in the Compensation Discussion and Analysis ("CD&A") section for more details as to what we heard and how we responded.

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES	(PAGE 53)

Our guiding executive compensation principles, as established by the Compensation Committee for 2020, were as follows:
1.Align short-term and long-term incentives with results delivered to shareholders;
2.Be transparent, ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;
3.Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
4.Provide competitive fixed compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and
5.Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

2021 Proxy Statement	3

2020 EXECUTIVE COMPENSATION SUMMARY	(PAGE 71)

The numbers in the following table showing the 2020 compensation of our named executive officers (the "NEOs") were determined in the same manner as the numbers in the corresponding columns in the 2020 Summary Compensation Table (the "SCT") (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the SCT under the rules of the U.S. Securities and Exchange Commission (the "SEC"). As such, this table should not be viewed as a substitute for the SCT:

NAME	PRINCIPAL POSITION (AS OF 12/31/2020)	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	TOTAL ($)
Lourenco Goncalves	Chairman, President and Chief Executive Officer	1,810,016	3,800,000	4,127,534	—	7,472,000	17,209,550
Keith A. Koci	Executive Vice President, Chief Financial Officer	489,006	500,000	543,095	—	500,000	2,032,101
Clifford T. Smith	Executive Vice President, Chief Operating Officer	706,218	900,000	1,018,304	—	1,406,940	4,031,462
Terry G. Fedor	Executive Vice President, Chief Operating Officer, Steel Mills	531,699	550,000	597,410	—	1,056,940	2,736,049
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer	531,699	550,000	597,410	—	1,056,940	2,736,049

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	(PAGE 84)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to risks and uncertainties relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such risks and uncertainties may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Part I., Item 1A., "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2020, and those described from time to time in our future reports filed with the SEC. Except to the extent required by law, Cliffs does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

2021 Proxy Statement	4

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What proposals are to be presented at the 2021 Annual Meeting?
The purpose of the 2021 Annual Meeting is to: (1) elect the twelve directors nominated by the Board in this proxy statement; (2) approve an amendment to our Articles of Incorporation to increase the number of authorized common shares; (3) approve the 2021 Directors Plan; (4) approve the 2021 Employees Plan; (5) approve, on an advisory basis, our NEOs' compensation; (6) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2021 fiscal year; and (7) conduct such other business as may properly come before the 2021 Annual Meeting.
2.    What is the difference between a “shareholder of record” and a “beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Broadridge, our transfer agent, you are the registered holder, or “shareholder of record." If your shares are held through a bank, broker, nominee or other registered holder, you are considered the “beneficial owner” of those shares.
3.    How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
•FOR ALL of the twelve individuals nominated by the Board for election as directors;
•FOR the approval of an amendment to our Articles of Incorporation to increase the number of authorized common shares;
•FOR the approval of the 2021 Directors Plan;
•FOR the approval of the 2021 Employees Plan;
•FOR the approval, on an advisory basis, of our NEOs' compensation; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2021 fiscal year.
4.    Who is entitled to vote at the 2021 Annual Meeting?
The record date for the 2021 Annual Meeting is March 1, 2021 (the "Record Date"). On the Record Date, we had outstanding XXXXXX common shares, $0.125 par value per share. All common shareholders of record as of the Record Date are entitled to vote at the 2021 Annual Meeting. In this proxy statement, we refer to our common shares as our "shares" and the holders of such shares as our "shareholders."
5.    How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote online during the virtual 2021 Annual Meeting at www.virtualshareholdermeeting.com/CLF2021 or you may vote by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.
•Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.
The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank or Broker. If your shares are held by a bank, broker, nominee or other shareholder of record, that entity will provide you with separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.

2021 Proxy Statement	5

QUESTIONS & ANSWERS
If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The amendment to our Articles of Incorporation to increase the number of authorized common shares and the ratification of Deloitte & Touche LLP as our registered independent public accounting firm are considered routine matters for which a brokerage firm that holds your shares may vote your shares without your instructions. The election of directors, the approval of the 2021 Directors Plan, the approval of the 2021 Employees Plan and the approval, on an advisory basis, of our NEOs' compensation are not considered routine matters, and, therefore, a brokerage firm that holds your shares may not vote your shares for such proposals without your instructions.
6.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the polls are closed for voting at the 2021 Annual Meeting by (i) executing and submitting a revised proxy bearing a later date; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting online during the virtual 2021 Annual Meeting at www.virtualshareholdermeeting.com/CLF2021. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker, nominee or other shareholder of record to revoke your previously voted proxy.
7.     What vote is required to approve each proposal?
With respect to Proposal 1, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board) in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
With respect to Proposal 2, the proposed amendment to our Articles of Incorporation to increase the number of authorized common shares will pass with the affirmative vote of the holders of a majority of our outstanding common shares.
With respect to Proposal 3, approval of the 2021 Directors Plan requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2021 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 4, approval of the 2021 Employees Plan requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2021 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 5, approval, on an advisory basis, of our NEOs' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2021 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 6, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2021 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2021 Annual Meeting and entitled to vote on the proposal.
8.    Can I attend the 2021 Annual Meeting in person?
To support the health and well-being of our employees and shareholders, the 2021 Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the 2021 Annual Meeting virtually, you will need to visit www.virtualshareholdermeeting.com/CLF2021 and use your 16-digit control number to log into the meeting. If you do not have a 16-digit control number, you may still attend the virtual 2021 Annual Meeting as a guest in listen-only mode. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 30 minutes before the 11:30 a.m. start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/CLF2021.

2021 Proxy Statement	6

MEETING INFORMATION

MEETING INFORMATION

The accompanying proxy is solicited by the Board for use at the 2021 Annual Meeting and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card, and our 2020 Annual Report will be made available on or about March 15, 2021 to our shareholders of record as of the Record Date.
PROXY MATERIALS
Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, we are using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials.
We will instead send our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone, also known as Notice and Access. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.
On or about March 15, 2021, we will mail to each shareholder of record as of the Record Date (other than those shareholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and the 2020 Annual Report, on the Internet and how to access a proxy card to vote via the Internet or by telephone.
The close of business on March 1, 2021 has been fixed as the Record Date for the 2021 Annual Meeting, and only shareholders of record at that time will be entitled to vote.
The Notice of Internet Availability of Proxy Materials will contain a 16-digit control number that shareholders will need to access the proxy materials, to request paper or email copies of the proxy materials, and to vote their shares via the Internet or by telephone.

Householding
We are permitted to send a single copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials (if paper delivery was previously requested) to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs and reduce our environmental impact by printing fewer paper copies. If you are the beneficial owner, but not the record holder, of Cliffs shares, your bank, broker, nominee or other shareholder of record may only deliver one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and, as applicable, any other proxy materials that are made available until such time as you or other shareholders sharing your address notify your nominee that you want to receive separate copies. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set in the future will need to contact their bank, broker, nominee or other shareholder of record. A shareholder of record who wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials, or shareholders who share the same address that are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set, either now or in the future, may submit this request by writing to our Secretary at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or by calling our Investor Relations department at (800) 214-0739, and it will be delivered promptly.
Proxy Solicitation
We will bear the cost of solicitation of proxies. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for fees and disbursements not expected to exceed approximately $30,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions, and we will reimburse them for their expenses in so doing.
Voting Rights
Shareholders of record on the Record Date are entitled to vote at the 2021 Annual Meeting. On the Record Date, there were outstanding XXXXXX common shares entitled to vote at the 2021 Annual Meeting. A majority of the common shares entitled to vote must be represented at the 2021 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to

2021 Proxy Statement	7

MEETING INFORMATION
one vote in connection with each item to be acted upon at the 2021 Annual Meeting. You may submit a proxy by electronic transmission via the Internet, by telephone or by mail, as explained on your proxy card.
Voting of Proxies
The common shares represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by properly authorized proxies on which no specification has been made will be voted: (1) FOR ALL of the twelve nominees for director named herein or such substitute nominees as the Board may designate; (2) FOR the approval of an amendment to our Articles of Incorporation to increase the number of authorized common shares; (3) FOR the approval of the 2021 Directors Plan; (4) FOR the approval of the 2021 Employees Plan; (5) FOR the approval, on an advisory basis, of our NEOs' compensation; (6) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2021 fiscal year; and (7) at the discretion of the persons named as proxies on all other matters that may properly come before the 2021 Annual Meeting.
Cumulative Voting for Election of Directors
If notice in writing shall be given by any shareholder to the President, an Executive Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2021 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2021 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as such shareholder possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of such shareholder's shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of our Board’s nominees as is possible.
Counting Votes
The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2021 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2021 Annual Meeting. Abstentions and broker non-votes will also be counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will have no effect with respect to the election of directors.
Abstentions will have the effect of votes against, and broker non-votes will have no effect with respect to, the vote to adopt the 2021 Directors Plan, the vote to adopt the 2021 Employees Plan and the advisory vote regarding the compensation of our NEOs.
Abstentions will have the effect of votes against the vote to approve the proposed amendment to our Articles of Incorporation to increase the number of authorized common shares and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The vote to adopt an amendment to our Articles of Incorporation to increase the number of authorized common shares and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm are considered routine matters and, as a result, we do not expect to have broker non-votes with respect to these proposals.

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE
The Chairman of the Board is Lourenco Goncalves, who is also our President and Chief Executive Officer ("CEO"). Pursuant to our Corporate Governance Guidelines, when the positions of Chairman and CEO are held by one individual or if the Chairman is a Cliffs executive, then the Governance Committee recommends to the Board a Lead Director. Douglas C. Taylor currently serves as our Lead Director. The Board believes that this leadership structure is the optimal structure to guide our Company and to maintain the focus to achieve our business goals and represents our shareholders' interests.
Under this leadership structure, Mr. Goncalves, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. In his combined role, Mr. Goncalves has the benefit of Cliffs personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.

2021 Proxy Statement	8

CORPORATE GOVERNANCE
The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.
This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at www.clevelandcliffs.com under "Investors" then "Corporate Governance".
In accordance with the corporate governance listing standards of the New York Stock Exchange (the "NYSE"), our non-management directors meet at regularly scheduled executive sessions without management present. These meetings take place at least quarterly.

BOARD'S ROLE IN RISK OVERSIGHT
The Board as a whole oversees our enterprise risk management ("ERM") process. The Board executes its risk oversight role in a variety of ways. The full Board regularly discusses the key strategic risks facing Cliffs.
The Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Compensation Committee monitors risks related to development and succession planning for the CEO and executive officers, as well as compensation and related policies and programs for executive and non-executive officers and management. The Governance Committee handles risks with respect to board composition, membership and structure, and corporate governance matters. The Strategy Committee oversees our strategic plan and annual management objectives and oversees, advises on and monitors opportunities and risks relating to our strategic plan and our sustainability goals and initiatives. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Management is responsible for the day-to-day management of our risks. The ERM process includes the involvement of management in the identification, assessment, mitigation and monitoring of a wide array of potential risks, from strategic to operational to compliance-related risks throughout the Company. Executive management regularly reports to the Board or relevant committees regarding Cliffs’ key risks and the actions being taken to manage these risks.
The Company believes that its leadership structure supports the risk oversight function of the Board. Except for the Strategy Committee, independent directors chair our committees, which are each involved with risk oversight, and all directors actively participate in the Board’s risk oversight function.

BOARD MEETINGS AND COMMITTEES
Our directors discharge their responsibilities in a variety of ways, including reviewing reports to directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and other directors regarding matters of interest and concern to Cliffs. In addition, our directors have regular access to our senior management. All committees regularly report their activities, actions and recommendations to the full Board.
During 2020, our Board held thirteen meetings. Each director attended, either in person or by telephone conference, at least 95% of the Board and committee meetings held while serving as a director or committee member in 2020. Pursuant to Board policy, all serving directors are expected to attend all Board and committee meetings, as well as our annual meeting of shareholders. All of our then-serving directors who were standing for re-election attended the 2020 Annual Meeting.
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy Committee. Each of these four committees has a charter that can be found on our website at www.clevelandcliffs.com under "Investors," then “Corporate Governance” and then “Committees.” A biographical overview of the members of our committees can be found beginning on page 20.

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CORPORATE GOVERNANCE
Board Committees

AUDIT COMMITTEE

MEMBERS: 6	INDEPENDENT: 6	2020 MEETINGS: 7
AUDIT COMMITTEE FINANCIAL EXPERTS: The Board has determined that each of John T. Baldwin, William K. Gerber and Eric M. Rychel is an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K under the federal securities laws.
RESPONSIBILITIES:
▪Reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting
▪Reviews significant accounting matters
▪Reviews quarterly unaudited financial information prior to public release
▪Approves the audited financial statements prior to public distribution
▪Approves our assertions related to internal controls prior to public distribution
▪Reviews any significant changes in our accounting principles or financial reporting practices
▪Evaluates our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence
▪Annually selects and retains our independent registered public accounting firm to examine our financial statements and reviews, approves and retains the services performed by our independent registered public accounting firm
▪Approves management’s appointment, termination or replacement of the head of Internal Audit
▪Conducts a legal compliance review at least annually

CHAIR: John T. Baldwin	MEMBERS: Robert P. Fisher, Jr., William K. Gerber, M. Ann Harlan, Janet L. Miller and Eric M. Rychel

COMPENSATION AND ORGANIZATION COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2020 MEETINGS: 6
RESPONSIBILITIES:
▪Oversees development and implementation of Cliffs' compensation policies and programs for executive officers
▪Ensures that criteria for awards under incentive plans relate to Cliffs' strategic plan and operating performance objectives and approves equity-based awards
▪Reviews and evaluates CEO and executive officer performance and approves compensation (with the CEO's compensation being subject to ratification by the independent members of the Board)
▪Recommends to the Board the election of officers
▪Assists with management development and succession planning
▪Reviews employment and severance arrangements and oversees regulatory compliance regarding compensation matters and related party transactions
▪Obtains the advice of outside experts with regard to compensation matters
▪May, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and may delegate certain equity award grant authority to officers of Cliffs, subject to applicable law
For more information about the role of executives and outside advisers in our executive compensation process, see the CD&A section of this proxy statement.

CHAIR: Douglas C. Taylor	MEMBERS: John T. Baldwin, Ralph S. Michael, III and Eric M. Rychel

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CORPORATE GOVERNANCE

GOVERNANCE AND NOMINATING COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2020 MEETINGS: 5
RESPONSIBILITIES:
▪Oversees annual review of our Corporate Governance Guidelines and our Guidelines for Selection of Nonemployee Directors and periodic review of external developments in corporate governance matters generally
▪Periodically reviews and makes recommendations regarding the CEO's authorized levels for corporate expenditures
▪Establishes and maintains, with the Audit Committee, procedures for review of related party transactions
▪Monitors the Board governance process and provides counsel to the CEO on Board governance and other matters
▪Recommends changes in membership and responsibility of Board committees
▪Acts as the Board’s Nominating Committee and Proxy Committee in the election of directors
▪Annually reviews and administers our director compensation plans and benefits, and makes recommendations to the Board with respect to compensation plans and equity-based plans for directors
▪Other responsibilities include oversight of annual evaluation of the Board and CEO and monitoring risks associated with Board organization, membership, structure and succession planning

CHAIR: Ralph S. Michael, III	MEMBERS: Robert P. Fisher, Jr., Susan M. Green and Janet L. Miller

STRATEGY AND SUSTAINABILITY COMMITTEE

MEMBERS: 4	INDEPENDENT: 3	2020 MEETINGS: 5
RESPONSIBILITIES:
▪Oversees Cliffs’ strategic plan and annual management objectives
▪Monitors risks relevant to Cliffs' strategy, including operational, safety, environmental, social and governance risks
▪Provides advice and assistance with developing our current and future strategy
▪Provides follow up oversight with respect to the comparison of actual results with estimates for major projects and post-acquisition integration efforts
▪Assesses Cliffs’ overall capital structure and its capital allocation priorities
▪Assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans
▪Considers the merits and risks of potential acquisitions, joint ventures. emerging growth opportunities and strategic alliances
▪Acts in an advisory capacity with respect to Cliffs' sustainability strategies, its commitment to environmental stewardship, its focus on health and safety of employees and other stakeholders, and its corporate social responsibility initiatives
▪Reviews and approves any sustainability reports that may be published by Cliffs from time to time

CHAIR: Lourenco Goncalves	MEMBERS: Gabriel Stoliar, Douglas C. Taylor and Arlene M. Yocum

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES
Shareholder Nominees
The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.

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CORPORATE GOVERNANCE
Board Diversity and Director Qualifications
The Governance Committee considers board diversity as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Governance Committee and other criteria established by the Board. The Governance Committee’s goal in selecting directors for nomination to the Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance Committee has not reduced the qualifications for service on the Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance Committee seeks, consistent with the vacancies existing on the Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to the Board and any committees thereof. In addition, the Governance Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Board.
Identifying and Evaluating Nominees for Directors
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full Board.
COMMUNICATIONS WITH DIRECTORS
Shareholders and interested parties may communicate with the Lead Director, our non-management directors as a group or the Board by writing to the Lead Director at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the full Board any communications that are directed at all members of the Board. The Secretary routinely filters communications that are solicitations, complaints, unrelated to Cliffs or Cliffs' business or determined to pose a possible security risk to the addressee.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the "Ethics Code"), which applies to all of our directors, officers and employees. The Ethics Code is available on our website at www.clevelandcliffs.com under "Investors" then "Corporate Governance." We intend to post amendments to or waivers from our Ethics Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. References to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Of our current directors, the Board has determined that each of Messrs. Baldwin, Fisher, Gerber, Michael, Rychel, Stoliar and Taylor and Mses. Green, Harlan, Miller and Yocum has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Mr. Goncalves is our Chairman, President and CEO, and, as such, is not considered independent.
We have a written Related Party Transactions Policy (our "RPT Policy"), pursuant to which we only will enter into a related party transaction if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. Under our RPT Policy, any related party transactions are reviewed by the Audit Committee at each quarterly meeting. After review, the disinterested members of the Audit Committee either approve or disapprove the proposed transaction. Management is responsible for updating the Audit Committee at each quarterly meeting as to any material changes to those transactions that the Audit Committee has previously approved. For purposes of our RPT Policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000.

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CORPORATE GOVERNANCE
Since January 1, 2020, there have been two transactions in which Cliffs was a participant that each exceeded $120,000, and in which a related person had or will have a direct or material interest, as described below. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
1.    In September 2016, Cliffs hired Mr. Celso Goncalves, the son of our Chairman, President and CEO, as our Assistant Treasurer. Effective January 1, 2018, Mr. Celso Goncalves was promoted to Vice President, Treasurer and named an officer of Cliffs. Effective March 13, 2020, Mr. Celso Goncalves was promoted to Senior Vice President, Finance & Treasurer and continues to serve as an officer of Cliffs. With respect to fiscal year 2020, Mr. Celso Goncalves was paid a salary of $325,000, earned incentive compensation under the Management Performance Incentive Plan of $292,500, earned a discretionary bonus of $292,500 in recognition of extraordinary efforts in connection with completing two transformative acquisitions during 2020, and participated in other regular and customary employee benefit plans and programs generally available to our employees. In addition, in March 2020, Mr. Celso Goncalves was granted a Restricted Stock Unit Award of 22,437 common shares, which had a grant date value of $109,268, and a Performance Share Award of 22,437 common shares, which had a grant date value of $109,268, as well as a Performance Cash Award of $165,750. The foregoing compensation arrangement is considered a related party transaction under our RPT Policy. Mr. Celso Goncalves' compensation was reviewed and approved by our Audit Committee in accordance with our RPT Policy.
2.    Our subsidiary, Cleveland-Cliffs Steel Corporation (f/k/a AK Steel Corporation) ("AK Steel Corporation"), has contracted on an arm's-length basis for work with Morgan Engineering Systems, Inc. ("Morgan Engineering"), which is a company owned by Mr. Mark Fedor. Mr. Mark Fedor is the brother of Mr. Terry Fedor, who serves as our Executive Vice President, Chief Operating Officer, Steels Mills and is an NEO. AK Steel Corporation's business relationship with Morgan Engineering existed prior to our acquisition of AK Steel Corporation on March 13, 2020, and AK Steel Corporation and our other subsidiaries may determine to continue to engage Morgan Engineering in the ordinary course of business to provide services on an arm's-length basis in future years, and such services may exceed the $120,000 annual threshold under our RPT Policy. For example, during 2020, Morgan Engineering was paid approximately $700,000 for work performed for AK Steel Corporation. Mr. Terry Fedor was not involved in the initial engagement of Morgan Engineering by AK Steel Corporation or any of our other subsidiaries and has agreed to abstain from any future actions related to Morgan Engineering. In accordance with our RPT Policy, during 2020 the CEO and the Chief Legal Officer, as well as the Audit Committee, approved and ratified transactions with Morgan Engineering.
We have entered into indemnification agreements with each current member of the Board and each of our officers. The form and execution of the indemnification agreements were approved and adopted by the Board on April 24, 2019. The indemnification agreements essentially provide that, to the fullest extent permitted or required by Ohio law and as the law may change to increase the scope of indemnification, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board or as an officer of the Company. Under these agreements, to the extent that the indemnification is unavailable, we shall contribute to the payment of any and all indemnifiable claims or losses in an amount that is fair and reasonable under the circumstances. In connection with the indemnification agreements with each current member of the Board, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the USW pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee (now known as the Governance Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013. As a result of the proxy contest in 2014, Ms. Green was not re-elected but was asked by the reconstituted Board to re-join the Board and was subsequently appointed on October 15, 2014 and re-elected each year since 2015. In October 2019, Ms. Green submitted a letter to our Board Chair and our Governance Committee Chair tendering her resignation from the Board for having reached the 12-year term limit contained in our Corporate Governance Guidelines. At its October 2019 meeting and upon recommendation by the Governance Committee, the Board considered the status of Ms. Green's situation as the USW's designee to the Board. The Board determined to exercise its permitted discretion under our Corporate Governance Guidelines and unanimously voted to reject Ms. Green's resignation, with Ms. Green abstaining from the vote.

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DIRECTOR COMPENSATION

Our Amended and Restated 2014 Nonemployee Directors' Compensation Plan (the "Directors' Plan"), which is further described below, allows for a combination of cash and equity compensation for our nonemployee directors.
Cash Compensation
For 2020, each nonemployee director received the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

BOARD FORM OF CASH COMPENSATION	2020 ($)
Annual Retainer	120,000
Lead Director Annual Retainer	48,000
Audit Committee Chair Annual Retainer	24,000
Compensation Committee Chair Annual Retainer	15,000
Governance Committee Chair Annual Retainer	12,000
In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional cash compensation for their service as directors. We do not fund any type of retirement or pension plan for nonemployee directors.
Retainer Share Election Program
Starting in 2015, the Governance Committee recommended and the Board adopted a Nonemployee Director Retainer Share Election Program pursuant to which nonemployee directors may elect to receive in Cliffs common shares all or certain portions of their annual retainer and any other fees earned in cash. Election is voluntary and irrevocable for the applicable election period, and shares issued under this program must be held for six months from the issuance date. The number of shares received each quarter is calculated by dividing the value of the applicable quarterly cash retainer amount by the closing market price of our common shares on the date of payment.
Equity Grants
During 2020, our nonemployee directors received restricted share awards under the Directors’ Plan. For 2020, nonemployee directors were granted a number of restricted shares, with a value equal to $100,000, based on the closing price of the Company’s common shares on the NYSE on April 22, 2020, the date of our annual meeting of shareholders in 2020. The restricted share awards issued under the Directors' Plan generally vest twelve months from the grant date. These grants were subject to any deferral election and made pursuant to the terms of the Directors’ Plan and an award agreement, effective on April 22, 2020.
Directors receive dividends, if any, on their restricted share awards and may elect to reinvest all cash dividends in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election are paid to the director without restriction.
Share Ownership Guidelines
We have established Share Ownership Guidelines for our nonemployee directors and assess each director’s compliance with the guidelines on a quarterly basis. The Share Ownership Guidelines provide that each director hold or acquire common shares of the Company having a market value equal to at least 3.5x the current annual retainer within five years of becoming a director. As of December 31, 2020, all directors were in compliance with the guidelines.
Deferrals
Our Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their awards that are denominated or payable solely in shares. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral account will be paid to the director in the form elected after such director’s termination of service, death or a change in control of Cliffs.

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR 2020
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2020 all compensation earned by the individuals who served as our nonemployee directors at any time during 2020.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
J.T. Baldwin	144,000	99,999	—	243,999
R.P. Fisher, Jr.	120,000	99,999	—	219,999
W.K. Gerber (3)	96,264	111,745	—	208,009
S.M. Green	120,000	99,999	—	219,999
M.A. Harlan	120,000	99,999	—	219,999
R.S. Michael, III (4)	105,890	111,745	—	217,635
J.L. Miller	120,000	99,999	—	219,999
J.A. Rutkowski, Jr. (5)	33,000	—	—	33,000
E.M. Rychel	120,000	99,999	—	219,999
M.D. Siegal (6)	30,000	—	—	30,000
G. Stoliar	120,000	99,999	—	219,999
D.C. Taylor	183,000	99,999	—	282,999
A.M. Yocum (7)	96,264	111,745	—	208,009
(1)The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2020 for annual retainer fees and chair retainers.
(2)The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for the nonemployee directors’ restricted share awards granted during 2020, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ prorated 2019 restricted share award of 2,412 shares to each of Messrs. Gerber and Michael and Ms. Yocum on March 13, 2020 was $4.87 per share ($11,748.63). The grant date fair value of the nonemployee directors’ restricted share award of 27,397 shares on April 22, 2020 was $3.65 per share (approximately $100,000). Messrs. Baldwin and Rychel elected to defer all of their 2020 restricted share award under the Directors' Plan. As of December 31, 2020, the aggregate number of restricted shares subject to forfeiture held by each nonemployee director was as follows: Mr. Fisher - 27,397; Mr. Gerber -29,809; Ms. Green - 27,397; Ms. Harlan - 27,397; Mr. Michael - 29,809; Ms. Miller - 27,397; Mr. Stoliar - 27,397; Mr. Taylor - 27,397; and Ms. Yocum - 29,809. As of December 31, 2020, the aggregate number of deferred share units allocated to the deferred share accounts of Messrs. Baldwin and Rychel under the Directors' Plan were 38,406.954 and 67,551.971, respectively.
(3)Mr. Gerber was elected as a director on March 13, 2020 and received a prorated 2019 restricted share award in addition to his 2020 restricted share award received on April 22, 2020.
(4)Mr. Michael was elected as a director on March 13, 2020 and received a prorated 2019 restricted share award in addition to his 2020 restricted share award received on April 22, 2020.
(5)Mr. Rutkowski resigned as a director on March 13, 2020.
(6)Mr. Siegal resigned as a director on March 13, 2020.
(7)Ms. Yocum was elected as a director on March 13, 2020 and received a prorated 2019 restricted share award in addition to her 2020 restricted share award received on April 22, 2020.

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board has nominated the following individuals to serve until the next Annual Meeting of Shareholders or until their successors shall be elected: John T. Baldwin; Robert P. Fisher, Jr.; William K. Gerber; Lourenco Goncalves; Susan M. Green; M. Ann Harlan; Ralph S. Michael, III; Janet L. Miller; Eric M. Rychel; Gabriel Stoliar; Douglas C. Taylor; and Arlene M. Yocum. All of the director nominees named herein are independent under the NYSE director independence standards, except for Mr. Goncalves. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on April 22, 2020.
Each of the director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Board. Each such nominee has further consented to serve as a member of the Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.
The nominees for election to the Board have diversified professional experience in general management, steel manufacturing and processing, mining, metallurgical engineering, operations, finance, investment banking, labor, law and other fields. There is no family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on the Board is 63, ranging from ages 47 to 67. The average years of service of the nominees currently serving on the Board is 4.8 years, ranging from one year to over 13 years of service.
In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board), in an uncontested election, any director nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting for Election of Directors” on page 8. If cumulative voting rights are in effect for the election of directors, which we currently do not anticipate to be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold.

Director Nominee Highlights (including our CEO)

Average tenure of 4.8 years	Four Women (33%)	92% Independent

Average age of Directors is 63	Highly qualified Directors with a diversity of skills and experiences that aligns with our long-term strategy

25% Ethnically Diverse		Five New Directors joined the Board in the last three years

☑	THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ON THE FOLLOWING PAGES.

2021 Proxy Statement	16

PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTOR NOMINEES (reflects roles as of February 1, 2021)

JOHN T. BALDWIN Age: 64 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Metals USA Holdings Corp. (2006 - 2013) The Genlyte Group Incorporated (2003 - 2008)
Specific qualifications, experience, skills and expertise:
▪Former Audit Committee Chairman of Metals USA Holdings Corp.
▪Retired Chief Financial Officer with over twenty-five years of increasing financial responsibility
▪Broad experience structuring and negotiating complicated financial M&A transactions

Former Director and Chairman of the Audit Committee of Metals USA Holdings Corp., a provider of a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets, from January 2006 to April 2013; Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation, 2003 to 2005. Mr. Baldwin holds a Bachelor of Science degree from the University of Houston and J.D. from the University of Texas School of Law.

ROBERT P. FISHER, JR. Age: 66 Director since 2014 Other Current Public Directorships: None Former Public Directorships: CML Healthcare, Inc. (2010 - 2013)
Specific qualifications, experience, skills and expertise:
▪Vast experience in the investment and finance industries, which included advising the boards of numerous public companies
▪Served on the Audit Committee, the Nominating and Corporate Governance Committee and as chair of the Human Resources Committee of CML Healthcare, Inc.

President and Chief Executive Officer of George F. Fisher, Inc., a private investment company that manages a portfolio of public and private investments, since 2002. Mr. Fisher served in various positions with Goldman, Sachs & Co., a global investment banking firm, from 1982 until 2001, eventually serving as Managing Director and head of its Canadian Corporate Finance and Canadian Investment Banking units for eight years and then as head of Goldman Sachs Investment Banking Mining Group. During Mr. Fisher's tenure at Goldman, Sachs & Co., he worked extensively with many of the leading North American metals and mining companies, and also served as the head of Goldman's Investment Banking Mining Group. Mr. Fisher holds a Bachelor of Arts degree from Dartmouth College and a Master of Arts degree in Law and Diplomacy from Tufts University.

WILLIAM K. GERBER
Age: 67
Director since 2020
Current Public Directorships:
Wolverine World Wide, Inc. (since 2008)
Former Public Directorships:
AK Steel Holding Corporation (2007 - 2020)
Kaydon Corporation (2007 - 2013)

Specific qualifications, experience, skills and expertise:
▪Broad and keen understanding of complex financial and accounting matters
▪Former Chair of the Audit Committee of AK Steel Holding Corporation and current member of the Audit Committee of Wolverine World Wide, Inc.

Managing Director of Cabrillo Point Capital LLC, a private investment fund since 2007. Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a global staffing solutions company, from 1998 to 2007; Vice President-Finance from 1993 to 1998 and Vice President-Corporate Controller from 1987 to 1993 of L Brands Inc. (f/k/a The Limited Brands Inc.). Mr. Gerber received his Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Harvard Graduate School of Business Administration.

2021 Proxy Statement	17

PROPOSAL 1 ELECTION OF DIRECTORS

LOURENCO GONCALVES
Age: 63
Director since 2014
Other Current Directorships:
American Iron and Steel Institute (since 2014)
Former Public Directorships:
Ascometal SAS (2011 - 2014)
Metals USA Holdings Corp. (2006 - 2013)
Metals USA Inc. (2003 - 2006)
Specific qualifications, experience, skills and expertise: ▪More than 40 years of experience in the metals and mining industries ▪Extensive board experience, in the United States and abroad
Chairman of the Board, President and Chief Executive Officer of the Company since August 2014; Chairman, President and Chief Executive Officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals from May 2006 through April 2013; President, Chief Executive Officer and a director of Metals USA Inc. from February 2003 through April 2006. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003. Mr. Goncalves earned a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil and a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil. Mr. Goncalves was most recently recognized as a Distinguished Member and Fellow by the Association for Iron & Steel Technology.

SUSAN M. GREEN Age: 61 Director since 2007 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Experienced law and policy advocate in the public and private sectors
▪Served as both a labor organizer and as an attorney representing employees, labor unions and employee benefit plans
▪Brings her diverse experiences as a labor attorney and an alternative point of view to the Board

Former Deputy General Counsel, U.S. Congress Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, from November 2007 through September 2013. Prior to that position, Ms. Green held several appointments in the U.S. Department of Labor during the Administration of President Bill Clinton (1999-2001), and served as Chief Labor Counsel for then-Senator Edward M. Kennedy (1996-1999). Ms. Green was originally proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement. Ms. Green received her J.D. from Yale Law School and an A.B. from Harvard College.

M. ANN HARLAN Age: 61 Director since 2019 Other Current Public Directorships: The Gorman-Rupp Company (since 2009) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Extensive business and legal experience across a variety of industries
▪Independent board member on both public and private company boards as well as nonprofit organizations
▪Current Lead Director, past chair of the Compensation Committee and the Nominating and Governance Committee, and past member of the Audit Committee, in each case, of The Gorman-Rupp Company, a publicly-traded manufacturing company

Former Vice President, General Counsel and Corporate Secretary of The J.M. Smucker Company, from January 1998 to January 2011, a Fortune 500 company listed on the NYSE that manufactures and markets over 40 food and pet food brands with more than 30 manufacturing locations. Ms. Harlan was a member of the Smucker executive management team responsible for setting and implementing corporate strategy and has broad experience with corporate governance issues and requirements of the NYSE, the SEC and the Sarbanes-Oxley Act of 2002. Ms. Harlan holds a Bachelor of Arts degree in Government from Skidmore College and a J.D. from Case Western Reserve University School of Law. She has also completed an Executive Education Program at Harvard Business School.

2021 Proxy Statement	18

PROPOSAL 1 ELECTION OF DIRECTORS

RALPH S. MICHAEL, III
Age: 66
Director since 2020
Other Current Public Directorships:
Arlington Asset Investment Corporation (since 2006)
Former Public Directorships:
AK Steel Holding Corporation (2007 - 2020)
Key Energy Services Inc. (2003 - 2016)
FBR & Co. (2006 - 2013)

Specific qualifications, experience, skills and expertise:
▪Provides valuable insights on a variety of board oversight matters, including complex banking and financial issues
▪Experience and knowledge from service on other public company boards, including capital markets and finance matters as a former director for FBR & Co. and energy-related issues as a former member of the board and former Lead Director of Key Energy Services, Inc.

Chairman, Fifth Third Bank, Greater Cincinnati Region, since 2018. Executive Vice President of Fifth Third Bank since 2010. President and Chief Operating Officer of the Ohio Casualty Insurance Company from 2005 until its sale in 2007; Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and Executive Vice President and Manager of Private Asset Management for U.S. Bank, from 2004 to 2005; President of U.S. Bank Oregon from 2003 to 2005; Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing, from 2001 to 2002; Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001. Mr. Michael received his Bachelor of Arts degree in economics from Stanford University and his Master of Business Administration degree from the University of California at Los Angeles (UCLA) Graduate School of Management.

JANET L. MILLER Age: 67 Director since 2019 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Extensive advisory experience on governance, internal audit, legal and enterprise risk management
▪Active leader on numerous civic and nonprofit boards, including work on several governance, finance and executive committees

Former Chief Legal Officer and Corporate Secretary of University Hospitals, from 2001 to 2019, a nationally ranked health care system headquartered in Cleveland, Ohio, with annual revenues in excess of $4 billion. As Chief Legal Officer and Corporate Secretary, Ms. Miller was a trusted advisor to the University Hospitals parent organization, as well as its many subsidiaries, on governance, internal audit, legal and enterprise risk matters. She has served on several hospital boards and on the board of Western Reserve Assurance Co., Ltd., SPA, a captive insurer. Prior to joining University Hospitals in 2001, Ms. Miller was a partner in the Cleveland office of Jones Day and also served as the Cleveland Office Administrative Partner for Financial Matters. Ms. Miller received her undergraduate degree in business administration with a focus in accounting from the University of Michigan and a J.D. degree from the University of Notre Dame.

ERIC M. RYCHEL Age: 47 Director since 2016 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪As Aleris' Chief Financial Officer from 2014-2020, Mr. Rychel led all of Aleris' capital structure and key initiatives in finance. He provided leadership for the global finance, investor relations and IT functions, and also chaired Aleris' risk and benefits committees.

Former Executive Vice President, Chief Financial Officer and Treasurer of Aleris Corporation from 2014-2020, a global leader in the manufacture and sale of aluminum rolled products; Senior Vice President and Chief Financial Officer of Aleris Corporation from April 2014 - December 2014; Vice President and Treasurer of Aleris Corporation from 2012 - 2014; Managing Director, Industrials Group at Barclays Capital, Inc. from 2010 - 2012. Mr. Rychel received his Bachelor of Science in Economics degree from Wharton School of the University of Pennsylvania.

2021 Proxy Statement	19

PROPOSAL 1 ELECTION OF DIRECTORS

GABRIEL STOLIAR Age: 66 Director since 2014 Other Current Public Directorships: Tupy S.A. (since 2009) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ▪Vast experience in and relating to the metals and mining industries ▪Extensive experience serving on various boards of directors
Partner of Studio Investimentos, an asset management firm focused on Brazilian equities, since 2009; member of the board of directors of Tupy S.A., a foundry and casting company, since 2009; board of directors of LogZ Logistica Brasil S.A., a ports logistic company, from 2011 to 2018; Chief Financial Officer and Head of Investor Relations and subsequently as Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 to 2008. Mr. Stoliar holds a Bachelor of Science in Production Engineering from the Universidade Federal do Rio de Janeiro, a post graduate degree in Production Engineering with focus in Industrial Projects and Transportation from the Universidade Federal do Rio de Janeiro and an Executive MBA from PDG-SDE/RJ.

DOUGLAS C. TAYLOR Age: 56 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Sapphire Industrials Corp. (2008 - 2010)	Specific qualifications, experience, skills and expertise: ▪Extensive financial and strategic advisory investment experience, including advising public companies
Lead Director of the Board since August 2014. Former Managing Partner of Casablanca Capital LP, a hedge fund, from 2010-2016; Managing Director at Lazard Freres, a leading financial advisory and asset management firm, from 2002 to 2010; Chief Financial Officer and director at Sapphire Industrials Corp., from 2008 to 2010. Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs.

ARLENE M. YOCUM
Age: 63
Director since 2020
Current Public Directorships:
Hamilton Lane Alliance Holdings I, Inc. (since 2020)
Former Public Directorships:
AK Steel Holding Corporation (2017 - 2020)
Key Energy Services, Inc. (2007 - 2016)

Specific qualifications, experience, skills and expertise:
▪Possesses extensive business and management experience, drawing from Ms. Yocum's distinguished career in the financial services industry and from her prior service on other public company boards
▪Chair of the Audit Committee of Hamilton Lane Alliance Holdings I, Inc.; former member of the Audit Committee of AK Steel Holding Corporation; and former chair of the Audit Committee of Key Energy Services, Inc.

Former Executive Vice President and Managing Executive of Client Service, PNC Bank Asset Management, from 2003 to 2016. Executive Vice President of the Institutional Investment Group, PNC Asset Management from 1998 to 2003; Director, PNC Private Bank from 1995 to 1998. Since August 2019, Ms. Yocum serves on the board of Glenmede Trust Company, NA, where she is a member of the Audit and Relationship Oversight Committees. Ms. Yocum received her Bachelor of Arts degree in Economics and Political Science from Dickinson College and her Juris Doctor degree from Villanova School of Law.

2021 Proxy Statement	20

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of our common shares that, as of March 1, 2021 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each of the directors named in this proxy statement, our CEO, CFO and the other NEOs as identified in the 2020 Summary Compensation Table below, individually, and collectively by each of our current directors and executive officers as a group, and by any person or “group” (as the term is used in the Securities Exchange Act of 1934 (the "Exchange Act")) known to us as of that date to be a “beneficial owner” of more than five percent or more of our outstanding common shares. None of our common shares owned by our directors or executive officers are pledged as security.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP" (1)
	BENEFICIAL OWNERSHIP (2)	INVESTMENT POWER		VOTING POWER		PERCENT OF CLASS (3)
		SOLE	SHARED	SOLE	SHARED
Directors
John T. Baldwin	133,727	133,727	—	133,727	—	—
Robert P. Fisher, Jr.	166,432	166,432	—	166,432	—	—
William K. Gerber	116,335	116,335	—	116,335	—	—
Susan M. Green	102,543	102,543	—	102,543	—	—
M. Ann Harlan	64,662	64,662	—	64,662	—	—
Ralph S. Michael, III	130,597	130,597	—	130,597	—	—
Janet L. Miller	62,198	62,198	—	62,198	—	—
Eric M. Rychel	28,830	28,830	—	28,830	—	—
Gabriel Stoliar	217,859	217,859	—	217,859	—	—
Douglas C. Taylor	191,840	191,840	—	191,840	—	—
Arlene M. Yocum	70,144	70,144	—	70,144	—	—
Named Executive Officers
Lourenco Goncalves	3,968,275	3,968,275	—	3,968,275	—	—
Keith A. Koci	98,000	98,000	—	98,000	—	—
Clifford T. Smith	359,785	359,785	—	359,785	—	—
Terry G. Fedor	333,983	333,983	—	306,553	—	—
Maurice D. Harapiak	312,639	312,639	—	287,255	—	—
All Current Directors and Executive Officers as a group (19 Persons)	6,710,282	6,710,282	—	6,657,469	—	1.35
Other Persons
BlackRock Inc. (4) 55 East 52nd Street New York, NY 10055	60,856,942	60,856,942	—	59,935,668	—	12.20
The Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19355	40,754,661	40,040,010	714,651	—	394,989	8.17
ArcelorMittal (6) 24-26, Boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg ArcelorMittal North America Holdings LLC 1 South Dearborn Street, 13th Floor Chicago, IL 60603	38,186,671	38,186,671	—	38,186,671	—	7.65
(1)Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors and executive officers and filings made with the SEC or furnished to us by any shareholder.
(2)Amounts reported in this column include shares subject to options that are currently exercisable or exercisable within 60 days of March 1, 2021, as follows: 437,136 shares for Mr. Goncalves; 27,430 shares for Mr. Smith; 27,430 shares for Mr. Fedor; 25,384 shares for Mr. Harapiak; and 24,154 shares for all other Executive Officers as a group.
(3)Less than one percent, except as otherwise indicated.
(4)BlackRock Inc. reported its ownership on Amendment No. 5 to Schedule 13G filed with the SEC on January 26, 2021.
(5)The Vanguard Group, Inc. reported its ownership on Amendment No. 10 to Schedule 13G filed with the SEC on February 10, 2021.
(6)ArcelorMittal reported its ownership on Schedule 13G filed with the SEC on February 25, 2021.

2021 Proxy Statement	21

PROPOSAL 2	APPROVAL OF AN AMENDMENT TO OUR FOURTH AMENDED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

Our Board has unanimously approved and recommended that our shareholders approve and adopt an amendment to our Articles of Incorporation to increase the number of authorized common shares from 600,000,000 to 1,200,000,000, which will result in an increase in the total number of authorized shares from 607,000,000 to 1,207,000,000. Currently, we have 600,000,000 authorized common shares. As of March 1, 2021, our Record Date, there were XXXXXX common shares issued and outstanding and XXXX common shares held as treasury shares. As of the Record Date, we also had XXXXXXX common shares reserved for future issuance under our equity-based compensation plans.
Our Board believes that the proposed increase in authorized common shares is desirable to enhance our flexibility in taking possible future actions, such as financings, corporate mergers, acquisitions, stock splits, stock dividends, equity compensation awards or other general corporate purposes. The proposed amendment will enable us to act expediently to accomplish these objectives in a timely manner. Our Board determines whether, when and on what terms to issue authorized common shares, without further shareholder approval except as may be required by law, regulation or the rules of any national securities exchange on which the common shares are then traded.
The full text of the first paragraph of Article Fourth of our Articles of Incorporation (prior to Division A thereof), as it is proposed to be amended, is set forth below:

FOURTH: The maximum number of shares the Corporation is authorized to have outstanding is One Billion Two Hundred Seven Million (1,207,000,000) shares, consisting of the following:
(a) Three Million (3,000,000) shares of Serial Preferred Stock, Class A, without par value ("Class A Preferred Stock");
(b) Four Million (4,000,000) shares of Serial Preferred Stock, Class B, without par value ("Class B Preferred Stock"); and
(c) One Billion Two Hundred Million (1,200,000,000) Common Shares, par value $0.125 per share ("Common Shares").

The additional common shares to be authorized will have rights identical to our currently outstanding common shares.
Our Articles of Incorporation provide that shareholders do not have preemptive rights to purchase or to have offered to them for purchase additional securities that we may issue from time to time. If we issue additional common shares or other securities convertible into common shares in the future, it could dilute the voting rights, equity, earnings per share and book value per share attributable to present shareholders. The increase in authorized common shares could also discourage or hinder efforts by other parties to obtain control of us, thereby having an anti-takeover effect. The increase in authorized common shares is not proposed in response to any known attempt to acquire control of us.
The approval of Proposal 2 requires the affirmative vote of the holders of a majority of our outstanding common shares.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 600,000,000 TO 1,200,000,000.

2021 Proxy Statement	22

PROPOSAL 3	APPROVAL OF THE CLEVELAND-CLIFFS INC. 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

On February 23, 2021, upon the recommendation of the Governance Committee, the Board unanimously approved and adopted, subject to the approval of our shareholders at the 2021 Annual Meeting, an amendment and restatement of our Amended and Restated 2014 Nonemployee Directors’ Compensation Plan (which we refer to as the “Current Directors Plan”) in the form of the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan (the “2021 Directors Plan”).
Cliffs’ shareholders previously approved the Current Directors Plan in 2016. You are being asked to approve the 2021 Directors Plan as an amendment and restatement of the Current Directors Plan. Shareholder approval of the 2021 Directors Plan would make available for issuance as awards under the 2021 Directors Plan an additional 750,000 Common Shares, par value $0.125 per share, of Cliffs (“Common Shares”), as described below and in the 2021 Directors Plan, with such amount subject to adjustment, including under the share counting rules.
The Board recommends that you vote to approve the 2021 Directors Plan. If the 2021 Directors Plan is approved by Cliffs shareholders at the 2021 Annual Meeting, it will be effective as of the day of the 2021 Annual Meeting, and future grants will be made on or after such date under the 2021 Directors Plan. If the 2021 Directors Plan is not approved by Cliffs shareholders, then it will not become effective, no awards will be granted under the 2021 Directors Plan, and the Current Directors Plan will continue in accordance with its terms as previously approved by Cliffs shareholders.
The actual text of the 2021 Directors Plan is attached to this proxy statement as Annex A. The following description of the 2021 Directors Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.
Why We Recommend That You Vote for Proposal 3
The 2021 Directors Plan authorizes the Governance Committee to continue to provide equity-based compensation in the form of restricted shares, restricted stock units, deferred shares, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, Common Shares or factors that may influence the value of Common Shares. The purpose of the 2021 Directors Plan is to allow for payment to the Cliffs’ nonemployee directors of all or a portion of the compensation earned by them for services as directors in Common Shares or other Common Share-based awards. These Common Share or other Common Share-based payments are intended to further align the interests of such directors with Cliffs’ shareholders and thereby promote our long-term success and growth. In addition, the 2021 Directors Plan is intended to provide directors with opportunities to defer receipt of any or all of such compensation.
We believe our future success depends in part on our ability to attract, motivate and retain highly qualified nonemployee directors. The ability to continue to provide equity-based awards under the 2021 Directors Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain nonemployee directors.
We also believe that equity compensation motivates nonemployee directors to appropriately focus on actions that enhance shareholder value because they will share in that value enhancement through improved share price performance. Our equity compensation also effectively retains our nonemployee directors and promotes a focus on sustained enhancement of shareholder value because our equity compensation awards can be subject to vesting.
As of March 1, 2021, only 74,796 Common Shares remained available for issuance under the Current Directors Plan. If the 2021 Directors Plan is not approved, we may be compelled to significantly increase the cash component of our nonemployee director compensation, which may not necessarily align nonemployee director interests with the investment interests of our shareholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from potentially more impactful uses.
The following includes aggregated information regarding our view of the overhang and dilution associated with the Current Directors Plan and the 2021 Directors Plan, and the potential overhang or dilution that would result if the 2021 Directors Plan is approved. Please note that Cliffs is also seeking approval of additional new shares under the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan, as described further in Proposal 4, and you may want to take the information set forth in Proposal 4 into consideration when evaluating this Proposal 3 to fully determine the consequences of both proposed share increases. The information below is as of March 1, 2021 (as of that date, there were approximately ###,###,### Common Shares outstanding):

2021 Proxy Statement	23

PROPOSAL 3 APPROVE 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
Under the Current Directors Plan:
•Total Common Shares subject to outstanding awards: ########## Common Shares (#####% of our outstanding Common Shares);
•Total Common Shares available for future awards under the Current Directors Plan: 74,796 shares (#####% of our outstanding Common Shares); and
•The total number of Common Shares subject to outstanding awards under the Current Directors Plan (########## shares), plus the total number of Common Shares available for future awards under the Current Directors Plan (74,796 shares), represents a current overhang or dilution to our shareholders of approximately #####%.
Under the 2021 Directors Plan:
•Proposed new Common Shares available for future issuance under the 2021 Directors Plan: 750,000 Common Shares (#####% of our outstanding Common Shares - this percentage reflects the simple dilution of our shareholders that would occur if the 2021 Directors Plan is approved); and
•The total Common Shares subject to outstanding awards as of March 1, 2021 (########## shares), plus the total Common Shares available for future awards under the Current Directors Plan as of that date (74,796 shares), plus the proposed additional Common Shares available for future issuance under the 2021 Directors Plan (750,000 shares), represent a total fully-diluted overhang of ########## shares (#####%) under the 2021 Directors Plan.
Based on the closing price on the NYSE for our Common Shares on March 1, 2021 of $##### per share, the aggregate market value as of March 1, 2021 of the 750,000 shares requested for issuance under the 2021 Directors Plan was $##########. In 2018, we granted awards under the Current Directors Plan covering ########## shares. In 2019, we granted awards under the Current Directors Plan covering ########## shares. In 2020, we granted awards under the Current Directors Plan covering ########## shares. Based on our basic weighted average Common Shares outstanding for those three years of ##########, ########## and ##########, respectively, for the three-year period 2018-2020, our average burn rate, not taking into account forfeitures, under the Current Directors Plan was #####% (our individual years’ burn rates were #####% for 2018, #####% for 2019 and #####% for 2020).
In determining the number of shares to request for approval under the 2021 Directors Plan, our management team worked with the Governance Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2021 Directors Plan.
If the 2021 Directors Plan is approved, we intend to utilize the shares authorized under the 2021 Directors Plan to continue our practice of incentivizing nonemployee directors through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the 2021 Directors Plan will last for about ##### years, based on our historical grant rates and the approximate current stock price, but could last for a different period of time if actual practice does not match historical rates or our stock price changes materially. As noted in “2021 Directors Plan Highlights” and elsewhere below, our Governance Committee and Board would retain full discretion under the 2021 Directors Plan to determine the number and amount of awards to be granted under the 2021 Directors Plan, subject to the terms of the 2021 Directors Plan, and future benefits that may be received by participants under the 2021 Directors Plan are not determinable at this time.
We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of shareholder interests.
In evaluating this Proposal 3, shareholders should consider all of the information in this Proposal 3.
Material Changes to the Current Directors Plan Made by the 2021 Directors Plan
In general, in terms of material changes from the Current Directors Plan, the 2021 Directors Plan:
•increases the number of Common Shares available for awards by 750,000 Common Shares;
•refines the one-year minimum vesting requirements to provide for customary exceptions (including for continued vesting or accelerated vesting action by the Governance Committee);
•clarifies for certain awards that dividends and dividend equivalents on such awards are subject to the earning or vesting of such underlying awards;
•extends the plan term for 10 years following Cliffs shareholders’ approval of the 2021 Directors Plan; and
•provides for Common Shares or awards to be granted under the 2021 Directors Plan in substitution for or conversion of, or in connection with an assumption of, certain target awards or target share pools in corporate acquisition or merger transaction

2021 Proxy Statement	24

PROPOSAL 3 APPROVE 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
situations, but for such Common Shares not to count against (or be added to) the aggregate share limit under the 2021 Directors Plan.
The 2021 Directors Plan also includes various other non-substantive and conforming changes to the Current Directors Plan.
2021 Directors Plan Highlights
Administration. The 2021 Directors Plan will be administered by the Governance Committee, but at the discretion of the Board, the 2021 Directors Plan may be administered by the Board, including regarding the Governance Committee’s responsibilities under the 2021 Directors Plan. The Governance Committee may delegate its authority under the 2021 Directors Plan to a subcommittee.
Reasonable 2021 Directors Plan Limits. Subject to adjustment as described in the 2021 Directors Plan, total awards under the 2021 Directors Plan are limited to 1,800,000 Common Shares (consisting of 300,000 Common Shares originally approved in 2014 under the 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares originally approved in 2016 under the Amended and Restated 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares to be approved in 2021), plus any Common Shares recycled into the 2021 Directors Plan as described below. These Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
The 2021 Directors Plan also provides that no nonemployee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.
Limited Share Recycling Provisions. Except with respect to certain assumed, converted or substituted awards as described in the 2021 Directors Plan, if any award granted under the 2021 Directors Plan (or the predecessor 2014 Nonemployee Directors’ Compensation Plan, including as amended and restated), in whole or in part, is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available for awards under the 2021 Directors Plan. If a participant elects to give up the right to receive compensation in exchange for Common Shares under the 2021 Directors Plan based on fair market value, such Common Shares will not count against the aggregate share limit under the 2021 Directors Plan.
Minimum Vesting Requirements. Awards granted under the 2021 Directors Plan will vest no earlier than the first anniversary of the applicable grant date, except that the following awards will not be subject to such minimum vesting requirement: (1) awards granted in connection with certain awards that are assumed, converted or substituted in connection with a corporate acquisition or merger transaction as described in the 2021 Directors Plan; (2) cash or Common Shares delivered in lieu of fully vested cash obligations; (3) awards to nonemployee directors that vest on the earlier of the one-year anniversary of the applicable grant date and the next annual meeting of Cliffs shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting of Cliffs shareholders; and (4) any additional awards the Governance Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2021 Directors Plan (subject to adjustment as described in the 2021 Directors Plan). This minimum vesting requirement does not preclude the Governance Committee, in its sole discretion, from providing for continued vesting or accelerated vesting for any award under the 2021 Directors Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change in control, or exercising its discretionary vesting authority (as described in the 2021 Directors Plan) at any time following the grant of an award.
Change in Control Definition. The 2021 Directors Plan includes a definition of “change in control.” Generally, unless otherwise prescribed by the Governance Committee in an evidence of award, a change in control will be deemed to have occurred if:
•a person or group (excluding certain acquisitions directly from Cliffs, any acquisition by Cliffs, any acquisition by any employee benefit plan or related trust sponsored by Cliffs or an affiliate, or certain acquisitions that do not result in a significant change in ownership or leadership of Cliffs, as further described in the 2021 Directors Plan) becomes the beneficial owner of 35% or more of either our then-outstanding Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors;
•individuals who as of the effective date of the 2021 Directors Plan constituted the entire Cliffs Board cease to constitute at least a majority of the Cliffs Board, unless their replacements are approved as described in the 2021 Directors Plan;
•we consummate a reorganization, merger, statutory share exchange, consolidation or similar transaction, or a sale or other disposition of all or substantially all of our assets, or the acquisition of the assets or securities of another corporation, unless the transaction does not result in a significant change in the ownership or leadership of Cliffs, as further described in the 2021 Directors Plan; or
•our shareholders approve a complete liquidation or dissolution of Cliffs.

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PROPOSAL 3 APPROVE 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
Summary of Other Material Terms of the 2021 Directors Plan
Shares Available Under the 2021 Directors Plan. Subject to adjustment as provided in the 2021 Directors Plan, the number of Common Shares available for awards of:
•restricted shares;
•restricted stock units;
•other awards as provided in the 2021 Directors Plan;
•deferred shares; or
•dividend equivalents paid regarding awards granted under the 2021 Directors Plan;
will not exceed in the aggregate 1,800,000 Common Shares (consisting of 300,000 Common Shares originally approved in 2014 under the 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares originally approved in 2016 under the Amended and Restated 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares to be approved in 2021), plus any Common Shares recycled into the 2021 Directors Plan as described below. These Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
Eligibility. Our nonemployee directors (11 persons as of March 1, 2021) may be granted awards under and participate in the 2021 Directors Plan. The basis for participation in the 2021 Directors Plan by eligible persons is the selection of such persons for participation by the Governance Committee or the Board (or their proper delegate) in their discretion.
Restricted Shares. A grant of restricted shares involves the immediate transfer by us to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares (subject in particular to the 2021 Directors Plan’s terms regarding deferred dividends), but subject to a substantial risk of forfeiture and restrictions on transfer as described in the 2021 Directors Plan. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than fair market value at the date of grant, as the Governance Committee may determine.
Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, or the Code, for a period determined by the Governance Committee subject to the minimum vesting requirements of the 2021 Directors Plan. Each such grant or sale of restricted shares will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted shares will be prohibited or restricted in the manner and to the extent prescribed by the Governance Committee on the date of grant. Restricted shares may provide for continued vesting or the earlier vesting of such restricted shares, including in the event of the termination of service (as described in the 2021 Directors Plan), death or disability of a participant or in the event of a change in control of Cliffs.
Grants of restricted shares will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2021 Directors Plan, as the Governance Committee may approve. For purposes of the 2021 Directors Plan, an “evidence of award” is an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Governance Committee that sets forth the terms and conditions of an award granted under the 2021 Directors Plan. An evidence of award may be in an electronic medium, may be limited to a notation on the books and records of Cliffs and, unless otherwise determined by the Governance Committee, need not be signed by a representative of Cliffs or the participant. Any grant or sale of restricted shares will require that any and all dividends or other distributions paid with respect to the restricted shares during the period of restriction will be deferred until, and paid contingent upon, the vesting of the restricted shares.
Restricted Stock Units (“RSUs”). A grant of RSUs constitutes an agreement by us to deliver Common Shares, cash or a combination of Common Shares and cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Governance Committee may specify. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, no rights of ownership in the Common Shares deliverable upon payment of the RSUs, and no right to vote such shares. The Governance Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs, in which case such dividend equivalents or other distributions on the Common Shares underlying the RSUs will be deferred until, and paid contingent upon, the vesting of the RSUs.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of a termination of service, death or disability of a participant, or a change in control of Cliffs.
RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2021 Directors Plan, as the Governance Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of Common Shares on the date of grant. Each grant or sale of

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PROPOSAL 3 APPROVE 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in Common Shares or cash, or a combination of the two.
Other Awards. The Governance Committee may, subject to limitations under applicable law, authorize the grant to any participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation:
•convertible or exchangeable debt securities;
•other rights convertible or exchangeable into Common Shares;
•purchase rights for shares;
•awards with value and payment contingent upon any other factors designated by the Governance Committee; and
•awards valued by reference to the book value of Common Shares or other Cliffs securities.
The Governance Committee will determine the terms and conditions of the other awards. Shares delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares, other awards, notes or other property, as the Governance Committee will determine. Cash awards, as an element of or supplement to any other award granted under the 2021 Directors Plan, may also be granted.
The Governance Committee may authorize the grant of Common Shares or other awards in lieu of obligations of Cliffs or any of its subsidiaries to pay cash or deliver other property under the 2021 Directors Plan or under other plans or compensatory arrangements, subject to terms as determined by the Governance Committee in compliance with Section 409A of the Code. Any grant of an other award may provide for the vesting of, or earlier elimination of restrictions applicable to, such award in certain circumstances, including in the event of the termination of Service, death, or disability of the participant, or a change in control of Cliffs. If provided for by the Governance Committee, dividend equivalents or other distributions on Common Shares underlying other awards will be deferred until, and paid contingent upon, the earning and vesting of such other awards.
Deferral Benefits. A participant may elect to defer all or a portion of his or her awards (subject to certain restrictions) by filing a deferral commitment (as described in the 2021 Directors Plan) with the Governance Committee. By filing such a commitment, the applicable award under the 2021 Directors Plan will be automatically converted into a number of deferred shares equal to the number of shares subject to the award that the participant has elected to defer, and will be credited to his or her deferred share account (as described in the 2021 Directors Plan) as of the date on which the award is granted. Until such shares are issued to the participant, he or she will have no voting, dividend, or other ownership rights. Each deferred share account will be credited on each calendar quarter with additional deferred shares equal in value to the amount of any cash dividends paid by us during such quarter on a corresponding number of Common Shares, calculated in accordance with the 2021 Directors Plan.
A participant will vest in the deferred shares credited to his or her deferred share account, and in any dividends credited under such account that are attributable to those deferred shares, in accordance with the vesting schedule and terms and conditions set forth in the evidence of award documenting the grant of the applicable award that was deferred.
A participant (or in the event of the participant’s death, his or her beneficiary), will be entitled to receive the deferred shares credited to the participant’s deferred share account that are vested on the “settlement date” provided under the 2021 Directors Plan (generally, the earliest of the participant’s termination of service, the participant’s death or a qualifying change in control of Cliffs) in a lump sum. However, a participant may elect (at the time the applicable award is initially deferred) to receive such deferred shares in up to three installments in the event that settlement is triggered by termination of service. Any deferred shares that are not vested on the settlement date will be forfeited and the participant will cease to have any rights to such forfeited amount.
At the discretion of the Governance Committee, a participant’s vested deferred shares may be paid in cash in lieu of shares.
Administration. The interpretation and construction by the Governance Committee of any provision of the 2021 Directors Plan or of any agreement, notification or document evidencing the awards and any determination by the Governance Committee will be final and conclusive. In addition, the Governance Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the 2021 Directors Plan, and no authorization in any provision of the 2021 Directors Plan is intended or may be deemed to constitute a limitation on the authority of the Governance Committee.
To the extent permitted by law, the Governance Committee may delegate to one or more of its members or to one or more of our officers or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Governance Committee, the subcommittee, or any person to whom duties or powers have been delegated, may employ advisers to render advice with respect to any responsibility the Governance Committee, the subcommittee or such person may have under the 2021 Directors Plan.

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PROPOSAL 3 APPROVE 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
Amendments. The Board may at any time and from time to time amend the 2021 Directors Plan in whole or in part. However, if an amendment to the 2021 Directors Plan, for purposes of applicable stock exchange rules (and except as permitted as an adjustment under the 2021 Directors Plan):
•would materially increase the benefits accruing to participants under the 2021 Directors Plan,
•would materially increase the number of securities that may be issued under the 2021 Directors Plan,
•would materially modify the requirements for participation in the 2021 Directors Plan, or
•must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the NYSE (or our applicable securities exchange), as determined by the Board, then such amendment will be subject to shareholder approval and will not be effective until such approval has been obtained.
If permitted by Section 409A of the Code, but subject to the terms as described below, including in the case of termination of service as director (as described in the 2021 Directors Plan), or in the case of unforeseeable emergency or other circumstances or in the event of a change in control of Cliffs, if a participant holds:
•any restricted shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,
•any RSUs as to which the applicable restriction period has not been completed,
•any other awards subject to any vesting schedule or transfer restriction, or
•shares subject to any transfer restriction imposed by the 2021 Directors Plan, the Governance Committee may, in its sole discretion (subject to certain exceptions), provide for continued vesting or accelerate the time at which:
•such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,
•such restriction period will end,
•such other award will be deemed to have been earned, or
•such transfer restriction will terminate.
The Governance Committee may also waive any other limitation or requirement under any such award.
The Governance Committee may amend the terms of any awards granted under the 2021 Directors Plan prospectively or retroactively. Except in connection with certain corporate transactions described in the 2021 Directors Plan, no amendment will materially impair the rights of any participant without his or her consent.
The Board may, in its discretion, terminate the 2021 Directors Plan at any time. Termination of the 2021 Directors Plan will not affect the rights of participants or their successors under any awards outstanding under the 2021 Directors Plan and not exercised in full on the date of termination.
Transferability. Except as otherwise determined by the Governance Committee, and subject to compliance with Section 409A of the Code, no restricted shares, RSUs or other awards granted under the 2021 Directors Plan, or dividend equivalents paid with respect to awards made under the 2021 Directors Plan, or deferred shares will be transferable by the participant except by will or the laws of descent and distribution. In no event shall any such award granted under the 2021 Directors Plan be transferred for value.
The Governance Committee may provide at the date of grant additional restrictions on transfer for shares issued under certain awards under the 2021 Directors Plan.
Adjustments. The Governance Committee shall make or provide for such adjustments in the number of Common Shares covered by outstanding restricted shares and RSUs granted under the 2021 Directors Plan and, if applicable, in the number of shares covered by other awards, the number of deferred shares, and in the kind of stock covered by such awards as the Governance Committee, in its sole discretion, determines in good faith is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from:
•any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Cliffs;
•any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or
•any other corporate transaction or event having an effect similar to these events or transactions.

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Such adjustment shall be conclusive and binding for all purposes with respect to the 2021 Directors Plan. Moreover, in the event of any such transaction or event or in the event of a change in control of Cliffs, the Governance Committee, in its discretion, may provide in substitution for any or all outstanding awards granted under the 2021 Directors Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require the surrender of all such awards so replaced in a manner that complies with Section 409A of the Code.
The Governance Committee shall also make or provide for such adjustments in the total number of shares available under the 2021 Directors Plan as the Governance Committee, in its sole discretion, determines in good faith is appropriate to reflect any transaction or event described above.
Effective Date and Termination. The 2014 Nonemployee Directors’ Compensation Plan was effective on July 29, 2014, and the Amended and Restated 2014 Nonemployee Directors’ Compensation Plan was effective on April 27, 2016. The 2021 Directors Plan will be effective as of the date the 2021 Directors Plan is approved by our shareholders. Outstanding awards granted under the Current Directors Plan will continue unaffected following the effective date of the 2021 Directors Plan.
No grant will be made under the 2021 Directors Plan on or after the tenth anniversary of the effective date of the 2021 Directors Plan and occurring in 2031, but all grants made prior to such date will continue in effect thereafter subject to the terms of the applicable evidence of award and the terms of the Current Directors Plan or the 2021 Directors Plan, as applicable.
Fractional Shares. We will not be required to issue any fractional shares under the 2021 Directors Plan. The Governance Committee can either eliminate fractional shares for no payment or settle fractional shares in cash.
Other Items. Applicable taxes will be withheld from any distribution or payment under the 2021 Directors Plan if believed to be required by law. Additionally, shares available under certain plans that Cliffs or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2021 Directors Plan, under circumstances further described in the 2021 Directors Plan, but will not count against the aggregate share limit described above.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2021 Directors Plan, because the grant and actual settlement of awards under the 2021 Directors Plan are subject to the discretion of the plan administrator. However, Cliffs currently anticipates that the nonemployee directors’ annual restricted shares or deferred shares awards will be granted under the 2021 Directors Plan shortly after the 2021 Annual Meeting if the 2021 Directors Plan is approved by Cliffs shareholders. The following table provides information about these anticipated grants:

CLEVELAND-CLIFFS INC. 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
NAME AND POSITION	DOLLAR VALUE ($)
Lourenco Goncalves, Chairman, President and Chief Executive Officer	N/A
Keith A. Koci, Executive Vice President, Chief Financial Officer	N/A
Clifford T. Smith, Executive Vice President, Chief Operating Officer	N/A
Terry G. Fedor, Executive Vice President, Chief Operating Officer, Steel Mills	N/A
Maurice D. Harapiak, Executive Vice President, Human Resources & Chief Administration Officer	N/A
Executive Group (1)	N/A
Non-Executive Director Group (2)	1,320,000
Non-Executive Officer Employee Group (3)	N/A
(1)Consists of all current executive officers as a group.
(2)Consists of all current directors who are not executive officers.
(3)Consists of all employees, including all current officers who are not executive officers, as a group.

The dollar amount in the table above represents the value of the aggregate number of restricted shares or deferred shares that are currently expected to be granted to the indicated groups in 2021 in the event that the 2021 Directors Plan is approved by Cliffs shareholders. The number of Common Shares subject to such awards will be determined at the time of such grants. Since inception of the 2014 Nonemployee Directors’ Compensation Plan through March 1, 2021, the following persons have received stock awards for the following numbers of Common Shares under the 2014 Nonemployee Directors’ Compensation Plan (including as amended and restated): (1) ##### Common Shares for Mr. Taylor; ##### Common Shares for Mr. Baldwin; ##### Common Shares for Mr. Fisher; ##### Common Shares for Mr. Gerber; ##### Common Shares for Ms. Green; ##### Common Shares for Ms. Harlan; ##### Common Shares for Mr. Michael; ##### Common Shares for Ms. Miller; ##### Common Shares for Mr. Rychel; ##### Common Shares for Mr. Stoliar; and ##### Common Shares for Ms. Yocum; and (2) ##### Common Shares for our current nonemployee directors as a group. No awards or Common Shares have been received under the 2014 Nonemployee Directors’ Compensation Plan (including as amended and restated) by any of our Named Executive

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Officers, our current executive officers as a group, associates of our directors or executive officers, or our non-executive officer employees as a group.
Federal Income Tax Consequences
The following is a brief summary of some of the Federal income tax consequences of certain transactions under the 2021 Directors Plan based on federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2021 Directors Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the Common Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the Common Shares to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such Common Shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
RSUs and Deferred Shares. No income generally will be recognized upon the award of RSUs or deferred shares. The recipient of an RSU or deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs or deferred shares), and the capital gains/loss holding period for such shares will also commence on such date.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares under the 2021 Directors Plan with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after approval of the 2021 Directors Plan by our shareholders.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE CLEVELAND-CLIFFS INC. 2021 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN.

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PROPOSAL 4	APPROVAL OF THE CLEVELAND-CLIFFS INC. 2021 EQUITY AND INCENTIVE COMPENSATION PLAN

On February 23, 2021, upon the recommendation of the Compensation Committee, the Cliffs Board unanimously approved and adopted, subject to the approval of our shareholders at the 2021 Annual Meeting, the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan (which we refer to as the “2021 Employees Plan”) to succeed the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan, including as amended or amended and restated (the “2015 Employees Plan”). The 2015 Employees Plan has shares remaining available for new awards as of the date of this proxy statement, but if the 2021 Employees Plan is approved by our shareholders, no further grants will be made under the 2015 Employees Plan.
You are being asked to approve the 2021 Employees Plan. The 2021 Employees Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to Cliffs’ needs and authorizes a variety of award types designed to advance Cliffs’ interests and long-term success by encouraging stock ownership among employees (including officers) of Cliffs and its subsidiaries. Shareholder approval of the 2021 Employees Plan would constitute approval of 26,000,000 new Common Shares, plus the Common Shares remaining available under the 2015 Employees Plan as of the effective date of the 2021 Employees Plan, as described below, with such amount subject to adjustment, including under the 2021 Employees Plan share counting rules.
The Board recommends that you vote to approve the 2021 Employees Plan. If the 2021 Employees Plan is approved by shareholders at the 2021 Annual Meeting, it will be effective as of the day of the 2021 Annual Meeting, and no further grants will be made on or after such date under the 2015 Employees Plan. Outstanding awards under the 2015 Employees Plan, however, will continue in effect in accordance with their terms. If the 2021 Employees Plan is not approved by our shareholders, it will not become effective, no awards will be made under the 2021 Employees Plan, and the 2015 Employees Plan will remain in effect.
The actual text of the 2021 Employees Plan is attached to this proxy statement as Annex B. The following description of the 2021 Employees Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex B.
Why We Recommend That You Vote for Proposal 4
The 2021 Employees Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing incentives and rewards for service and/or performance to the employees (including officers) of Cliffs and its subsidiaries. Some of the key features of the 2021 Employees Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees. The ability to provide equity-based and incentive-based awards under the 2021 Employees Plan is critical to achieving this success. We would be at a distinct competitive disadvantage if we could not use share-based awards to recruit and compensate our employees. The use of Common Shares as part of our compensation program is important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.
As of March 1, 2021, only ########## Common Shares remained available for issuance under the 2015 Employees Plan. If the 2021 Employees Plan is not approved, we may be compelled to increase the cash component of our employee compensation. This approach may not necessarily align employee compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could potentially be better utilized.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2015 Employees Plan, and the potential dilution associated with the 2021 Employees Plan. Please note that we are also seeking approval of additional new shares under the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan, as described further in Proposal 3, and you may want to take the information set forth in Proposal 3 into consideration when evaluating this Proposal 4 to fully determine the consequences of both proposed share increases. The information below is as of March 1, 2021 (as of that date, there were approximately XXXXXX Common Shares outstanding):
•Outstanding full-value awards (restricted shares, time-based RSUs and performance-based stock awards based on maximum performance): ########## shares (approximately #####% of our outstanding Common Shares);
•Outstanding stock options: ########## shares (approximately #####% of our outstanding Common Shares) (outstanding stock options have a weighted average exercise price of $##### and a weighted average remaining term of ##### years);

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•In summary, total Common Shares subject to outstanding awards, as described above (full-value awards and stock options): ########## shares (approximately #####% of our outstanding Common Shares, reflecting the simple dilution of the holders of Common Shares);
•Total Common Shares available for future awards under the 2015 Employees Plan: ########## shares (approximately #####% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the 2015 Employees Plan upon the effective date of the 2021 Employees Plan, so we view the remaining shares under the 2015 Employees Plan as “rolling into” the new 2021 Employees Plan based on the design of the new 2021 Employees Plan);
•The total number of Common Shares subject to outstanding awards (########## shares), plus the total number of Common Shares available for future awards under the 2015 Employees Plan (########## shares), represents a current overhang percentage of approximately #####% (in other words, the potential dilution of the holders of Common Shares represented by the 2015 Employees Plan);
•Proposed additional Common Shares available for awards under the 2021 Employees Plan: 26,000,000 shares (approximately #####% of our outstanding Common Shares - this percentage reflects the simple dilution of the holders of Common Shares that would occur if the 2021 Employees Plan is approved); and
•The total Common Shares subject to outstanding awards as of March 1, 2021 (########## shares), plus the proposed Common Shares available for future awards under the 2021 Employees Plan (the ########## shares of Common Stock that remain available under the 2015 Employees Plan, plus 26,000,000 additional shares), represent an approximate total overhang of ########## shares (approximately #####%) under the 2021 Employees Plan (this percentage reflects the total fully diluted overhang).
Based on the closing price on the NYSE for our Common Shares on March 1, 2021 of $##### per share, the aggregate market value as of March 1, 2021 of the new 26,000,000 shares requested for awards under the 2021 Employees Plan was $##########. In 2018, we granted awards under the 2015 Employees Plan covering ########## shares. In 2019, we granted awards under the 2015 Employees Plan covering ########## shares. In 2020, we granted awards under the 2015 Employees Plan covering ########## shares. Based on our basic weighted average Common Shares outstanding for those three years of ##########, ########## and ##########, respectively, for the three-year period 2018-2020, our average burn rate, not taking into account forfeitures, under the 2015 Employees Plan was #####% (our individual years’ burn rates were #####% for 2018, #####% for 2019 and #####% for 2020).
In determining the number of shares to request for approval under the 2021 Employees Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2021 Employees Plan.
If the 2021 Employees Plan is approved, we intend to utilize the shares authorized under the 2021 Employees Plan to continue our practice of incentivizing key employees through annual or off-cycle equity grants. We currently anticipate that the shares requested in connection with the approval of the 2021 Employees Plan will last for about ##### years, based on our historical grant rates and the approximate current stock price, but could last for a different period of time if actual practice does not match historical rates or our stock price changes materially. As noted in “2021 Employees Plan Highlights” and elsewhere below, the Compensation Committee would retain full discretion under the 2021 Employees Plan to determine the number and amount of awards to be granted under the 2021 Employees Plan, subject to the terms of the 2021 Employees Plan, and future benefits that may be received by participants under the 2021 Employees Plan are not determinable at this time.
We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of shareholder interests.
In evaluating this Proposal 4, shareholders should consider all of the information in this Proposal 4.
2021 Employees Plan Highlights
Reasonable 2021 Employees Plan Limits. Generally, awards under the 2021 Employees Plan are limited to 26,000,000 Common Shares, plus the total number of Common Shares remaining available for awards under the 2015 Employees Plan as of the effective date of the 2021 Employees Plan, plus the Common Shares that are subject to awards granted under the 2021 Employees Plan or the Predecessor Plans (the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan and the 2015 Employees Plan, in each case as amended or amended and restated from time to time) that are added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan pursuant to the share counting rules of the 2021 Employees Plan. This design means that we are essentially “rolling into” the new 2021 Employees Plan the shares that we have remaining under the 2015 Employees Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.

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Incentive Stock Options Limit. The 2021 Employees Plan provides that, subject as applicable to adjustment and the applicable share counting provisions as described in the 2021 Employees Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 26,000,000 Common Shares.
Share Recycling Provisions. Subject to certain exceptions described in the 2021 Employees Plan, if any award granted under the 2021 Employees Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2021 Employees Plan. Additionally, if after the effective date of the 2021 Employees Plan, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2021 Employees Plan. Notwithstanding anything else in the 2021 Employees Plan, the following share recycling rules apply under the 2021 Employees Plan:
•Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2021 Employees Plan or the Predecessor Plans will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan;
•Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan;
•Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan;
•Common Shares reacquired by Cliffs on the open market or otherwise using cash proceeds from the exercise of stock options will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan; and
•If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2021 Employees Plan.
Common Shares added (or added back) to the 2021 Employees Plan pursuant to the share counting rules will be added back as (1) one Common Share if such share was subject to stock option or SAR granted under the 2021 Employees Plan or a stock option or SAR granted under the Predecessor Plans, (2) two Common Shares if such share was issued or transferred pursuant to, or subject to, an award granted under the Predecessor Plans other than a stock option or SAR, and (3) one Common Share if such share was issued or transferred pursuant to, or subject to, an award other than a stock option or SAR granted under the 2021 Employees Plan.
No Minimum Vesting Requirement. Awards granted under the 2021 Employees Plan will not be subject to any minimum vesting requirements.
No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the 2021 Employees Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without shareholder approval under the 2021 Employees Plan.
Change in Control Definition. The 2021 Employees Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or Base Price Limitation. The 2021 Employees Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2021 Employees Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Shares on the date of grant.
Dividends and Dividend Equivalents. The 2021 Employees Plan provides that dividends and dividend equivalents on 2021 Employees Plan awards will be deferred until, and paid contingent upon, the vesting or earning of such awards. The 2021 Employees Plan does not allow for dividends or dividend equivalents on stock options or SARs.
Clawback Provisions. The 2021 Employees Plan provides that awards under the 2021 Employees Plan may be made subject to a clawback policy of Cliffs or otherwise provide for recoupment by Cliffs in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.
Summary of Other Material Terms of the 2021 Employees Plan
Administration. The 2021 Employees Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2021 Employees Plan. References to the “Committee” in this Proposal 4

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refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Board may also administer the 2021 Employees Plan.
The Committee may from time to time delegate all or any part of its authority under the 2021 Employees Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2021 Employees Plan, or of any agreement, notification or document evidencing the grant of awards under the 2021 Employees Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of Cliffs, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2021 Employees Plan, authorize one or more officers of Cliffs to (1) designate employees to be recipients of awards under the 2021 Employees Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to nonemployee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The Committee is authorized to take appropriate action under the 2021 Employees Plan subject to the express limitations contained in the 2021 Employees Plan.
Eligibility. Any person who is selected by the Committee to receive benefits under the 2021 Employees Plan and who is at that time an officer or other employee of Cliffs or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2021 Employees Plan. As of March 1, 2021, Cliffs and its subsidiaries had approximately 25,000 employees. The basis for participation in the 2021 Employees Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.
Shares Available under the 2021 Employees Plan. Subject to adjustment as described in the 2021 Employees Plan and the 2021 Employees Plan share counting rules, the number of Common Shares available under the 2021 Employees Plan for awards of:
•stock options or SARs;
•restricted shares;
•RSUs;
•performance shares or performance units;
•other share-based awards under the 2021 Employees Plan; or
•dividend equivalents paid with respect to awards under the 2021 Employees Plan;
will not exceed, in the aggregate, 26,000,000 Common Shares, plus the total number of Common Shares remaining available for awards under the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan as of the effective date of the 2021 Employees Plan, plus the Common Shares that are subject to awards granted under the 2021 Employees Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of Common Shares available under the 2021 Employees Plan pursuant to the share counting rules of the 2021 Employees Plan. This design means that we are essentially “rolling into” the new 2021 Employees Plan the shares that we have remaining under the 2015 Employees Plan.
Share Counting. Generally, the aggregate number of Common Shares available under the 2021 Employees Plan will be reduced by one share of Common Shares for every one share of Common Shares subject to an award granted under the 2021 Employees Plan. Additionally, if after the effective date of the 2021 Employees Plan, any Common Shares subject to an award granted under the 2021 Employees Plan or the Predecessor Plans are forfeited, or an award granted under the 2021 Employees Plan or the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2021 Employees Plan as described in the 2021 Employees Plan.
Types of Awards Under the 2021 Employees Plan. Pursuant to the 2021 Employees Plan, Cliffs may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.
Generally, each grant of an award under the 2021 Employees Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2021 Employees Plan. A brief description of the types of awards that may be granted under the 2021 Employees Plan is set forth below.
Stock Options. A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2021 Employees Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of Cliffs or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair

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market value of a share of Common Shares on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to Cliffs, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to Cliffs of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which Cliffs will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2021 Employees Plan may not provide for dividends or dividend equivalents.
SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with Cliffs or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Shares on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2021 Employees Plan may not provide for dividends or dividend equivalents.
Restricted Shares. Restricted shares constitute an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Shares on the date of grant.
Restricted shares may provide for continued vesting or the earlier vesting of such restricted shares, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Any grant of restricted shares may specify management objectives regarding the vesting of the restricted shares. Any grant of restricted shares may require that any and all dividends or distributions paid on restricted shares that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which will be subject to the same restrictions as the underlying restricted shares. Any such dividends or other distributions on restricted shares will be deferred until, and paid contingent upon, the vesting of such restricted shares.
RSUs. RSUs awarded under the 2021 Employees Plan constitute an agreement by Cliffs to deliver Common Shares, cash or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability or termination or employment of service of a participant or in the event of a change in control.
During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents

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may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.
Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the 2021 Employees Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.
The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.
Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
Other Awards. Subject to applicable law and applicable share limits under the 2021 Employees Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of Cliffs or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the specified subsidiaries, affiliates or other business units of, Cliffs. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the 2021 Employees Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2021 Employees Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of Cliffs or a subsidiary to pay cash or deliver other property under the 2021 Employees Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional Common Shares, based upon the earning and vesting of such awards. Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such awards, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Change in Control. The 2021 Employees Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person, entity or group becomes the beneficial owner of 35% or more of our then-outstanding Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (2) individuals who, as of the effective date of the 2021 Employees Plan, constituted the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2021 Employees Plan (subject to certain exceptions); (3) there is a consummation of a reorganization, merger, statutory share exchange, consolidation or other similar transaction involving Cliffs or its subsidiaries, a sale of substantially all of the assets of Cliffs, or the acquisition of assets or securities of another entity by Cliffs or any of its subsidiaries, resulting in a substantial change in Cliffs’ ownership or leadership, as further described in the 2021 Employees Plan; or (4) Cliffs’ shareholders approve its complete liquidation or dissolution.
Management Objectives. The 2021 Employees Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the performance objective or objectives established pursuant to the 2021 Employees Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents or

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Other Awards. The management objectives applicable to an award under the 2021 Employees Plan (if any) will be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
•Profits (e.g., gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit);
•Cash Flow (e.g., free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);
•Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);
•Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);
•Profit Margins (e.g., EBITDA divided by revenues, profits divided by revenues, gross margins and material margins divided by revenues, and sales margin divided by sales tons);
•Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
•Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and
•Strategic Initiatives (e.g., product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, environmental, social and governance initiatives, goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures, strategic development projects, capital markets transactions and maintenance initiatives.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of Cliffs, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the 2021 Employees Plan with respect to Section 409A of the Code, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2021 Employees Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2021 Employees Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2021 Employees Plan will be subject to further restrictions on transfer, including minimum holding periods.
Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the 2021 Employees Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2021 Employees Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, determines in good faith is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Cliffs; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of Cliffs, the Committee may provide in substitution for any or all outstanding awards under the 2021 Employees Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of Cliffs, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of Common Shares available under the 2021 Employees Plan

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and the share limits of the 2021 Employees Plan as the Committee in its sole discretion determines in good faith is appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of Cliffs or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without shareholder approval. The 2021 Employees Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our shareholders.
Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of Cliffs or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2021 Employees Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be nationals of both the United States and other countries, or to be employed by Cliffs or any subsidiary both within and outside the United States. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2021 Employees Plan (including sub-plans) (to be considered part of the 2021 Employees Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2021 Employees Plan as then in effect unless the 2021 Employees Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.
Withholding. To the extent Cliffs is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2021 Employees Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Cliffs for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay Cliffs an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2021 Employees Plan exceed the minimum amount required to be withheld, unless an additional amount can be withheld and not result in adverse accounting consequences, and such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as Cliffs may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.
No Right to Continued Employment. The 2021 Employees Plan does not confer upon any participant any right with respect to continuance of employment or service with Cliffs or any of its subsidiaries.
Effective Date of the 2021 Employees Plan. The 2021 Employees Plan will become effective on the date it is approved by Cliffs’ shareholders. No grants will be made under the 2015 Employees Plan on or after the date on which our shareholders approve the 2021 Employees Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.

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Amendment and Termination of the 2021 Employees Plan. The Board generally may amend the 2021 Employees Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2021 Employees Plan) (1) would materially increase the benefits accruing to participants under the 2021 Employees Plan, (2) would materially increase the number of securities which may be issued under the 2021 Employees Plan, (3) would materially modify the requirements for participation in the 2021 Employees Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the NYSE, or, if the Common Shares are not traded on the NYSE, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2021 Employees Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2021 Employees Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2021 Employees Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2021 Employees Plan or waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the 2021 Employees Plan at any time. Termination of the 2021 Employees Plan will not affect the rights of participants or their successors under any awards outstanding under the 2021 Employees Plan and not exercised in full on the date of termination. No grant will be made under the 2021 Employees Plan on or after the tenth anniversary of the effective date of the 2021 Employees Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2021 Employees Plan.
Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2021 Employees Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2021 Employees Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2021 Employees Plan, under circumstances further described in the 2021 Employees Plan, but will not count against the aggregate share limit or other 2021 Employees Plan limits described above.
New Plan Benefits
In general, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2021 Employees Plan because the grant and actual settlement of awards under the 2021 Employees Plan are subject to the discretion of the plan administrator. However, Cliffs currently anticipates that certain annual RSU and share-based performance awards will be granted under the 2021 Employees Plan shortly after the 2021 Annual Meeting if the 2021 Employees Plan is approved by Cliffs shareholders. The following table provides information about these anticipated grants, which are in general expected to be subject to service-based vesting through the end of 2023 or a three-year performance period ending at the end of 2023:

CLEVELAND-CLIFFS INC. 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
NAME AND POSITION	DOLLAR VALUE ($)
Lourenco Goncalves, Chairman, President and Chief Executive Officer	N/A
Keith A. Koci, Executive Vice President, Chief Financial Officer	N/A
Clifford T. Smith, Executive Vice President, Chief Operating Officer	N/A
Terry G. Fedor, Executive Vice President, Chief Operating Officer, Steel Mills	N/A
Maurice D. Harapiak, Executive Vice President, Human Resources & Chief Administration Officer	N/A
Executive Group (1)	N/A
Non-Executive Director Group (2)	N/A
Non-Executive Officer Employee Group (3)	$[____________]
(1)Consists of all current executive officers as a group.
(2)Consists of all current directors who are not executive officers.
(3)Consists of all employees, including all current officers who are not executive officers, as a group.

The dollar amount in the table above represents the value of the aggregate number of RSUs and share-based performance awards (at target) that are currently expected to be granted to the indicated groups in 2021 in the event that the 2021 Employees Plan is approved by Cliffs shareholders. The number of Common Shares subject to such awards will be determined at the time of such grants.

2021 Proxy Statement	39

PROPOSAL 4 APPROVE 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2021 Employees Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.
Nonqualified Stock Options. In general:
•no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to Cliffs and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, Cliffs or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

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PROPOSAL 4 APPROVE 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2021 Employees Plan with the Securities and Exchange Commission pursuant to the Securities Act as soon as practicable after approval of the 2021 Employees Plan by our shareholders.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4 TO APPROVE THE CLEVELAND-CLIFFS INC. 2021 EQUITY AND INCENTIVE COMPENSATION PLAN.

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EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2020 regarding securities to be issued pursuant to outstanding stock options, restricted stock units and performance-based awards and securities remaining available for issuance under our equity plans. Each of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the "A&R 2012 Incentive Equity Plan"); the Amended and Restated Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the "A&R 2015 Equity Plan"); the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan (the "ESPP"); and the Directors' Plan have been approved by our shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity Compensation Plans Approved by Security Holders	9,430,410	(1)	$11.60	(2)	14,973,244	(3)

Equity Compensation Plans Not Approved by Security Holders	—		__		—
Total	9,430,410				14,973,244
(1)    Includes the following securities to be issued upon exercise or vesting of:
•4,547,210 performance shares from the A&R 2015 Equity Plan, which assumes a maximum payout of 200% upon meeting certain performance targets (as a result, this aggregate reported number may overstate actual dilution);
•2,021,311 restricted stock units for employees under both employee plans, 122,272 restricted share awards for employees under the A&R 2015 Equity Plan and 253,809 restricted shares under the Directors' Plan; and
•2,485,808 stock options that are outstanding as of December 31, 2020.
The A&R 2015 Equity Plan uses a fungible share pool under which each share issued pursuant to an option or stock appreciation right ("SAR") reduces the number of shares available by one share, and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. This aggregated reported number reflects the actual number of shares that would be issued in settlement of these awards, and does not reflect the fungible impact on the A&R 2015 Equity Plan if these awards were earned in total, which impact would be 12,785,450 shares.
(2)    Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)    Includes the following securities:
•4,898,448 common shares remaining available under the A&R 2015 Equity Plan that may be issued in respect of stock options, SARs, restricted shares, restricted stock units, deferred shares, performance shares, performance units, retention units, and dividends or dividend equivalents;
•74,796 common shares remaining available under the Directors’ Plan that may be issued in respect of restricted shares, restricted stock units, deferred shares and other awards that may be denominated or payable in, valued by reference to or based on common shares or factors that may influence the value of the common shares; and
•10,000,000 common shares authorized for purchases under the ESPP. The Board terminated the ESPP effective as of January 28, 2021, which included a termination of the reservation of such 10,000,000 common shares under the ESPP, none of which shares were ever used in connection with the ESPP.
Also, as mentioned above, the A&R 2015 Equity Plan uses a fungible share pool under which each share issued pursuant to an option or SAR reduces the number of shares available by one share, and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. As a result, awards granted from these remaining shares would ultimately count against this number, if and when settled in shares, based on the applicable fungible ratio and, in the case of performance-based awards, based on actual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
The CD&A describes in detail our executive compensation program for 2020 for our named executive officers ("NEOs"), consisting of our principal executive officer, our principal financial officer, and the next three highest paid executive officers employed as of December 31, 2020.

OUR NEOS FOR 2020:
Lourenco Goncalves	Chairman, President and Chief Executive Officer (the "CEO")
Keith A. Koci	Executive Vice President, Chief Financial Officer (the "CFO")
Clifford T. Smith	Executive Vice President, Chief Operating Officer (the "COO")
Terry G. Fedor	Executive Vice President, Chief Operating Officer, Steel Mills
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer

Our CD&A and the related compensation tables and narratives cover our NEOs for 2020 and analyze a variety of compensation decisions and actions. The following discussion focuses primarily on compensation actions taken and decisions made during our 2020 fiscal year, but also may contain information regarding compensation actions taken and decisions made both before and after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. The CD&A includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2020 and provides analysis of these policies and decisions. The discussion gives context for, and should be read together with, the data presented in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Strong Management Team
Our management team has delivered for our shareholders by completely transforming us during 2020 from a legacy iron mining company to a new vertically-integrated steel company that is now the largest flat-rolled steel producer in North America. This was all accomplished during a period of unprecedented economic and health uncertainty caused by the COVID-19 pandemic. Throughout 2020, management also acted to strengthen the Company's balance sheet, increase liquidity and position the Company for future growth. These efforts did not go unnoticed by our investors, as our one-year, three-year and five-year total shareholder returns are the highest in our steelmaking peer group across all periods.
Managing the Business During the COVID-19 Pandemic
The COVID-19 pandemic engulfed the world in early 2020, and it had a profound impact on our business and our operations. Despite facing challenging headwinds from both the COVID-19 pandemic and unsettled markets, decisive action by the Cliffs management team, led by CEO Lourenco Goncalves, early in the pandemic was key in driving our business achievements during the balance of 2020, which achievements are described in more detail below. Throughout the pandemic, we have been utilizing stringent preventative measures in our operating facilities, including enforced social distancing, mandatory use of face masks, checking employees’ temperatures and symptoms before entering the workplace each day, and deep cleaning our operational facilities.
Our first priority was staying focused on keeping employees and customers safe and protecting the interests of our shareholders. Our management team, together with employees across the organization, worked tirelessly during the social and economic dislocation caused by the pandemic to continue to safely manage the business, including successfully closing the acquisition of AK Steel Holding Corporation ("AK Steel") in March 2020 and beginning to integrate AK Steel into our operations. By early October, our stock price on NYSE had rebounded to match early 2020 levels and went on to more than double from that level by the end of 2020. Finally, despite the significant challenges brought on by the pandemic, our management team was able to create an opportunity and structure a transaction whereby we could acquire substantially all of the operations of ArcelorMittal USA LLC ("AM USA"). This transaction, which closed before the end of 2020, solidifies our position as the most important steel supplier for the U.S. auto manufacturing industry as it continues to emerge from the impacts of the COVID-19 pandemic.
2020: A Transformational Year
Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, we are also the largest supplier of iron ore pellets in North America. In 2020, we acquired two major steelmakers, AK Steel and AM USA, vertically integrating our legacy iron ore business with quality-focused steel production and emphasis on the automotive end market. Our fully integrated portfolio includes custom-made pellets and hot briquetted iron ("HBI"); flat-rolled carbon steel, stainless, electrical, plate, tinplate and long steel products; as well as carbon and stainless steel tubing, hot and cold stamping and tooling. Headquartered in Cleveland, Ohio, we employ approximately 25,000 people across our mining, steel and downstream manufacturing operations in the United States and Canada.
2020 was the most transformational year for Cliffs in our 173-year history. The two completed acquisitions shifted our core business from iron ore pellets to steel products and dramatically expanded our revenues, customer base, operational footprint and employee count. We have formed a fully-integrated steel system with the size and scale to achieve improved steelmaking cost performance and enhanced through-the-cycle margins, with substantial synergy potential. This industry consolidation has provided us a competitive advantage by virtue of having stable, consistent iron feedstock for our steel facilities from our iron ore mines; compared to the majority of the steel industry that relies on variable-priced scrap metal for the primary iron input into their electric arc furnaces ("EAFs"). We also completed construction of our $1 billion direct reduction plant in Toledo, Ohio, which is the first of its kind in the Great Lakes region and will further diversify our customer mix.
Although steel and iron ore production have been considered “essential” during the pandemic by the states in which we operate, certain of our facilities and construction activities were temporarily idled during the second quarter of 2020 due primarily to temporarily reduced product demand. Most of these temporarily idled facilities were restarted during the second or third quarter of 2020. We also took a number of steps throughout 2020 to solidify our financial position, including increasing liquidity to comfortably weather the economic slowdown caused by the COVID-19 pandemic, temporarily deferring some of our CEO's compensation by 40%, temporarily deferring other salaries by up to 20%, temporarily deferring certain other salaried employee benefits and temporarily suspending capital expenditures. In addition, in the second quarter, our Board suspended future dividends, which eliminated a cash obligation of approximately $100 million on an annualized basis.
Our consolidated revenues were $5.4 billion and $2.0 billion for the years ended December 31, 2020 and 2019, respectively. For 2020, we reported a net loss from continuing operations of $82 million, compared to net income of $295 million in 2019. We reported 2020 Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA") of $353 million, compared to $525 million in 2019. Net income and Adjusted EBITDA for 2020 when compared to 2019 were negatively impacted by the COVID-19 pandemic and its associated effect on demand, which caused us to idle several operating facilities. Despite these headwinds, the steadily increasing steel prices and

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COMPENSATION DISCUSSION AND ANALYSIS
overall industry recovery experienced during the second half of 2020, which was partially driven by renewed automotive demand and low steel inventories, provides us with an improved outlook entering 2021.
Our strategic objectives going forward can be summarized as follows:
•Optimizing our Fully-Integrated Steelmaking Footprint – we are fully focused on the integration of our broad footprint and capturing cost synergies via asset optimization, economies of scale, and duplicative overhead savings.
•Maximizing our Commercial Strengths – we take our leadership role in the industry very seriously and will continue to manage our steel output in a responsible manner.
•Expanding to New Markets – our Toledo direct reduction plant allows us to offer another unique, high-quality product to discerning raw material buyers; we also seek to expand our customer base to the rapidly growing and attractive EAF market.
•Improving Financial Flexibility – our top priority for the allocation of our free cash flow is improving our balance sheet via the reduction of long-term debt.
•Enhance our Environmental Sustainability – we have announced a plan to reduce greenhouse gas ("GHG") emissions 25% by 2030 from 2017 levels. This goal represents combined Scope 1 (direct) and Scope 2 (indirect) GHG emission reductions across all of our operations.
Our share performance compared to our peers in the one-year, three-year, and five-year time periods is a clear illustration of the market’s appreciation for our strategic direction. Three charts illustrating this relative performance can be found below and compare our share performance (CLF) to the share performance of certain other major companies in the North American steel industry: United States Steel Corporation (X); ArcelorMittal (MT); Steel Dynamics, Inc. (STLD); and Nucor Corporation (NUE).

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COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Engagement
Cliffs has always maintained open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. Our ongoing, open dialogue with our shareholders helps ensure that the Board and management have a regular pulse on the views of our shareholders. These communications provide us important perspectives on how to improve and better explain the philosophy, objectives and design of our compensation program.
In 2020, we received 32% support on Say-on-Pay, down from 71% support in 2019. Our Compensation Committee generally reviews and considers in its April or July meetings the results of the most recent Say-on-Pay vote. Each year, when designing in particular the incentive portions of the next year’s executive compensation program, the Compensation Committee takes into account these voting results, plus feedback from our shareholder engagement efforts and advice from its independent consultant. Importantly, the Compensation Committee is also heavily motivated by its own views as to our strategic direction, the actual achievements by the management team and the Company in recent years, and the long-term value being delivered for investors.

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COMPENSATION DISCUSSION AND ANALYSIS
As is our practice, at the Compensation Committee’s direction, we reached out to shareholders to solicit their feedback on our compensation program, as well as our company strategy and performance, corporate governance, sustainability, and other topics. Specifically, we reached out to our top 25 shareholders representing approximately 73% of our outstanding common shares. Seven shareholders, representing approximately 50% of our outstanding common shares, agreed to engage with us, and members of our senior management team, and in certain cases independent directors, met or are scheduled to meet separately with each shareholder that accepted our invitation to engage. We consulted the publicly-available policies of those major shareholders that did not respond or agree to engage with us prior to the filing of this proxy statement to inform our Compensation Committee of such shareholders' views on executive compensation. During our meetings, we provided an open forum to each shareholder to discuss and comment on any aspects of our executive compensation program and relayed this feedback to our Board. These meetings provided the Compensation Committee and our Board with valuable insights into our shareholders’ perspectives on our compensation program and potential improvements to the program, as described below.
This targeted effort supplemented the regular ongoing communications between our management and shareholders. During 2020, members of our senior management team participated in over 700 shareholder meetings and 15 virtual conferences.
Say-on-Pay Responsiveness
The feedback from this engagement effort indicated that our overall compensation structure is aligned with shareholders’ interests; however, because our executive compensation program does not necessarily conform to market practice, our shareholders would like to see additional information about how the Compensation Committee makes decisions. Shareholders repeatedly told us that they did not want to be prescriptive in their feedback and that they trust our Board to act in the best interests of shareholders. Further, in connection with adjusting the organization of our Board following the acquisition of AK Steel, we refreshed the composition of the Compensation Committee during 2020. Below is a summary of the shareholder feedback we heard and how we responded.

WHAT WE HEARD...	HOW WE RESPONDED...

Explain how the Compensation Committee chooses metrics and determines the weightings for those metrics.	✓	We explained how the Compensation Committee chooses metrics and determines the weightings for those metrics listed below beginning on page 47 of this proxy statement. Specifically, we provided context around how the Compensation Committee designs the chosen metrics to align with shareholder interests and enhance shareholder value.

Provide more color on the Compensation Committee’s goal setting process and the rigor of goals.	✓	We provided additional information about the Compensation Committee’s goal setting process below beginning on page 49 of this proxy statement. Specifically, we provided color about how we consider information provided by management, information provided by our independent compensation consultant, as well as other information taken into account by the Compensation Committee.

Provide additional rationale for determining the quantum of pay for the CEO.	✓	We provided additional information about the achievements of our CEO and rationale for the size and structure of his overall compensation below beginning on page 50 of this proxy statement.
We remain committed to giving our investors clear and concise proxy statement disclosure so that they can fully understand our executive compensation program, and in turn vote on an informed basis on our Say-on-Pay proposal. To that end, our proxy statement disclosure explains both how our executive compensation program operates and aligns the interests of our executives with the long-term investment interests of our shareholders. It also describes how the program rewards actual achievement regarding the financial, operational and key strategic objectives on which the Company was focused during the most recent fiscal year.
Based on our engagement with shareholders described above and the other information considered by the Compensation Committee, we believe that our executive compensation program continues to align executive pay with our shareholders’ long-term investment interests, Company and investor strategic goals, and operational results. In response to shareholder feedback, we provided additional information requested by our shareholders below, which is reinforced in various sections of the CD&A:
1.How the Compensation Committee chooses metrics and determines the weightings for those metrics
Each year during the months of December through February, the Compensation Committee meets to determine appropriate metrics for the upcoming year. The Compensation Committee evaluates information and analyses provided by management and its compensation consultant to assess which metrics will properly motivate management to produce short-term and long-term value for our shareholders. The compensation consultant provides the Compensation Committee with market data and other information about our peers. The Compensation Committee then reviews this information in the context of our short-term and long-term strategy, as well as the metrics used in previous years.
For 2020, the Compensation Committee made the following determinations regarding metrics and weightings for our annual incentive program:

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COMPENSATION DISCUSSION AND ANALYSIS
•Adjusted EBITDA (50%): Adjusted EBITDA provides the most accurate measure of our ongoing core operating results and is the most accurate reflection of our Company’s worth. It also allows the Compensation Committee to more fully evaluate the Company’s productivity and efficiency, and to evaluate comparative results period over period. The Compensation Committee chose this metric because it keeps management focused on sustaining and improving the Company’s underlying business value each year. Given the importance of this financial metric, the Compensation Committee believes that 50% of the annual incentive should be tied to Adjusted EBITDA.
•Strategic Initiatives (40%): Qualitative, business plan-driven strategic initiatives are an important part of growing our long-term value. We are the largest producer of iron ore pellets in North America with mines and pellet plants in Michigan and Minnesota. Iron ore pellets are a key raw material used in the production of steel through traditional blast furnace technology. Following the acquisitions of AK Steel and AM USA, we also became the largest flat-rolled steel company in North America. Flat-rolled steel is used primarily in manufacturing, and our customer focus is on the automotive sector. With approximately 40 production and processing facilities following our 2020 acquisitions, our business depends on more than simply meeting financial targets each year. We require our executives to focus on advancing and completing specific projects and initiatives related to our long-term growth and sustainability. Each year the Compensation Committee reviews our strategy and develops related initiatives to determine measures for the annual incentive compensation program. For 2020, the Compensation Committee set the weighting of strategic initiatives at 40% of the annual incentive in order to emphasize the importance of these metrics and determined that management should be focused on the following strategic initiatives:
◦HBI Project – Complete Hot Commissioning by the end of the second quarter of 2020: We completed the construction of our first direct reduction plant in Toledo, Ohio for the production of HBI, which is a premium form of direct reduced iron that is produced to overcome the problems associated with shipping and handling direct reduced iron. We expect that our Toledo direct reduction plant will position us as the sole producer of high-quality HBI for the steel market in the Great Lakes region. “Hot Commissioning” refers to the final stage of verifying the performance of equipment. The completion of hot commissioning by the second quarter of 2020 was of strategic importance to us in order to begin the process of starting up the plant for commercial production.
◦AK Steel Acquisition – Complete the transaction by the end of the first quarter of 2020: As discussed above, we acquired AK Steel in order to integrate the production of iron ore pellets downstream into the production of value-added steel and specialty manufactured parts for the automotive industry. This transaction was crucial to our strategy to protect our existing iron ore business and diversify into a vertically-integrated producer of value-added steel products. The transaction was announced on December 3, 2019, and the Compensation Committee set a target for management to complete the transaction by the end of the first quarter of 2020.
◦AK Steel Integration – Operations, Finance, and Human Resources: Following the completion of the transaction, the Compensation Committee set a target to integrate AK Steel’s operations, finance and human resources into our Company and develop a Corporate Plan by the end of 2020. This was done to ensure the maximization of synergies and ensure the accretive value of the transaction to our shareholders. The Compensation Committee developed predetermined indicators to measure the success of the integration and the development of a Corporate Plan. These indicators generally relate to operational and integration plans and processes implemented by management. Due to the potential for competitive harm, the Compensation Committee is not disclosing specific indicators or their results.
◦Other initiatives the Compensation Committee deemed significant to advance the Company: As discussed in greater detail below, in September 2020, we entered into a definitive agreement to acquire AM USA. Upon consummation of the transaction, we became the largest flat-rolled steel producer in North America. The identification and completion of this acquisition was the Compensation Committee's primary consideration for 2020 in terms of other strategic initiatives that advanced the Company.
•Safety Scorecard (10%): We own and operate an expanding footprint of mines and manufacturing facilities as part of our business. The health and safety of our employees is a cornerstone of the sustainability of our Company, and we take pride in fostering a compliance culture that strives to meet or exceed all applicable regulatory requirements. As such, the Compensation Committee chose to integrate a health and safety scorecard (the "Safety Scorecard") into the annual incentive program to keep management focused on ensuring the safety and well-being of our employees. The Safety Scorecard measures specific criteria and assigns points regarding incident rates, proactive initiatives, and sustaining safety performance and permission to operate (which incorporates safety and industrial hygiene) at all Cliffs operations. The acquired AK Steel and AM USA operations were not included in the 2020 Safety Scorecard as it was established by the Compensation Committee prior to the completion of the acquisitions later in 2020. The Safety Scorecard measures five leading indicators: Total Recordable Incident Rate, Lost Time Injury Rate, Lost Time Incidents, Lost Days Severity Rate, and Lost Days. The Compensation Committee wanted to ensure that the Safety Scorecard was a part of the annual

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COMPENSATION DISCUSSION AND ANALYSIS
incentive program, but not the primary driver, so the Compensation Committee set the weighting for the Safety Scorecard at 10% of the annual incentive.
For 2020, the Compensation Committee made the following determination regarding the metric for our Long-Term Incentive ("LTI") Program:
•Relative Total Shareholder Return ("TSR"): Our LTI performance share and performance cash programs, in which payout is determined by our relative TSR performance, have demonstrated a strong link to shareholders’ investment interests during the past five years. The Compensation Committee has decided to keep relative TSR as the metric for our LTI program given its strong alignment with shareholders’ interests and the success management has had in outperforming peers.
2.How the Compensation Committee sets goals for metrics
After the Compensation Committee determines appropriate metrics to use for the annual incentive program, the Compensation Committee then determines the appropriate goals for those metrics. For each metric, the Compensation Committee reviews information provided by management, including the Company’s business plan, budget and internal goals. The Compensation Committee then reviews goals set for the previous year, as well as results achieved in the previous year. Generally, the Compensation Committee prefers to set goals for metrics that exceed previous years’ results. However, the Compensation Committee understands that this method is not always practical, especially in a highly cyclical industry that can be impacted by external forces beyond the control of management.
For 2020, the Compensation Committee made the following determinations regarding goals for annual incentive metrics:
•Adjusted EBITDA (50%): When setting the Adjusted EBITDA target for 2020, the Compensation Committee considered our profitability drivers, most notably average selling prices, cash costs and sales volumes, as well as expected commodity prices, including those for iron ore, domestic hot-rolled coil steel and pellet premiums. These factors were rigorously discussed, debated, and agreed upon by the Compensation Committee before setting the final target. After reviewing this information, the Compensation Committee chose to maintain a target of $500 million (the same target as 2019). Due to the negative impact of the COVID-19 pandemic on our business, we reported 2020 Adjusted EBITDA of $353 million. The result fell below the threshold level for payout of this metric, so this metric paid out at zero for 2020. The rigor of our consistent Adjusted EBITDA goals under the annual incentive program has proven appropriate over time, with balanced achievement over the past three years of maximum achievement in 2018, between target and maximum achievement in 2019 and below threshold achievement in 2020. Despite past years’ criticism, as demonstrated for 2020, our Adjusted EBITDA goals do not always lead to near maximum payouts for this short-term incentive metric.
•Strategic Initiatives (40%): In 2020, our management team had to manage unpredictable situations, including the pandemic, conservation of cash, adjustment of efforts regarding the HBI Project, closing the AK Steel transaction and integrating AK Steel in an uncertain climate, and identifying and closing the AM USA transaction before year-end. Instead of the Compensation Committee having to take action either mid-year or after year-end to consider modifications or supplemental discretion in determining pay for performance for the management team under the annual incentive program, the strategic initiatives design allowed for a seamless evaluation of the management team’s actual performance and rewards tied directly to their achievement. The Compensation Committee values strategic initiatives because they are generally geared toward the long-term health and success of the Company, which cannot be captured in short-term quantitative metrics, and evaluates their achievement rigorously.
•Safety Scorecard (10%): As discussed above, the Safety Scorecard measures improvements year-over-year on five leading indicators: Total Recordable Incident Rate, Lost Time Injury Rate, Lost Time Incidents, Lost Days Severity Rate and Lost Days. The Safety Scorecard compares these results to the previous year and produces an overall score. The Compensation Committee sets goals for the Safety Scorecard each year based on the previous year's results.
•For 2020, the Compensation Committee made the following determinations regarding goals for the LTI program:
•Relative TSR: Our design in which we would pay target incentives for equaling the median of the peer group in relative TSR has been successful in aligning management’s interests with those of shareholders, specifically because we have outperformed with our returns to investors. For each of the most recent cycles of these performance awards, our management team has been rewarded near maximum payouts on their performance awards specifically because our investors have experienced top quartile relative TSR for those periods. Given that this goal has not been problematic, the Compensation Committee does not see a need to make adjustments to the goal at this time. In addition, in response to feedback from certain of our shareholders, the Compensation Committee considered whether to cap the potential payout under this metric in the event of negative absolute TSR performance but ultimately decided not to implement this limitation due to the highly cyclical nature of our industry and the focus on outperforming our peers.

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COMPENSATION DISCUSSION AND ANALYSIS
3.How the Compensation Committee determines the pay for our CEO
In 2014, we experienced a significant shift in executive leadership and business strategy. At the 2014 Annual Meeting, shareholders elected six new directors, who shifted our strategic objectives from global diversification to a focus on the U.S. iron ore business. In positioning the Company for future success, Lourenco Goncalves was appointed Chairman, President and Chief Executive Officer of Cliffs. Mr. Goncalves has more than 40 years of experience in the metals and mining industries. The Board chose Mr. Goncalves to lead the Company not only because of his significant industry experience, but also because of his strategic vision for the Company.
Given the depth of his experience and his success in leading the Company over the past six years, the Board believes retaining Mr. Goncalves as our CEO is in the best interests of shareholders. The appropriateness of above-median pay for our CEO has been demonstrated in 2020 by his strong leadership and accomplishments, including specifically with respect to closing two significant, transformative acquisitions in a period of nine months. While some point to the fact that the CEO’s base salary rate and incentive compensation opportunities significantly exceed those for peer company CEOs (or even our other NEOs), we believe pay is aligned with performance as our CEO’s leadership of our management team and his actual results for 2020 have driven our operational growth and TSR success.
Our ongoing, open dialogue with our shareholders helps ensure that the Board and management regularly take the pulse of investor perspectives. We continue to believe that our shareholders are supportive of the performance that our pay programs are specifically designed to help generate.
Executive Compensation Program At-A-Glance
Our executive compensation program is designed to:
•Support the execution of our business strategy and long-term financial objectives;
•Attract, motivate and retain highly talented executives who will promote the short- and long-term growth of Cliffs;
•Create shareholder value and returns to align the long-term interests of our NEOs with those of our shareholders; and
•Reward executives for contributions at a level reflecting Cliffs' performance as well as their individual performance.
The NEOs' compensation program consists of three primary elements: base salary, annual incentive, and long-term incentive. Our compensation components are detailed below:

	BASE SALARY	ANNUAL INCENTIVE	LONG-TERM INCENTIVE
			PERFORMANCE CASH	PERFORMANCE SHARES	RESTRICTED STOCK UNITS
Primary Objective	Attraction and retention	Motivate the achievement of short-term strategic and financial objectives	Attraction and retention as well as promotion of long-term strategic and financial objectives
Who Receives	All NEOs		All NEOs
Timing	Reviewed annually	Granted and paid annually	Granted annually
Form of Delivery	Cash		Cash	Shares
Performance Type	Short-term emphasis		Long-term emphasis
Performance Period	Ongoing	1 year	3 years		N/A
How Payout Is Determined	Compensation Committee judgment, with CEO input on NEOs base salary	Formulaic and Compensation Committee judgment	Formulaic, approved by Compensation Committee		Continued employment with Cliffs
Performance Measures	N/A	Company and individual performance factors	Relative TSR		N/A

2020 Incentive Program Results
For 2020, and prior to the impact of COVID-19 and the AK Steel and AM USA acquisitions, the Compensation Committee set target performance levels for our incentive programs based on our approved annual budget, as per its normal practice. At the close of 2020, based on our financial and strategic performance achievements described above, and consistent with the design of our program, the Compensation Committee made the following incentive award payout decisions for fiscal 2020:

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COMPENSATION DISCUSSION AND ANALYSIS
•2020 Annual Incentive Program – Awards paid out at 100% of target, reflecting performance against the results for the three metrics under the plan: Adjusted EBITDA (weighted 50%), strategic initiatives (weighted 40%) and safety (weighted 10%). For details, please refer to page 60 of this CD&A.
•One Time Cash Acquisition and Integration Award – Based on the extraordinary work across the organization under challenging pandemic conditions to execute and close the AK Steel acquisition during the middle of 2020 and to negotiate and close the AM USA acquisition later in 2020, the Compensation Committee approved one-time cash awards to certain eligible employees, including the NEOs. These acquisitions transformed Cliffs into the largest-flat rolled steelmaker in North America and better positions the Company for long-term success. For details, please refer to page 63 of this CD&A.
•2018-2020 Long-Term Incentive Program – In January 2021, the Compensation Committee determined that, for the three-year performance period ended December 31, 2020, we achieved relative TSR performance above maximum (100 percentile) compared to our comparator group resulting in a payout level of 200% for the performance cash and performance share awards.

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COMPENSATION DISCUSSION AND ANALYSIS
Overview of 2020 Executive Compensation Decisions
The table below summarizes the 2020 compensation actions that are consistent with our commitment to align pay with Company performance and the interests of our shareholders. Details about the compensation decisions made in 2020 are more fully discussed later in the CD&A.

		PAY ELEMENT	CEO (MR. GONCALVES)	OTHER NEOs	COMMENTS

FIXED	SHORT-TERM	BASE SALARY	January 1, 2020 - Merit increase to $1,433,000 (3%) March 13, 2020 - Pay increase to $1,900,000 (32.6%)	January 1, 2020 - Merit increase averaged 3% March 13, 2020 - Pay increase averaged 25%	Individual officers’ pay increases reflect a greater range, scope and complexity of each NEO's role after the AK Steel acquisition	SHORT-TERM	FIXED

VARIABLE		2020 ANNUAL INCENTIVE PROGRAM - EMPI	EMPI target: 200% of base salary	EMPI target: 120% of base salary for Mr. Smith; 100% for other NEOs	EMPI award is based on: 50% Adjusted EBITDA, 40% strategic initiatives and 10% safety achievement		VARIABLE

			Earned award paid at 100% of target	Earned award paid to other NEOs was 100% of individual target awards	Actual incentive payouts can range from 0% to 200% of target award opportunities based on the achievement of Company performance

	LONG-TERM					LONG-TERM
		2020 LONG-TERM INCENTIVE PROGRAM ANNUAL GRANT	LTI target: 400% of base salary	LTI target: 250% of base salary for Mr. Smith; 175% for other NEOs

		Long-Term Performance Cash and Performance Shares	Performance cash represents 34% and performance shares represent 33% of the annual grant	Performance cash represents 34% and performance shares represent 33% of the annual grant	Performance cash and shares are earned based on achieving relative TSR compared to comparator companies’ returns in the metals and mining industry over a three-year period. The actual total payout for the award can range from 0% to 200% of the original grant.

		Restricted Stock Units	Restricted stock units represent 33% of the annual grant	Restricted stock units represent 33% of the annual grant	Restricted stock units are retention-based and vest based upon continued employment with Cliffs on December 31, 2022

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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES
The Compensation Committee designed our executive compensation program to help attract, motivate, reward and retain high-performing executives. The goal was to align pay with Cliffs’ performance in the short-term through variable cash compensation based on measures of financial performance and operational and strategic excellence and over the long-term through stock-based and cash-based incentives. Our compensation philosophy was to place a significant portion of compensation at risk based on our performance and increase the portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.
Our guiding compensation principles, as established by the Compensation Committee for 2020, were as follows:
•Align short-term and long-term incentives with results delivered to shareholders;
•Be transparent, ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;
•Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative TSR, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
•Provide competitive compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and
•Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).
Pay for Performance Compensation Mix
Pay for performance is a key feature in Cliffs' compensation philosophy. An essential principle of our compensation program is to tie compensation to the achievement of specific financial and performance goals that further our business strategies and reward actual performance. As such, a significant portion of our NEOs' compensation is conditioned on the achievement of challenging performance goals and, therefore, is at risk. The Company uses a three-year performance measurement period for all awards other than those under the annual incentive program to emphasize performance over a longer period of time and to mitigate compensation risk.

2020 AT–RISK COMPENSATION

		WHY WE PAY THIS ELEMENT		KEY CHARACTERISTICS
ANNUAL INCENTIVE PROGRAM: CASH	✓	Motivate and reward executives for performance on key strategic, operational and financial measures during the year.	✓	Earned annual cash incentive based on achieving Adjusted EBITDA, safety and strategic initiatives.
PERFORMANCE CASH AND SHARES	✓ ✓ ✓	Motivate and reward executives for performance on key long-term performance metric. Align the interests of executives with long-term shareholder value. Retain executives.	✓	The cash and shares are earned based on achieving relative TSR, as compared to comparator companies' returns in the metals and mining industry.
RESTRICTED STOCK UNITS	✓ ✓	Align the interests of executives with long-term shareholder value. Retain executives.	✓	Earned based on continued employment over a period of approximately three years.

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COMPENSATION DISCUSSION AND ANALYSIS
As illustrated in the charts below, 85% of our CEO’s, and 74% on average of our other NEOs', target total direct compensation for 2020 was at-risk compensation. For the 2020 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

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COMPENSATION DISCUSSION AND ANALYSIS
Best Compensation Governance Practices
The Compensation Committee and management review the compensation and benefits programs for our NEOs to align them with our philosophy and objectives. Accordingly, the Company has adopted the following key policies and practices over the last several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

WHAT WE DO...

✓	Set incentive award metrics that are objective and tie to Company performance
✓	Provide a considerable proportion of NEO compensation in the form of performance-based compensation
✓	Include caps on individual payouts in incentive plans
✓	Use double-trigger vesting in connection with a change in control with respect to our long-term equity awards
✓	Maintain an incentive compensation clawback policy
✓	Set significant share ownership guidelines for our NEOs
✓	Regular engagement with shareholders to discuss governance and executive compensation
✓	Conduct an annual Say-on-Pay advisory vote
✓	Conduct annual compensation-related risk reviews
✓	Maintain an insider trading policy that prohibits any officer from hedging or pledging Cliffs securities
✓	Retain an independent executive compensation consultant to advise the Compensation Committee, which is composed entirely of independent directors
WHAT WE DON'T DO...

X	No highly leveraged incentive plans that encourage excessive risk taking
X	No employment agreements for executive officers
X	No repricing or backdating of stock options
X	No tax "gross-ups" on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits
X	No service credits for prior employment related to the Supplemental Executive Retirement Plan (the "SERP") benefit for all future hires

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COMPENSATION DISCUSSION AND ANALYSIS
DEVELOPMENT AND OVERSIGHT OF EXECUTIVE COMPENSATION
Compensation Setting Process
The Compensation Committee uses a multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below describes and summarizes the analyses involved in this process:

PROCESS STEP / ANALYSIS	RESPONSIBILITY	PURPOSE	CONDUCTED

REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PROGRAMS	▪Compensation Committee ▪Executive Management	Aligning incentive compensation with business plans	December – February
INDIVIDUAL PERFORMANCE ASSESSMENTS	▪Board of Directors ▪Compensation Committee ▪Executive Management	Evaluating individual performance of CEO and Executive Management	December – February
COMPANY ACHIEVEMENT OF PERFORMANCE GOALS	▪Compensation Committee ▪Executive Management	Determining award payments based on Company performance in completed performance periods	January – February
ASSESSMENT OF COMPENSATION RISK PROGRAMS	▪Compensation Committee ▪Executive Management	Determining if risks related to the Company’s incentive compensation plans are appropriately mitigated such that there is no reasonable likelihood of a material adverse impact on the Company	October
ADDRESS MARKET TRENDS	▪Compensation Committee ▪Executive Management	Developing a strategy to respond to trends in line with our business goals and provide evidence to inform decision making	October
YEAR-TO-DATE PERFORMANCE REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PLANS	▪Compensation Committee ▪Executive Management	Evaluating the performance of the incentive programs that were established in February	Ongoing
SHAREHOLDER OUTREACH	▪Compensation Committee ▪Executive Management	Obtaining shareholder feedback on concerns and questions relating to compensation program design and performance	Ongoing
SHARE OWNERSHIP REQUIREMENTS	▪Compensation Committee	To ensure that Executive Management has a meaningful direct ownership stake in Cliffs and that the interest of executives are aligned with shareholders	Ongoing
During the first quarter of the year, the Compensation Committee reviews our year-end financial results and, based on its evaluation of our achievement of the predefined financial goals and objectives, determines payouts for the awards from the previous plan year. Also during the first quarter of each fiscal year, the Compensation Committee authorizes compensation programs for the current year and establishes specific financial and strategic performance goals for relevant performance periods.
The Role of the Compensation Committee
The Compensation Committee establishes and administers our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:
Oversight of Compensation Policies and Programs
•Oversee development and implementation of our compensation policies and programs for executive officers;
•Ensure that the criteria for awards under the Executive Management Performance Incentive ("EMPI") Plan and the LTI program are appropriately related to our strategic plan and operating performance objectives; and
•Make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of Cliffs participates.
Review of Executive Officer Performance and Approval of Compensation
•At least annually, evaluate the performance of the executive officers and determine and approve such executive officers’ compensation levels, except for the CEO;
•Approve the compensation level of the CEO, subject to ratification by the independent members of the Board;
•Determine and measure achievement of corporate and individual goals and objectives for the executive officers under our incentive compensation plans; and
•Approve equity-based awards granted to employees.

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COMPENSATION DISCUSSION AND ANALYSIS
Review of Employment and Severance Plans; Assistance in Succession Planning; Review of Candidates
•Review and recommend to the Board candidates for election as executive officers, and review and approve offers of employment with such officers;
•Review and approve severance or retention plans and any severance or other termination payments proposed to be made to executive officers; and
•Assist the Board with respect to management development and succession planning.
The Role of the Executive Officers
The following describes the role of the executive officers in 2020 in the compensation process:
•Proposed performance measures and levels for our annual and long-term incentive programs after reviewing our operational forecasts, key economic indicators affecting our businesses, historical performance, recent trends and our strategic plans;
•Proposed performance measures that they believed to be most important and meaningful to the achievement of our strategic goals; and
•Proposed what they believed to be the appropriate weighting for each factor in the calculation of overall incentive awards and threshold, target and maximum payout levels appropriate for each of the performance measures we chose.
The Compensation Committee, with the advice of its independent executive compensation consultant described below, reviews the proposed performance measures and weightings each December. At subsequent meetings in January and February, the Compensation Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each type of incentive award. The Compensation Committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise help with the consultant’s analyses. However, the Compensation Committee does not delegate any of its decision-making authority to executive officers or other members of management.
The Role of the Executive Compensation Consultant
The Compensation Committee initially engaged Pearl Meyer as its independent executive compensation consultant in 2014 and reviews the engagement on an annual basis. The executive compensation consultant reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee retained the executive compensation consultant directly, although in carrying out its assignments, the executive compensation consultant also interacted with management when necessary and appropriate. Specifically, members of management interacted with the executive compensation consultant to provide compensation and performance data for individual executives and the Company. In addition, the executive compensation consultant, in its discretion, sought input and feedback from our CEO and other members of management regarding its work product prior to presenting such work product to the Compensation Committee to confirm the work product’s alignment with our business strategy, determine what additional data needed to be gathered, or identify other issues.
The executive compensation consultant's work for the Compensation Committee with respect to 2020 compensation decisions included:
•Commenting on the competitiveness of our executive compensation programs;
•Providing information about market trends in executive pay practices;
•Advising on compensation program design and structure;
•Reviewing the relationship between executive compensation and Company performance;
•Assisting in the preparation of our proxy statement;
•Conducting the annual risk assessment to confirm that metrics and initiatives are appropriate to drive high performance without encouraging undue risk-taking; and
•Identifying a mining industry and general industry comparator group to use to assess the appropriateness and competitiveness of our executive compensation programs.
The Independence of the Executive Compensation Consultant
The Compensation Committee with respect to Pearl Meyer concluded that its compensation consultant is independent and does not have a conflict of interest in its engagement by the Compensation Committee. In reaching this conclusion, the Compensation Committee considered the following factors confirmed to the Compensation Committee by the executive compensation consultant:
•The executive compensation consultant provides no other services to the Company (it provides only executive and director compensation advisory services to the Compensation Committee and Governance Committee, respectively);

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COMPENSATION DISCUSSION AND ANALYSIS
•The executive compensation consultant maintains a conflicts policy to prevent a conflict of interest or other independence issues;
•None of the individuals on the executive compensation consultant's team assigned to the engagement has any business or personal relationship with members of the Compensation Committee outside of the engagement;
•Neither the individuals on the executive compensation consultant's team assigned to the engagement, nor to our knowledge the executive compensation firm, has any business or personal relationship with any of our executive officers outside of the engagement;
•None of the individuals on the executive compensation consultant's team assigned to the engagement maintains any direct individual position in our shares;
•The executive compensation consultant has regular discussions with only the members of the Compensation Committee (or select members of the Compensation Committee) present and when it interacts with management, it is at the Compensation Committee chair’s request and/or with the chair’s knowledge and approval;
•None of the individuals on the executive compensation consultant's team assigned to the engagement has provided any gifts, benefits, or donations to us, nor have they received any gifts, benefits, or donations from us; and
•The executive compensation consultant is bound by strict confidentiality and information sharing protocols.
Compensation Comparator Group Review
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources and survey data, as well as detailed proxy analysis of the executive compensation among the members of our comparator group.
The Compensation Committee, with assistance from Pearl Meyer, periodically evaluates the structure of the comparator group based upon the Company business profile. For 2020, Pearl Meyer, at the direction of our Compensation Committee, utilized a wide range of industries and financial criteria to select publicly-traded companies in the steel, gold, fertilizers and agricultural chemicals, commodity/specialty chemicals, construction materials and diversified metals and mining industries with comparable pay models, revenues and company market capitalization values.
Our 2020 compensation comparator group is unchanged from 2019, 2018 and 2017 and is comprised of 16 companies. Our compensation comparator group was selected in 2017 using criteria including: sales size range of approximately 0.50 to 2.0 times that of Cliffs and with a market value range of approximately 0.25 to 4.0 times that of Cliffs at that point in time. Our 2020 compensation comparator group consists of the following companies:

Agnico Eagle Mines Limited	Commercial Metals Company	Goldcorp, Inc.	Tronox Limited
Allegheny Technologies Incorporated	Compass Minerals International, Inc.	Kinross Gold Corporation	U.S. Concrete, Inc.
Carpenter Technology Corporation	Ferro Corporation	Schnitzer Steel Industries, Inc.	Vulcan Materials Company
CF Industries Holdings, Inc.	FMC Corporation	Scotts Miracle-Gro Company	Worthington Industries

ANALYSIS OF 2020 COMPENSATION DECISIONS
Base Salary
The Compensation Committee annually reviews and approves the base salaries for the CEO and other executives, including the NEOs. In making a determination of the appropriate level of an executive's base salary, the Compensation Committee considers a number of factors, including:
•Range, scope and complexity of each NEO's role;
•Comparability with the external (market median) and internal marketplace (roles of similar responsibilities, experience and organizational impact);
•Individual performance;
•Tenure and experience; and
•Retention considerations.
In 2020, the Compensation Committee reviewed the base salaries of the NEOs and approved merit increases effective January 1, 2020, which were consistent with the merit increases generally applied to the salaried employees of the Company.
In addition, the Compensation Committee approved additional pay adjustments for selected officers after the successful acquisition of AK Steel on March 13, 2020. These adjustments reflect the skills, responsibilities, span and intricacy of each role after the AK Steel acquisition and were designed to encourage retention of key employees critical to running a company with a greatly expanded footprint and product mix.

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COMPENSATION DISCUSSION AND ANALYSIS
The following were the base salaries for the NEOs throughout 2020:

			2020 BASE SALARIES
	2019 ($)	INCREASE (%)	JANUARY 1, 2020 ($)	INCREASE (%)	MARCH 13, 2020 ($)
Goncalves	1,391,000	3.0	1,433,000	32.6	1,900,000
Koci	425,000	3.1	438,000	14.2	500,000
Smith	511,000	2.9	526,000	42.6	750,000
Fedor	439,000	3.0	452,000	21.7	550,000
Harapiak	439,000	3.0	452,000	21.7	550,000

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Program (EMPI Plan)
Our EMPI Plan provides an opportunity for our NEOs to earn an annual cash incentive based on our financial and strategic performance relative to business plans and thereby align actual pay results with the short-term business performance of the Company. Target annual incentives generally are positioned at or above market median; thus, when combined with salaries generally at median, the total target cash compensation opportunity for our NEOs generally is positioned at or above market median on average, which approach is needed to attract and retain talent in a competitive job market. The positioning of individual NEOs may vary from this general target based on the factors described above.
The EMPI Plan award payout is calculated as follows:

Base Salary ($)	X	Target Award Level (%)	X	2020 Funding (%)	=	EMPI Award ($)

2020 EMPI Plan Award Opportunities. In February 2020, the Compensation Committee established threshold, target and maximum EMPI Plan award opportunities, expressed as a percentage of base salary, for each NEO. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout, subject to Compensation Committee negative discretion.
EMPI Plan award opportunities (expressed as a percentage of the base salary effective March 13, 2020) were as follows:

EMPI PLAN AWARD OPPORTUNITIES

	2020 BASE SALARY	THRESHOLD	TARGET	MAXIMUM
Goncalves	$1,900,000	100%	200%	400%
Koci	$500,000	50%	100%	200%
Smith	$750,000	60%	120%	240%
Fedor	$550,000	50%	100%	200%
Harapiak	$550,000	50%	100%	200%
2020 EMPI Plan Performance Measures. The EMPI Plan uses a performance scorecard with performance standards that are related to Cliffs' strategic initiatives, financial metrics and safety. The annual incentive program is based 50% on financial performance, 40% on strategic initiatives and 10% on Safety Scorecard evaluation. Cliffs believes that a significant portion of our NEOs’ potential compensation should be dependent on our business results as well as our NEOs’ successful leadership.
2020 EMPI Plan Target Setting and 2020 Results. Performance targets and ranges under the EMPI Plan were established and approved by the Compensation Committee in the first quarter of 2020, taking into consideration management's financial and strategic plans for the current year. Both performance elements other than the strategic initiatives were assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the EMPI Plan maximum award opportunities associated with those elements. The Compensation Committee set the EMPI metrics for 2020 so that the relative difficulty of achieving the target level is expected to be consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor.

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COMPENSATION DISCUSSION AND ANALYSIS
The specific elements, respective weightings and funding results for the underlying metrics were as follows:

2020 EMPI Plan

EMPI PLAN PERFORMANCE METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%	WEIGHTING (%)	2020 ACTUAL	2020 FUNDING (%)
Adjusted EBITDA (USD $ in millions)	$400	$500	$600	50.0	$353.0	—
Safety Scorecard	150-174	175-249	250+	10.0	283.61	20.00
Strategic Initiatives:	----	----	----	40.0	----	80.00
•HBI Project – Complete Hot Commissioning by the end of the second quarter of 2020
•AK Steel Acquisition – Complete the transaction by the end of the first quarter of 2020
•AK Steel Integration - Operations, Finance, and Human Resources
•Development of Corporate Plan
•Other initiatives the Compensation Committee deemed significant to advance the Company
•In September 2020, we entered into a definitive agreement to acquire AM USA. Upon closure of the transaction, we became the largest flat rolled steel producer and iron ore pellet producer in North America. This was the Compensation Committee's primary consideration for 2020 in terms of other initiatives that advanced the Company

			Total	100.0		100.00
The Compensation Committee established specific goals for 2020 covering financial, safety and strategic performance metrics. Each quarter, the Compensation Committee reviewed the interim status of our performance against the metrics. Although the Compensation Committee retained the discretion to decrease any projected payout based on both the financial and operational performance and progress on overall operational and strategic initiatives, the Compensation Committee chose not to exercise negative discretion and the 2020 EMPI payouts were weighted as originally established.
The Safety Scorecard implements a plan to give credit for compliance and proactive initiatives. The Safety Scorecard assigns points and measures specific criteria regarding total reportable incident rates (including number of injuries), proactive initiatives, and sustaining safety performance at our operations. Cliffs' safety performance for 2020 exceeded the maximum metric.
Adjusted EBITDA
The Compensation Committee continued to utilize Adjusted EBITDA as a performance metric. The Compensation Committee believes that Adjusted EBITDA is the proper financial metric to assess the Company's operating performance, as it also provides the most accurate measure of ongoing core operating results and to evaluate comparative results period over period. Cliffs reported 2020 Adjusted EBITDA of $353.0 million. When setting the Adjusted EBITDA target, the Compensation Committee considered the Company’s profitability drivers, most notably its average selling prices, cash costs, and sales volumes, as well as expected commodity prices, including those for iron ore, domestic hot-rolled coil steel, and pellet premiums. These factors were rigorously discussed, debated, and agreed upon by the Compensation Committee before setting the final target. See the Annex for an explanation of our non-GAAP financial measures.
Strategic Initiatives
Our annual incentive program is designed to drive profitable growth and long-term shareholder value creation. As such, we use a carefully balanced mix of quantifiable financial metrics, and strategic and operational metrics ─ with a heavier emphasis on Adjusted EBITDA because of its strong line of sight to profitability. The strategic performance measures in the program place a specific focus on ensuring the health of our balance sheet and conserving liquidity, which are critical to our strategic growth and long-term transformation objectives.
The strategic initiatives chosen by the Compensation Committee in early 2020, and the achievements by management during 2020, are described below:

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COMPENSATION DISCUSSION AND ANALYSIS

HBI PROJECT - COMPLETE HOT COMMISSIONING BY THE END OF THE SECOND QUARTER OF 2020

✓✓
Goal of Initiative: To commission the Toledo direct reduction facility (HBI Project) in the second quarter of 2020.

Importance of Initiative: The completion of our HBI Project provides an alternative outlet for our customized iron ore pellets and enables us to diversify our clientele by serving new customers in the growing EAF market with high-quality metallics. The HBI Project also represents a significant investment in our commitment to sustainability and reducing GHG emissions. In addition, by providing a domestic source of iron feedstock, we are displacing foreign-sourced pig iron, thereby reducing the higher GHG emissions associated with this pig iron production and transportation.

Result: Due to the COVID-19 pandemic, in March 2020 we temporarily shut down construction activities at the HBI Project. Yet despite the ongoing challenges presented by the pandemic, we were able to safely restart construction in June 2020 and complete construction, cold and hot commissioning activities, and begin production during the fourth quarter of 2020.

AK STEEL ACQUISITION - COMPLETE THE TRANSACTION BY THE END OF THE FIRST QUARTER OF 2020

✓✓
Goal of Initiative: Close the acquisition in the first quarter of 2020.

Importance of Initiative: The acquisition and successful integration of AK Steel was the first part of our transformation into the largest flat rolled steel producer in the United States, creating a vertically integrated producer of value-added iron ore and steel products, strongly positioned to provide high-value iron ore and steel solutions to customers primarily across North America and drive long-term growth.

Result: We closed the AK Steel acquisition in March 2020, at the start of the COVID-19 pandemic in the U.S. The consummation of the transaction early in the year allowed shareholders to participate in substantial upside when the automotive industry, which is a principal end market for AK Steel's products, began to rebound after the second quarter.

AK STEEL INTEGRATION - OPERATIONS, FINANCE AND HUMAN RESOURCES

** DEVELOPMENT OF CORPORATE PLAN
✓✓
Goal of Initiative: To seamlessly integrate AK Steel as efficiently and effectively as possible, while continuing to protect the safety and health of our employees and customers in the communities we serve.

Importance of Initiative: Given the severe disruptions driven by pandemic fears and market dislocation, ensuring AK Steel was quickly, safely and effectively integrated into the business so we could capture operational synergies and preserve the accretive nature of the transaction for our shareholders was a critical business imperative.

Result: By the end of 2020, we successfully consolidated corporate functions, reducing duplicative overhead costs, and recognized procurement and energy cost savings, as well as operational and supply chain efficiencies. The result was an identification of $160 million in synergy initiatives, exceeding our initial annual cost synergy savings expectation of $120 million.

OTHER INITIATIVES THE COMPENSATION COMMITTEE DEEMED SIGNIFICANT TO ADVANCE THE COMPANY

✓✓
Goal of Initiative: The Compensation Committee recognizes the dynamic nature of the Company’s business model. As we responded to the unexpected challenges posed by the COVID-19 pandemic throughout 2020, we maintained our focus on completing the HBI Project and integrating AK Steel. At the same time, we took decisive steps to preserve our liquidity during a period when we were not able to ship steel to all our clients, and particularly to our main end market, the automotive industry. In the face of these adverse conditions, our resilient business model and focused management team led our Company through a dramatic rebound during the second half of the year, culminating in executing on a strategic opportunity to further transform our business by acquiring AM USA.

Importance of Initiative: Management's extraordinary efforts in completing an acquisition during a pandemic, navigating a volatile steel industry and customer landscape, and pivoting to a second transformational acquisition during 2020 was critical to positioning the Company for continued growth and increased stability going forward.

Result: Our management team not only integrated our acquisition of AK Steel, managed our liquidity during a period of tremendous uncertainty, but also closed our acquisition of AM USA before year end and did so while keeping our employees safe.

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COMPENSATION DISCUSSION AND ANALYSIS
Based on the execution of and progress toward the ongoing strategic initiatives above, the Compensation Committee determined that the management team exceeded expectations during 2020 and approved a maximum payout of 200% of target.
Safety Scorecard
The Safety Scorecard measures specific criteria and assigns points regarding incident rates, proactive initiatives, and sustaining safety performance and permission to operate (which incorporates safety and industrial hygiene) at all Cliffs operations. Sustainability is core to our business and health and safety is one of its cornerstones. Cliffs' initiatives to protect the health and safety of our employees, driving down costs for injury and illness treatment and time away from work, and controlling operational costs through careful planning and design for safety, are reflected in the Safety Scorecard.
For 2020, we achieved a Total Recordable Incident Rate of 0.79, which exceeded our Total Recordable Incident Rate goal of 1.10. The 2020 record health and safety performance was achieved amid a global pandemic, operational shutdowns and a major construction project at our direct reduction plant. The acquired AK Steel and AM USA operations were not included in the 2020 Safety Scorecard as it was established by the Compensation Committee prior to the completion of the acquisitions later in 2020.
Our 2020 health and safety performance is summarized below:

	2020 RATES	COMPARED TO 2019
TOTAL RECORDABLE INCIDENT RATE (1)	0.79	1.11
LOST TIME INJURY RATE	0.29	0.27
LOST TIME INCIDENTS	9 (all employees)	12 (9 employees and 3 contractors)
LOST DAY SEVERITY RATE (2)	7.24	4.10
LOST DAYS	154	151
(1) Calculated by multiplying the number of recordable cases by 200,000, and then dividing that number by the number of labor hours worked. (2) Lost Day Severity Rate does not include contractors.
Our safety performance for 2020, which demonstrates the focus by all hourly and salaried employees on safe production, significantly exceeded the maximum EMPI Plan metric. Accordingly, the Compensation Committee approved a maximum payout of 200% of target.
2020 EMPI Payout Results
In determining final payout results under the 2020 EMPI Plan, the Compensation Committee made no mid-year or year-end adjustments to the performance metrics or goals for the 2020 annual incentive program to eliminate or smooth out the effects of the COVID-19 pandemic on such metrics or actual results. Total annual incentives for 2020 under the EMPI Plan were paid to the NEOs in the amounts set forth in the following table:

	BASE SALARY ($)	TARGET AWARD LEVEL (%)	2020 EMPI FUNDING (%)	EMPI PLAN PAYOUT ($)
Goncalves	1,900,000	200%	100.0%	3,800,000
Koci	500,000	100%	100.0%	500,000
Smith	750,000	120%	100.0%	900,000
Fedor	550,000	100%	100.0%	550,000
Harapiak	550,000	100%	100.0%	550,000

Acquisition and Integration Award
In 2020, our management team not only successfully navigated through the pandemic, but also used the changing landscape as an opportunity to transform and improve our business for the long term. In less than a one-year period, our management team led our transformation from effectively a regional iron ore miner into the largest flat-rolled steel producer in North America. From the beginning to the end of 2020, we went from approximately 2,000 employees to approximately 25,000 employees, and went from annual revenues of approximately $2 billion to pro-forma annual revenues of approximately $17 billion. This was accomplished through the acquisitions of AK Steel and AM USA, both of which were completed during the year. As these companies were our previous two largest customers, the acquisitions improved the long-term competitiveness of all three entities by combining them and creating one stronger vertically-integrated business.
The Compensation Committee fully recognized both the bold vision and effort it took by our senior leadership to complete and integrate acquisitions of this magnitude. Each transaction on its own would have been remarkably transformative, and we were able to complete two in

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COMPENSATION DISCUSSION AND ANALYSIS
the same year under pandemic conditions. Once the full vision of the industry consolidation strategy was realized by the market, our share price responded dramatically as a result – rising approximately 160% since the announcement of the AM USA acquisition. Given the nature of our prior iron ore business, the integration of these newly acquired steel manufacturing and processing assets has been incredibly challenging but successfully managed by our leadership team.
In recognition of both the bold vision and successful execution of this unprecedented industry consolidation, the Compensation Committee awarded certain members of management the following discretionary bonuses in connection with completing the AK Steel and AM USA acquisitions during 2020. When taken in combination with the 2020 EMPI awards, this award equates to a 200% incentive payout for 2020, which the Compensation Committee fully supported in light of this transformative activity during the year.

ACQUISITION AND INTEGRATION AWARD ($)
Goncalves	3,800,000
Koci	500,000
Smith	900,000
Fedor	550,000
Harapiak	550,000

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Program
Our long-term equity incentive compensation program rewards the NEOs based on the future performance of our Company by providing awards for creating value for our shareholders. The goals of the long-term incentive program are to:
•Help ensure the NEOs’ financial interests are aligned with our shareholders’ interests;
•Motivate decision making that improves financial performance over the long term;
•Recognize and reward superior financial performance of our Company;
•Provide a retention element to our compensation program; and
•Promote compliance with the Share Ownership Guidelines for executives.
Each year, we establish a target long-term incentive award opportunity for each NEO as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, the Compensation Committee sought to position target long-term incentive opportunities at or above the median of market for equivalent roles so that, in combination with base salaries and at or above market annual incentive targets, the total target compensation opportunity for our NEOs is generally above the median of market on average. Actual positioning may vary from this target for NEOs based on the factors previously described. In addition, actual awards to each NEO may vary from the target established for each role, based on the CEO’s assessment of individual performance in the case of grants made to NEOs other than the CEO, and based on the Board’s assessment of the CEO’s performance in the case of grants made to the CEO.
Administrative Process. Long-term incentive awards for NEOs are granted annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted NEOs or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for new hire or promotion-related awards is the date of such approval or such later date as the Compensation Committee determines. We do not schedule grants to coordinate with the release of material non-public information. All NEOs' grants were awarded under the A&R 2015 Equity Plan.
2018, 2019, and 2020 Long-Term Incentive Grants. The Compensation Committee divided the annual long-term incentive grants to the NEOs into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units. We also note that the original design of these awards was maintained during 2020, we made no mid-year or year-end adjustments to the performance metrics or goals for any of the 2018, 2019 or 2020 long-term incentive awards to eliminate or smooth out the effects of the COVID-19 pandemic on such metrics or actual results.
Performance Cash Incentive Awards and Performance Share Awards. The performance cash incentive awards and the performance share awards granted provide an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to comparator companies’ returns in the metals and mining industry (performance share comparator companies are identified below). Payout is not capped at a specific percentage in the event of negative TSR over the performance period due to the volatility of our industry in comparison to the broader market.
The calibration of the pay-for-performance relationship for the grants is as follows, and payout is interpolated for performance between threshold, target and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	100%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout		—%	50%	100%	200%

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COMPENSATION DISCUSSION AND ANALYSIS
Restricted Stock Units. Restricted stock unit grants are generally earned based on continued employment over a period of approximately three years and are retention-based awards. These restricted stock unit awards generally vest at the fiscal end of the three-year period and are payable in our common shares.
2020 Long-Term Incentive Grants. The comparator group used for the 2020 performance cash incentive and performance share awards that are tied to relative TSR is comprised of 25 constituents of the SPDR S&P Metals and Mining ETF Index (excluding Cliffs) at the beginning of the three-year performance period, which started on January 1, 2020. Our 2020 performance comparator group consists of:

Alcoa Corporation	Haynes International, Inc.	Royal Gold, Inc.
Allegheny Technologies Inc.	Hecla Mining Company	Schnitzer Steel Industries, Inc.
Arch Coal, Inc.	Kaiser Aluminum Corporation	Steel Dynamics, Inc.
Carpenter Technology Corporation	Materion Corporation	SunCoke Energy Inc.
Coeur Mining, Inc.	McEwen Mining Inc.	United States Steel Corporation
Commercial Metals Company	Newmont Goldcorp Corporation	Warrior Met Coal Inc.
Compass Minerals International, Inc.	Nucor Corporation	Worthington Industries, Inc.
CONSOL Energy Inc.	Peabody Energy Corporation
Freeport-McMoRan Inc.	Reliance Steel & Aluminum Co.

The performance comparator group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions that affect us. The Compensation Committee evaluates this comparator group for each new cycle of the performance cash and performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific comparators. The performance comparator group used to assess performance for performance cash and share incentive awards is not the same as the comparator group used to assess the competitiveness of our compensation because the latter is limited to those companies who are more similar in revenue and industry.
2020 – 2022 Performance Cash Incentive Awards, Performance Share Awards and Restricted Stock Unit Grants. On February 18, 2020, the Compensation Committee approved target performance cash incentive awards, performance share awards and restricted stock unit awards under the A&R 2015 Equity Plan for our NEOs, with a grant date of March 13, 2020. The number of shares subject to the awards granted to each NEO was determined by dividing the applicable grant values by the 60-day average closing price of our common shares ending on the date of grant ($7.17 for grants made in March 2020). The use of the 60-day average price to calibrate the number of units granted limits the potential to grant an unusually high or low number of units due to an exceptionally low or high share price on the date of the grant. The following amounts of performance cash incentive awards, performance share awards and restricted stock units granted at the closing share price of $4.87 per share on March 13, 2020, the date of grant, were awarded to our NEOs for the 2020 – 2022 period:

	TARGET %	TOTAL GRANT VALUE ($)	TARGET PERFORMANCE CASH INCENTIVE AWARDS ($)	TARGET PERFORMANCE SHARE AWARDS (#)	RESTRICTED STOCK UNITS (#)
Goncalves	400%	5,990,964	2,584,000	349,791	349,791
Koci	175%	788,284	340,000	46,025	46,025
Smith	250%	1,478,033	637,500	86,297	86,297
Fedor	175%	867,117	374,000	50,628	50,628
Harapiak	175%	867,117	374,000	50,628	50,628

Payout Determined for the 2018 – 2020 Long-Term Incentive Grant - Performance Cash and Shares. In January 2021, the Compensation Committee determined that for the three-year performance period ended on December 31, 2020, we achieved relative TSR performance above maximum goal (100th percentile), to outperform our constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2018, resulting in a payout level of 200% for the performance cash and share awards.

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COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
Defined Benefit Pension Plan
We maintain a defined benefit pension plan (the "Pension Plan") and SERP in which all of the NEOs are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives.
401(k) Savings Plan
Our NEOs are eligible to contribute up to 35% of their base salary under our 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service ("IRS") regulations. For the 2020 calendar year, employee pre-tax contributions were limited to $19,500 ($26,000 for persons age 50 or older). We match 100% of employee contributions up to the first three percent and 50% for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain employees.
Deferred Compensation Plan
Under the 2012 Non-Qualified Deferred Compensation Plan (the "2012 NQDC Plan"), the NEOs and other senior executives are permitted to defer, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 3.46% for 2020, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the 2012 NQDC Plan provides for an annual supplemental matching contribution. The amount of the supplemental matching contribution is equal to what the NEO would have received as matching contributions in the 401(k) Savings Plan without regard to the applicable IRS maximum compensation limits for 2020.
Other Benefits
Our other benefits and perquisites for senior executives, including our NEOs, are limited to Company-paid parking, fitness reimbursement program, executive physicals, personal financial services, and certain commuter and travel expenses. The Compensation Committee believes that these benefits will prevent distraction from duties as an executive officer and encourage the health and well-being of our executive leadership team. Due to the location of our corporate offices, we provide Company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the 2020 Summary Compensation Table under “All Other Compensation” and described in footnote (7).
SUPPLEMENTARY COMPENSATION POLICIES
Cliffs uses several additional policies to ensure that our overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
Share Ownership Guidelines
Share Ownership Guidelines are to ensure that senior executives, including our NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. Our guidelines provide that senior executives, including our NEOs, own shares at least equal to the dollar value of the respective multiple of their base salary. The guidelines are as follows:

MULTIPLE OF BASE PAY
CEO	6x
Executive / Senior Vice President	3x
Vice President	1.5x

To be compliant, each executive has five years from the time he or she is appointed to his or her officer position to satisfy the Share Ownership Guidelines. The senior executives, including our NEOs, must hold at least 50% of their “net profit shares” (the shares remaining after deducting the shares required to be exchanged to pay tax obligations) from their vested restricted stock units until the senior executives have met the ownership guideline.

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COMPENSATION DISCUSSION AND ANALYSIS
For purposes of determining share ownership levels, only the following forms of our equity interests are taken into account:
•shares owned directly; and
•unvested restricted stock units.
Currently, the NEOs are in compliance with our guidelines. Mr. Koci was appointed Executive Vice President, CFO on February 12, 2019 and is projected to be in compliance with our guidelines within the five-year period. The following table summarizes NEO ownership of our common shares as of December 31, 2020 (the last trading day of the year).

	VALUE OF SHARES OWNED DIRECTLY ($)	VALUE OF RESTRICTED STOCK UNITS ($)	TOTAL SHARE VALUE ($)	REQUIRED MULTIPLE OF BASE SALARY	REQUIRED VALUE ($)	APPROXIMATE OWNERSHIP RELATIVE TO BASE SALARY AS OF DECEMBER 31, 2020 (1)
	# OF SHARES OWNED DIRECTLY	# OF RESTRICTED STOCK UNITS	# OF TOTAL SHARES
Goncalves	$21,346,135	$5,435,119	$26,781,254	6x	$11,400,000	14.1x
	3,120,780	794,608	3,915,388
Koci	$670,320	$497,090	$1,167,410	3x	$1,500,000	2.3x
	98,000	72,674	170,674
Smith	$1,858,558	$1,135,146	$2,993,704	3x	$2,250,000	4x
	271,719	165,957	437,676
Fedor	$1,668,556	$766,360	$2,434,916	3x	$1,650,000	4.4x
	243,941	112,041	355,982
Harapiak	$1,555,484	$766,360	$2,321,844	3x	$1,650,000	4.2x
	227,410	112,041	339,451
(1) Value is calculated based on the one-year average closing price per share of our shares as of December 31, 2020, which was $6.84.
Change in Control Severance Agreements
The Compensation Committee believes change in control severance agreements that support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the NEO in situations where the NEO believes, for example, that we may engage in a merger, be acquired in a hostile takeover or be involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of NEOs with the interests of our shareholders if a qualified offer is made to acquire Cliffs, in that each of our NEOs would likely be aware of or involved in any such negotiation and it is to the benefit of our shareholders to have NEOs negotiating in the shareholders’ best interests without regard to the NEOs' personal financial interests. The level of benefits under these agreements was determined consistent with market practices at the time that the agreements were established. The agreements generally provide for the following change in control terms:
•Depending on position, two or three times annual base salary and target annual incentive as severance upon termination within 24 months following the change in control, a payment for two or three years of continued SERP benefits, up to $10,000 in outplacement services in the case of Messrs. Koci, Smith, Fedor, and Harapiak and up to 15% of base salary in the case of Mr. Goncalves, up to $12,000 per year for tax and financial planning services for two or three years and, under certain circumstances, continuation of welfare benefits for two or three years, depending on position; and
•Non-competition, confidentiality and non-solicitation restrictions on NEOs who receive severance payments following the change in control.

Clawback Policy
The Company has a clawback policy, applicable to all of our executive officers, that covers the following incentive based compensation:
•Annual incentive awards paid under our annual cash incentive compensation program;
•Equity-based awards under our long-term incentive equity program; and
•Any other incentive-based compensation paid or granted pursuant to an incentive plan.
Under this policy, if the Board determines that an executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties, which conduct resulted in an accounting restatement with any financial reporting requirement, the Board will take prompt and reasonable action to seek recovery of all excessive incentive-based compensation. The Board may seek recovery under this policy if an accounting restatement is due within 36 months of the publication of the financial statements that are required to be restated.

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COMPENSATION DISCUSSION AND ANALYSIS
Certain Material Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies like Cliffs for compensation in excess of $1 million paid to certain current and former executive officers.  Historically, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  While awards granted for 2020 under our EMPI Plan and our equity plans were not structured to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, certain grants of cash- or equity-based awards under our equity plans in prior years were intended to potentially qualify as “performance-based compensation” for purposes of Section 162(m) of the Code under certain circumstances. The Compensation Committee did not consider in any substantial way any specific quantification of potential lost deductibility when making its 2020 compensation decisions.  In turn, the Compensation Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, and it is possible that awards intended in prior years to potentially qualify as “performance-based compensation” may not so qualify or may not be deductible.
No Hedging
We have a policy that prohibits our directors, officers and employees from engaging in certain hedging transactions, including "short" selling Company securities and trading in options, warrants, puts, calls or similar securities derived from the Company's securities. Our policy applies to, among other securities, Company securities granted to directors, officers or employees by the Company as compensation, as well as Company securities held, directly or indirectly, by such directors, officers or employees.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board:
The Compensation and Organization Committee of the Board has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2021 Annual Meeting and in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2020, each as filed with the Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
Douglas C. Taylor, Chair
John T. Baldwin
Ralph S. Michael, III
Eric M. Rychel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2020 (Messrs. Taylor, Baldwin, Michael, Rychel, and Stoliar) was or has been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).
None of our executive officers serves or served during the last completed fiscal year as a director or member of the compensation committee of another organization one of whose executive officers serves or served at the same time as a member of either the Board or the Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2020, Pearl Meyer reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. Pearl Meyer analyzed a series of risk factors and concluded that the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. Pearl Meyer found that Cliffs' compensation programs for our NEOs and our employees are appropriately positioned at the low end of the risk spectrum and have identified no compensation-related risks likely to cause a material adverse outcome to the Company. The Compensation Committee received the report summarizing the work of Pearl Meyer and concurs with Pearl Meyer's conclusion.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
2020 Summary Compensation Table
The following table sets forth the compensation earned by our NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2020, 2019 and 2018 (as applicable).

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (1)(2) (c)	BONUS ($) (3)(d)	STOCK AWARDS ($) (4) (e)	OPTION AWARDS ($)(f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)(5) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (6) (h)	ALL OTHER COMPENSATION ($) (7) (i)	TOTAL ($) (j)
Lourenco Goncalves Chairman, President and CEO	2020	1,810,016	3,800,000	4,127,534	—	7,472,000	684,898	616,957	18,511,405
	2019	1,391,000	—	5,891,147	—	7,367,984	1,160,027	255,931	16,066,089
	2018	1,350,000	—	4,776,554	—	8,280,000	340,021	697,352	15,443,927
Keith A. Koci EVP, CFO	2020	489,006	500,000	543,095	—	500,000	165,500	28,110	2,225,711
	2019	378,413	—	787,478	—	611,517	—	224,843	2,002,251
	2018	—	—	—	—	—	—	—	—
Clifford T. Smith EVP, COO	2020	706,218	900,000	1,018,304	—	1,406,940	234,200	65,180	4,330,842
	2019	511,000	—	1,352,622	—	1,392,921	419,300	38,881	3,714,724
	2018	426,000	—	659,422	—	1,275,466	—	31,455	2,392,343
Terry G. Fedor EVP, COO, Steel Mills	2020	531,699	550,000	597,410	—	1,056,940	220,600	208,629	3,165,278
	2019	439,000	—	813,422	—	1,110,020	354,600	32,737	2,749,779
	2018	426,000	—	659,422	—	1,275,466	8,600	36,442	2,405,930
Maurice D. Harapiak EVP, HR & Chief Administration Officer	2020	531,699	550,000	597,410	—	1,056,940	163,269	59,305	2,958,623
	2019	439,000	—	813,422	—	1,096,592	249,282	39,489	2,637,785
	2018	426,000	—	659,422	—	1,243,866	41,772	40,680	2,411,740
(1) 2020 amounts in columns (c), (d) and (g) reflect the salary, bonus, and non-equity incentive plan compensation for each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2012 NQDC Plan and certain other benefit plans.

(2) The 2020 salary for each of the NEOs includes his base salary before the employee's contributions to the 401(k) Savings Plan. The following table summarizes salary contributions for the 401(k) Savings Plan for NEOs in 2020:

	401(k) CONTRIBUTION ($)	CATCH-UP CONTRIBUTION ($)	TOTAL ($)
Goncalves	19,500	6,500	26,000
Koci	19,500	6,500	26,000
Smith (a)	57,000	6,500	63,500
Fedor (a)	57,000	6,500	63,500
Harapiak	19,500	6,500	26,000
(a) Messrs. Smith and Fedor's total 401(k) contribution exceeds the IRS 2020 contribution limit of $19,500. Individuals who are age 50 or over at the end of the calendar year can make an annual catch-up contribution up to $6,500.

(3)    The 2020 amounts in column (d) reflect the recognition for efforts on the completion of the AK Steel and AM USA acquisitions.
(4)    The 2020 amounts in column (e) reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, for performance share awards and restricted stock units granted during 2020. For performance shares granted during 2020, the amounts reported are based on the target payout level. Assuming achievement of maximum performance, the fair value as of the grant date of the performance share awards made to Messrs. Goncalves, Koci, Smith, Fedor and Harapiak would have been $4,848,103, $637,907, $1,196,076, $701,704, and $701,704 respectively. For additional information, refer to Note 11 in our Annual Report on Form 10-K for the year ended December 31, 2020. These types of awards are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2020 Compensation Decisions", under the sub-headings “2020–2022 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants”.
(5)    The 2020 amounts in column (g) reflect the incentive awards earned in 2020 under the EMPI Plan and Long-Term Incentive Program (performance cash), which are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2020 Compensation Decisions" under the sub-headings “Annual Incentive Program” and "Long–Term Incentive Program."

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EXECUTIVE COMPENSATION
(6)    The 2020 amounts in column (h) reflect the actuarial increase in the present value of the NEO’s benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis–Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for the NEOs generally increased from December 31, 2019 to December 31, 2020. This is primarily the result of the one additional year of benefit accruals earned under the qualified and nonqualified pension plans. This column also includes amounts for above-market interest for the NEOs’ balances in the 2012 NQDC Plan.
The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2020:

	PRESENT VALUE OF PENSION ACCRUALS ($)	ABOVE-MARKET INTEREST ON DEFERRED COMPENSATION ($)	TOTAL ($)
Goncalves	684,200	698	684,898
Koci	165,500	—	165,500
Smith	234,200	—	234,200
Fedor	220,600	—	220,600
Harapiak	163,100	169	163,269
(7)    The 2020 amounts in column (i) reflect the combined value of the NEOs' perquisites or the benefits attributable to our paid parking, fitness reimbursement program, executive physical, financial services, matching contributions made on behalf of the executives under the 401(k) Savings Plan and the 2012 NQDC Plan, and commuter and travel expenses and other amounts.
The following table summarizes perquisites and other compensation in 2020:

	PAID PARKING ($)	FITNESS REIMBURSE- MENT PROGRAM ($)	EXECUTIVE PHYSICALS ($)	FINANCIAL SERVICES ($)	401(k) SAVINGS PLAN MATCHING CONTRIBUTIONS ($)	NQDC PLAN MATCHING CONTRIBUTIONS ($)	DIVIDENDS($)	OTHER ($)		TOTAL ($)
Goncalves	4,200	—	—	9,725	11,400	17,260	480,225	94,147	(a)	616,957
Koci	4,200	—	—	4,350	11,400	8,160	—	—		28,110
Smith	4,200	300	—	11,440	11,400	16,849	20,991	—		65,180
Fedor	4,200	—	2,145	11,440	11,400	9,798	20,991	148,655	(b)	208,629
Harapiak	4,200	600	—	12,955	11,400	9,868	20,282	—		59,305
(a) Other compensation for Mr. Goncalves reflects the aggregate incremental cost of commuter and travel expenses, including the cost of personal use of the leased corporate aircraft ($92,383) and ground transportation ($1,764) in 2020. We have estimated our aggregate incremental cost of personal use of the leased corporate aircraft using a methodology that reflects the direct variable operating costs on an hourly basis, including all costs that may vary by the hours flown. Included in these direct variable operating costs are: aircraft fuel and oil, trip-related maintenance, crew travel expenses, trip-related fees, ramp fees, landing fees, catering and other miscellaneous variable costs. Fixed costs, such as hangar fee storage, maintenance not related to travel, pilot salaries, insurance and warranty are excluded from this calculation.

(b) Other compensation for Mr. Fedor reflect his relocation and temporary housing ($148,655).
2020 Grants of Plan-Based Awards
The table below discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the 2020 awards under the EMPI Plan and Long-Term Incentive Program (performance cash incentive awards), granted under the A&R 2015 Equity Plan. See “Compensation Discussion and Analysis–Analysis of 2020 Compensation Decisions" under the sub-headings "Annual Incentive Program" and "Long-Term Incentive Program” for program descriptions. Actual payouts for the 2020 EMPI awards are shown in the 2020 Summary Compensation Table.
Columns (g), (h) and (i) of the table below show the potential payouts at the threshold, target and maximum levels of the 2020–2022 performance share awards; such performance shares vest over a three-year period ending December 31, 2022. Column (k) shows the grant date fair value of such equity awards, based on the grant date fair value of $6.93 per share, computed in accordance with FASB ASC 718.
Columns (j) and (k) represent the number of restricted stock units granted in connection with the 2020–2022 vesting period based on the grant date price of $4.87 per share of those restricted stock unit grants.

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		GRANT DATE (c)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#) (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (j)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (k)
NAME (a)	AWARD TYPE (b)		Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Goncalves	Annual Incentive Program	2/18/2020	1,900,000	3,800,000	7,600,000	—	—	—	—	—
	LTI Program - Performance Cash	3/13/2020	1,292,000	2,584,000	5,168,000	—	—	—	—	—
	LTI Program - Performance Shares	3/13/2020	—	—	—	174,896	349,791	699,582	—	2,424,052
	LTI Program - RSU	3/13/2020	—	—	—	—	—	—	349,791	1,703,482
Koci	Annual Incentive Program	2/18/2020	250,000	500,000	1,000,000	—	—	—	—	—
	LTI Program - Performance Cash	3/13/2020	170,000	340,000	680,000	—	—	—	—	—
	LTI Program - Performance Shares	3/13/2020	—	—	—	23,013	46,025	92,050	—	318,953
	LTI Program - RSU	3/13/2020	—	—	—	—	—	—	46,025	224,142
Smith	Annual Incentive Program	2/18/2020	450,000	900,000	1,800,000	—	—	—	—	—
	LTI Program - Performance Cash	3/13/2020	318,750	637,500	1,275,000	—	—	—	—	—
	LTI Program - Performance Shares	3/13/2020	—	—	—	43,149	86,297	172,594	—	598,038
	LTI Program - RSU	3/13/2020	—	—	—	—	—	—	86,297	420,266
Fedor	Annual Incentive Program	2/18/2020	275,000	550,000	1,100,000	—	—	—	—	—
	LTI Program - Performance Cash	3/13/2020	187,000	374,000	748,000	—	—	—	—	—
	LTI Program - Performance Shares	3/13/2020	—	—	—	25,314	50,628	101,256	—	350,852
	LTI Program - RSU	3/13/2020	—	—	—	—	—	—	50,628	246,558
Harapiak	Annual Incentive Program	2/18/2020	275,000	550,000	1,100,000	—	—	—	—	—
	LTI Program - Performance Cash	3/13/2020	187,000	374,000	748,000	—	—	—	—	—
	LTI Program - Performance Shares	3/13/2020	—	—	—	25,314	50,628	101,256	—	350,852
	LTI Program - RSU	3/13/2020	—	—	—	—	—	—	50,628	246,558
(1)    Reflects the Company's annual incentive program and a long-term incentive program component for 2020. The amounts in column (d) reflect the threshold payout level which is 50% of the target amount shown in column (e); and the amounts shown in column (f) represent 200% of such target amounts.

(2)    Reflects the performance shares component of the Company's long-term incentive program. The amounts in column (g) reflect the threshold payout level of the 2020 – 2022 performance shares, which is 50% of the target amount shown in column (h); and the amounts shown in column (i) represent 200% of such target amounts.

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Outstanding Equity Awards at 2020 Fiscal Year–End
The following table shows: in column (c), the number of unexercised option awards that are exercisable; in column (d), the number of unexercised option awards that are unexercisable; in column (e), the option exercise price and in column (f), the option expiration date. In addition, column (g) shows the number of unvested restricted stock units held by each NEO, and column (h) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2020 of $14.56 per share. Column (i) shows the number of unearned performance shares held by each NEO, and column (j) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2020 of $14.56 per share. These awards were granted under the A&R 2012 Incentive Equity Plan or A&R 2015 Equity Plan.

		OPTION AWARDS				STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (c)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (g)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(i)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (j)
Goncalves	2020 LTI Program	—	—	—	—	349,791	(1)	5,092,957	699,582	(2)	10,185,914
	2019 LTI Program	—	—	—	—	199,362	(3)	2,902,711	398,724	(4)	5,805,421
	2015 LTI Program	187,136	—	7.70	1/12/2025	—		—	—		—
	2014 New Hire	250,000	—	13.83	11/17/2021	—		—	—		—
Koci	2020 LTI Program	—	—	—	—	46,025	(1)	670,124	92,050	(2)	1,340,248
	2019 LTI Program	—	—	—	—	26,649	(3)	388,009	53,298	(4)	776,019
Smith	2020 LTI Program	—	—	—	—	86,297	(1)	1,256,484	172,594	(2)	2,512,969
	2019 LTI Program	—	—	—	—	45,774	(3)	666,469	91,548	(4)	1,332,939
	2015 LTI Program	27,430	—	7.70	1/12/2025	—		—	—		—
Fedor	2020 LTI Program	—	—	—	—	50,628	(1)	737,144	101,256	(2)	1,474,287
	2019 LTI Program	—	—	—	—	27,527	(3)	400,793	55,054	(4)	801,586
	2015 LTI Program	27,430	—	7.70	1/12/2025	—		—	—		—
Harapiak	2020 LTI Program	—	—	—	—	50,628	(1)	737,144	101,256	(2)	1,474,287
	2019 LTI Program	—	—	—	—	27,527	(3)	400,793	55,054	(4)	801,586
	2015 LTI Program	25,384	—	7.70	1/12/2025	—		—	—		—
(1)Represents restricted stock units granted on March 13, 2020. The restricted stock units vest in full on December 31, 2022, subject to continued employment.
(2)Represents performance shares for the 2020 – 2022 performance period granted on March 13, 2020. These shares are shown based on achievement of maximum performance and will vest on December 31, 2022, subject to the achievement of specified performance metrics and continued employment through December 31, 2022.
(3)Represents restricted stock units granted on February 19, 2019. The restricted stock units vest in full on December 31, 2021, subject to continued employment.
(4)Represents performance shares for the 2019 – 2021 performance period granted on February 19, 2019. These shares are shown based on achievement of maximum performance and will vest on December 31, 2021, subject to the achievement of specified performance metrics and continued employment through December 31, 2021.

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EXECUTIVE COMPENSATION
2020 Option Exercises and Stock Vested
The table below shows: in columns (c) and (d) information regarding the performance shares and restricted stock unit awards that vested during 2020 for the NEOs.

	STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (c)		VALUE REALIZED ON VESTING ($) (d)
Goncalves	2018 LTI Program - Performance Shares	490,910	(1)	7,147,650
	2018 LTI Program - RSU	245,455	(2)	3,573,825
Koci	2018 LTI Program	—		—
Smith	2018 LTI Program - Performance Shares	67,772	(1)	986,760
	2018 LTI Program - RSU	33,886	(2)	493,380
Fedor	2018 LTI Program - Performance Shares	67,772	(1)	986,760
	2018 LTI Program - RSU	33,886	(2)	493,380
Harapiak	2018 LTI Program - Performance Shares	67,772	(1)	986,760
	2018 LTI Program - RSU	33,886	(2)	493,380
(1)Represents an award of performance shares granted during 2018 for the 2018 - 2020 performance period. The performance shares vested in full on December 31, 2020. The value realized was determined based on the closing price of our common shares on December 31, 2020 of $14.56. The performance shares paid out at 200.0% of the award based on the performance criteria.
(2)Represents an award of restricted stock units granted during 2018 for the 2018 - 2020 period. The restricted stock units vested in full on December 31, 2020. The value realized was determined based on the closing price of our common shares on December 31, 2020 of $14.56.

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2020 Pension Benefits
The following table discloses, for the Pension Plan and the SERP: in column (c), the number of years of credited service; in column (d), the present value of accumulated benefits; and in column (e), payments during the last fiscal year. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Item 8, Note 10 in our Annual Report on our Form 10-K for the year ended December 31, 2020.
The cash balance formula under our Pension Plan provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the NEO’s pay ranging from four percent to 10% based upon his age and service. Interest is credited to the account balance on a quarterly basis at an annual rate of six percent. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of our NEOs during 2020 include the amount shown for 2020 in the “Salary” column of the 2020 Summary Compensation Table above plus the amount of annual incentive compensation earned in 2020 and paid in 2021, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ Pension Plan and SERP benefits, refer to the “Compensation Discussion and Analysis – Retirement and Deferred Compensation Benefits.”

NAME (a)	PLAN NAME(b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Goncalves	Pension Plan	6.4	206,700	—
	SERP	6.4	3,074,400	—
Koci	Pension Plan	1.9	62,100	—
	SERP	1.9	103,400	—
Smith	Pension Plan	16.7	595,800	—
	SERP	16.7	830,500	—
Fedor	Pension Plan	9.9	360,600	—
	SERP	9.9	690,300	—
Harapiak	Pension Plan	6.6	216,600	—
	SERP	6.6	483,800	—

2020 Non-Qualified Deferred Compensation
In 2020, the NEOs were permitted to defer under the 2012 NQDC Plan, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan.
The NEO’s contributions to the 401(k) Savings Plan are limited by Code limitations. The amount NEOs received as Cliffs' matching contributions will be credited to each NEO's account per the 2012 NQDC Plan.

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EXECUTIVE COMPENSATION
The following table shows: in column (c), executive contributions by each NEO, if any, and the contributions include any pre-tax contributions of salary and EMPI Plan awards; in column (d), registrant contributions, which are matching contributions we made on behalf of the NEOs and supplemental matching contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan; in column (e), aggregate earnings, which include dividends and interest earned on cash deferrals; in column (f), aggregate withdrawals and/or distributions; and in column (g) the aggregate year-end balance.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1) (c)	REGISTRANT CONTRIBUTION IN LAST FY ($) (2) (d)	AGGREGATE EARNINGS IN LAST FY ($) (3)(e)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($) (4) (f)	AGGREGATE BALANCE AT LAST FYE ($) (5) (g)
Goncalves	NQDC Plan	—	17,260	3,305	—	113,328
Koci	NQDC Plan	91,728	8,160	2,251	—	133,402
Smith	NQDC Plan	—	16,849	1,058	—	76,819
Fedor	NQDC Plan	—	9,798	1,555	—	58,443
Harapiak	NQDC Plan	—	9,868	1,103	—	41,242
(1)The amount disclosed in column (c) is also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the 2020 Summary Compensation Table, as applicable.
(2)The amounts shown in column (d) consist of Cliffs' matching contributions disclosed in the “All Other Compensation” column in the 2020 Summary Compensation Table.
(3)The amounts shown in column (e) under the NQDC Plan include above-market earnings, dividends and interest disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the 2020 Summary Compensation Table.
(4)The amounts shown in column (f) reflect any withdrawals and/or distribution.
(5)The aggregate balance for the NQDC Plan in column (g) includes compensation earned in prior years that previously was reported in prior Summary Compensation Tables as follows:

TOTALS ($)
Goncalves	90,184
Koci	14,478
Smith	48,971
Fedor	42,457
Harapiak	28,970

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables and discussion below reflect the compensation payable to each of the continuing NEOs in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2020, the last trading day of the year. All amounts shown are based on reasonable estimates of the amounts that would be paid to the executive upon his termination; the actual amounts only can be determined at the time of such continuing NEO’s separation from Cliffs.
Payments Made Upon All Terminations
If an NEO’s employment terminates, he is entitled to receive certain amounts earned during his term of employment no matter the cause of termination. Such amounts may include:
•Salary through the date of termination;
•Unused vacation pay;
•Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan and 2012 NQDC Plan, if applicable; and
•Undistributed but earned performance shares, performance cash and vested restricted stock units for completed performance periods.
Additional Payments Upon Involuntary Termination Without Cause
In the event that an NEO is terminated involuntarily without cause, he typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the NEO’s service with Cliffs and the NEO’s current incentive targets:
•Severance payments;

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•Continued health insurance benefits;
•Outplacement services;
•Pursuant to the terms of our A&R 2015 Equity Plan, a pro rata portion, of his performance shares, performance cash, and restricted stock units. Such prorated performance shares, performance cash and restricted stock units will be paid when such shares and units would otherwise be paid. Stock options generally have an exercisable period of one-year from date of termination; and
•Financial services.
Additional Payments Upon Retirement
Executives are eligible for retirement at age 55 with at least five years of service. Our cash balance pension plan has only a service requirement of three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:
•A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he retires unless otherwise determined by the Compensation Committee;
•Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement; and
•A pro rata portion of his performance shares, performance cash and restricted stock units. Such performance share awards, performance cash awards, and restricted stock units will be paid when such performance shares, performance cash and restricted stock units would otherwise be paid. Stock options generally have an exercisable period of one-year from date of retirement.
Additional Payments Upon Change in Control (Without Termination)
Upon a change in control, equity awards granted to NEOs are generally subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediate vesting (or immediate vesting if such assumed, replaced or continued awards are not provided).
For this purpose, a "change in control" generally means the occurrence of any of the following events as further described in the relevant equity plan:
•Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35% or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);
•A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election;
•Cliffs closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership (subject to certain exceptions); or
•Approval by Cliffs shareholders of a complete liquidation or dissolution of Cliffs.
Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:
•Owners of Cliffs common shares immediately prior to the business transaction own more than 50% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;
•No one person, or more than one person acting as a group (subject to certain exceptions), owns 35% or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and
•At least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Board of Cliffs when the business transaction agreement was signed or approved by the Cliffs Board.
Additional Payments Upon Termination Without Cause after Change in Control
Each of the NEOs has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he will be entitled to the following additional benefits:
•A lump sum payment in an amount equal to three times (in the case of Messrs. Goncalves and Harapiak) or two times (in the case of Messrs. Fedor, Koci and Smith) the sum of: (1) base salary (at the highest rate in effect during the five-year period prior to the termination date) and (2) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.
•COBRA continuation coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the

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EXECUTIVE COMPENSATION
case of Messrs. Fedor, Koci and Smith) following the termination date, for health, life insurance and disability benefits.
•A lump sum payment in an amount equal to the sum of the additional future pension benefits that the NEO would have been entitled to receive for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Fedor, Koci and Smith) following the termination date under the SERP.
•Incentive pay at target levels for the year in which the termination date occurs.
•Outplacement services in an amount up to 15% of the NEO’s base salary (in the case of Mr. Goncalves) or $10,000 (in the case of Messrs. Fedor, Harapiak, Koci and Smith).
•The NEO will be provided perquisites of financial planning and health care coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Fedor, Koci and Smith), comparable to the perquisites he was receiving before the termination of his employment or the change in control, whichever is greater.
Similar benefits are paid if the NEO voluntarily terminates his employment during the two years following a change in control if any of the following events occurs, provided that the NEO provides notice within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days following receipt of such notice:
•a material diminution in the NEO’s base pay;
•a material diminution in the NEO’s authority, duties or responsibilities;
•a material change (generally considered to be in excess of 50 miles) in the geographic location at which the NEO must perform services;
•a material reduction in the NEO’s incentive pay opportunity; or
•breach of employment agreement, if any, under which the NEO provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of an NEO's employment for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.
In order to receive benefits under the change in control severance agreements, the NEOs must agree to certain covenants not to disclose any of our confidential and proprietary information, as well as covenants not to compete and not to solicit any of our employees. In addition, each NEO must sign a release of claims.
Additional Payments Upon Death or Disability
In the event of any NEO's death or disability, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees: A&R 2015 Equity Plan – prorated vesting of his performance cash and shares (based on actual performance), performance-based restricted stock units and restricted stock units.
Potential Payments Upon Termination or Change in Control Tables
The following tables show the benefits payable to the continuing NEOs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2020, the last trading day of the year.

LOURENCO GONCALVES

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	17,100,000
Non-Equity Incentive Plan Compensation	2,122,500	2,122,500	5,922,500	—	2,122,500	—	8,275,800
Equity	7,265,600	7,265,600	7,265,600	—	7,265,600	—	15,991,300
Retirement Benefits	3,076,200	3,076,200	—	3,281,100	3,281,100	—	5,085,900
Non-Qualified Deferred Compensation	113,300	113,300	113,300	113,300	113,300	113,300	113,300
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	453,100
TOTAL	12,577,600	12,577,600	13,301,400	3,394,400	12,782,500	113,300	47,019,400

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EXECUTIVE COMPENSATION

KEITH A. KOCI

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,000,000
Non-Equity Incentive Plan Compensation	281,900	281,900	—	—	281,900	—	1,092,900
Equity	964,100	964,100	—	—	964,100	—	2,116,300
Retirement Benefits	125,300	125,300	—	165,500	165,500	—	389,800
Non-Qualified Deferred Compensation	133,400	133,400	—	133,400	133,400	133,400	133,400
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	70,000
TOTAL	1,504,700	1,504,700	—	298,900	1,544,900	133,400	5,802,400

CLIFFORD T. SMITH

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,300,000
Non-Equity Incentive Plan Compensation	502,100	502,100	1,402,100	—	502,100	—	1,971,900
Equity	1,726,300	1,726,300	1,726,300	—	1,726,300	—	3,845,900
Retirement Benefits	1,269,100	1,269,100	1,426,300	1,426,300	1,426,300	—	1,815,700
Non-Qualified Deferred Compensation	76,800	76,800	76,800	76,800	76,800	76,800	76,800
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	78,200
TOTAL	3,574,300	3,574,300	4,631,500	1,503,100	3,731,500	76,800	11,088,500

TERRY G. FEDOR

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,200,000
Non-Equity Incentive Plan Compensation	298,800	298,800	848,800	—	298,800	—	1,185,200
Equity	1,025,800	1,025,800	1,025,800	—	1,025,800	—	2,275,900
Retirement Benefits	793,500	793,500	—	1,050,900	1,050,900	—	1,326,500
Non-Qualified Deferred Compensation	58,400	58,400	58,400	58,400	58,400	58,400	58,400
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	71,700
TOTAL	2,176,500	2,176,500	1,933,000	1,109,300	2,433,900	58,400	7,117,700

2021 Proxy Statement	80

EXECUTIVE COMPENSATION

MAURICE D. HARAPIAK

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,300,000
Non-Equity Incentive Plan Compensation	298,800	298,800	848,800	—	298,800	—	1,185,200
Equity	1,025,800	1,025,800	1,025,800	—	1,025,800	—	2,275,900
Retirement Benefits	592,000	592,000	—	700,400	700,400	—	1,067,000
Non-Qualified Deferred Compensation	41,200	41,200	41,200	41,200	41,200	41,200	41,200
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	101,400
TOTAL	1,957,800	1,957,800	1,915,800	741,600	2,066,200	41,200	7,970,700
CEO PAY RATIO
As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee (the "Median Employee") and the annual total compensation of our CEO. For 2020, we estimate: (1) the annual total compensation of the individual identified as the median paid employee of the Company and its consolidated subsidiaries (except as described below), other than our CEO (the “Median Employee Annual Total Compensation”); (2) the annual total compensation of Mr. Goncalves, our CEO; and (3) the ratio of our CEO’s 2020 annual total compensation to the Median Employee Annual Total Compensation, as shown below:

CEO PAY RATIO
Median Employee Annual Total Compensation	$101,940
CEO Annual Total Compensation	$18,511,405
CEO to Median Employee Pay Ratio	182:1
Methodology
On March 13, 2020, Cliffs successfully completed the acquisition of AK Steel, and we determined it would be appropriate to re-identify our Median Employee for 2020 due to the significant change in Cliffs' employee population. The acquisition of AM USA closed after December 1, 2020, the date we determined our Median Employee. Therefore, as permitted by SEC rules, we excluded AM USA employees who became employees of the Company at the close of the acquisition.

To identify the Median Employee, we used December 1, 2020 as our determination date (the “Determination Date”). We moved our Determination Date from December 31 to December 1 because of the AM USA acquisition closing after December 1, 2020. As of the Determination Date, the employee population used for purposes of identifying the Median Employee consisted of 10,203 employees (excluding the CEO). Of that amount, 9,227 were U.S. employees, 920 were Canada employees, and 56 were Europe employees (approximately 0.5% of our employees). As permitted by the SEC rules, we excluded all 56 Europe employees located in 6 countries and comprising all of the employees in those countries as follows: The Netherlands (22); Germany (10); Italy (14); Spain (2); France (6) and the United Kingdom (2). The consistently applied compensation measure used to identify the Median Employee was the annualized pay rate for 2020 from January 1, 2020 and ending on December 31, 2020. In determining the Median Employee, we annualized certain compensation amounts but avoided creating full-time equivalencies in line with applicable rules and requirements, based on reasonable assumptions and estimates relating to our employee compensation programs.

The Median Employee’s annual total compensation for 2020 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. With respect to our CEO’s annual total compensation, we used the amount reported for 2020 in the Total column in the 2020 Summary Compensation Table of this proxy statement.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the Median Employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 Proxy Statement	81

PROPOSAL 5	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

In accordance with Section 14A(a)(1) of the Exchange Act, we are providing you with an opportunity at the 2021 Annual Meeting to vote, on an advisory, or non-binding, basis, to approve the compensation of our NEOs, which is commonly known as “Say-on-Pay.” Say-on-Pay gives you an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs conducts annual Say-on-Pay votes, and the next Say-on-Pay vote will occur at the 2022 Annual Meeting.
As described in detail in the CD&A, we seek to align short-term and long-term incentives for our NEOs with results delivered to you, our shareholders. We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. In deciding how to vote on this proposal, we encourage you to read the CD&A and “Executive Compensation Tables” and related narrative disclosure for a more detailed explanation of our executive compensation program and practices. Your Board believes that our compensation philosophy is in the best interests of shareholders. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by you in your vote on this proposal, and, as discussed in the CD&A, generally expects to consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on our NEOs' compensation is required to approve, on an advisory basis, our NEOs' compensation.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5 TO APPROVE, ON AN ADVISORY BASIS, OUR NEOS' COMPENSATION.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of six independent directors and operates under a written charter adopted by the Board. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board. The Audit Committee reviewed the existing charter in July 2020 and had no changes. A copy of the charter is available at www.clevelandcliffs.com.
The members of the Audit Committee are John T. Baldwin (Chair), Robert P. Fisher, Jr., William K. Gerber, M. Ann Harlan, Janet L. Miller and Eric M. Rychel, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2020, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2020.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2020 with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting, including Deloitte's report on the design and operating effectiveness of internal controls.
In this context, the Audit Committee met seven times in 2020 and held discussions with management and Deloitte. The Audit Committee also regularly met in separate executive sessions with Deloitte, the Company’s internal auditors and executive management, who oversees internal audit and risk management, and Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements, including the critical accounting policies and estimates, with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from the Company, including consideration of the compatibility of non-audit services with the firm’s independence.
Based on the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
J. T. Baldwin, Chair
R. P. Fisher, Jr.
W. K. Gerber
M. A. Harlan
J. L. Miller
E. M. Rychel

2021 Proxy Statement	83

PROPOSAL 6	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP ("Deloitte") as Cliffs’ independent registered public accounting firm for the year ending December 31, 2021. We expect representatives of Deloitte to be present at the 2021 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2020	2019
Audit Fees (1)	$6,937.5	$2,352.2
Audit-Related Fees (2)	956.0	125.0
Tax Fees (3)	1,256.0	12.5
All Other Fees	2.1	2.1
TOTAL	$9,151.6	$2,491.8

(1)    Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2020 and 2019; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.

(2)    Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.

(3) Tax fees consist of fees billed, or to be billed, related to tax consulting services.

Auditor Fees Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of our common shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm is required to ratify the appointment of Deloitte as our registered public accounting firm.

☑	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 6 TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

2021 Proxy Statement	84

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

SHAREHOLDER PROPOSALS
To be included in the proxy statement and proxy card for the 2022 Annual Meeting of Shareholders, a shareholder proposal must be received by us on or before November 15, 2021 (or, if the date of the 2022 Annual Meeting is more than 30 days before or after the date of the 2021 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2022 Annual Meeting is received by us after January 29, 2022 (or, if the date of the 2022 Annual Meeting is more than 30 days before or after the date of the 2021 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2022 Annual Meeting.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
COMPANY DOCUMENTS
Cliffs' 2020 Annual Report to Shareholders, including financial statements, is being made available to all shareholders of record as of the Record Date together with this proxy statement in satisfaction of SEC requirements. Additional copies of our proxy materials, including our 2020 Annual Report are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@clevelandcliffs.com or visit our website at www.clevelandcliffs.com under the "Investors" section.
Pursuant to SEC regulations, the material appearing under the captions "Audit Committee Report" and "Compensation Committee Report" are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.

OTHER INFORMATION

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which may properly come before the 2021 Annual Meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the 2021 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

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ANNEX A	2021 CLEVELAND-CLIFFS INC. NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

1.Purposes. The purpose of this Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan is to allow for the payment to the nonemployee Directors of all or a portion of the compensation earned by them for services as Directors in Common Shares or other Common Share-based awards. These Common Share or other Common Share-based payments are intended to further align the interests of such Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company. In addition, this Plan is intended to provide Directors with opportunities to defer receipt of any or all of such compensation.
2.Definitions. As used in this Plan:
(a)“Accounting Date” means, as applicable, December 31 of each year and the last day of each calendar quarter.
(b)“Accounting Period” means the quarterly period beginning on the date immediately following an Accounting Date and ending on the next subsequent Accounting Date.
(c)“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board, as applicable, in its discretion.
(d)“Beneficiary” means the person or persons (natural or otherwise) designated pursuant to Section 9(d) of this Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” has the meaning set forth in Section 13 of this Plan.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(h)“Committee” means the Governance and Nominating Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan.
(i)“Common Shares” means the common shares, par value $0.125 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.
(j)“Company” means Cleveland-Cliffs Inc., an Ohio corporation, and its successors.
(k)“Date of Grant” means the date specified by the Committee on which an award granted under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(l)“Deferral Commitment” means an agreement made by a Participant to have all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Common Shares deferred under this Plan for a specified period and shall include any Payment Election made by a Participant with respect to such awards deferred.
(m)“Deferred Shares” means the awards granted under this Plan that are denominated or payable solely in Common Shares that are credited to a Participant’s Deferred Share Account pursuant to Sections 7 and 8 and payable to a Participant pursuant to Section 9.
(n)“Deferred Share Account” means the account maintained on the books of the Company for each Participant that has made a Deferral Commitment pursuant to Section 8.
(o)“Director” means a member of the Board.
(p)“Effective Date” means (i) July 29, 2014 for the Company’s 2014 Nonemployee Directors’ Compensation Plan, (ii) April 27, 2016 for the Company’s Amended and Restated 2014 Nonemployee Directors’ Compensation Plan, and (iii) for this Plan, the date this Plan is approved by the shareholders of the Company.
(q)“Eligible Director” means a Director who is not an employee of the Company or any of its subsidiaries.
(r)“Election Filing Date” means, with respect to awards granted under this Plan during a Plan Year, December 31 of the calendar year next preceding the first day of such Plan Year.

2021 Proxy Statement	A-1

(s)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(u)“Fair Market Value” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Fair Market Value of a Common Share will be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(v)“Other Award” means an award granted pursuant to Section 6 of this Plan.
(w)“Participant” means an Eligible Director who is selected by the Committee to receive benefits under this Plan.
(x)“Payment Election” has the meaning set forth in Section 7(c) of this Plan.
(y)“Plan” means this Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan, as may be amended or amended and restated from time to time (this Plan is a further amendment and restatement of the Company’s 2014 Nonemployee Directors’ Compensation Plan as last approved by the Company’s shareholders in 2016).
(z)“Plan Year” means the 12-month period beginning January 1 and ending December 31.
(aa)“Predecessor Plans” means the Company’s Nonemployee Directors’ Compensation Plan, as amended and restated, as of December 31, 2008.
(bb)    “Restricted Shares” means Common Shares granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(cc)    “Restricted Stock Units” means an award made pursuant to Section 5 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(dd)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 5 of this Plan.
(ee)    “Settlement Date” means the date which is the earliest to occur of the following: (i) the date of a Participant’s Termination of Service, (ii) the date of a Participant’s death, and (iii) the date of the occurrence of a Change in Control of the Company that constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5), or any successor provision.
(ff)    “Specified Employee” means a specified employee with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code.
(gg)    “Termination of Service” means a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).
(hh)    “Trust” has the meaning set forth in Section 10(b) of this Plan.
(ii)    “Vested Deferred Shares” has the meaning set forth in Section 9(a) of this Plan.
3.Shares Available Under this Plan.
(a)Maximum Shares Available Under this Plan.
(i)Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Restricted Shares, (B) Restricted Stock Units, (C) Other Awards, (D) Deferred Shares, or (E) dividend

2021 Proxy Statement	A-2

equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 1,800,000 Common Shares (consisting of 300,000 Common Shares originally approved in 2014 under the Company’s 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares originally approved in 2016 under the Company’s Amended and Restated 2014 Nonemployee Directors’ Compensation Plan, plus 750,000 Common Shares to be approved by the Company’s shareholders at the Company’s 2021 annual meeting). Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)Share Counting Rules.
(i)Except as provided in Section 21 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c)Minimum Vesting Requirement. Notwithstanding any other provision of this Plan (outside of this Section 3(c)) to the contrary, awards granted under this Plan shall vest no earlier than the first anniversary of the applicable Date of Grant; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 21 of this Plan; (ii) cash or Common Shares delivered in lieu of fully vested cash obligations; (iii) awards that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of the Company’s shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s shareholders; and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available Common Share reserve authorized for issuance under this Plan pursuant to Section 3(a)(i) (subject to adjustment under Section 12). Nothing in this Section 3(c) or otherwise in this Plan, however, shall preclude the Committee, in is sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including in connection with or following a Participant’s death, disability, or Termination of Service or a Change in Control, or (y) exercising its authority under Section 17 at any time following the grant of an award.
(d)Nonemployee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any nonemployee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.
4.Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Subject to Sections 7, 8 and 9, each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 4(f) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).

2021 Proxy Statement	A-3

(e)Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.
(f)Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Shares will be deferred until, and paid contingent upon, the vesting of such Restricted Shares.
(g)Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee and subject to Sections 7, 8 and 9, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
5.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.
(c)Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.
(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
(e)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(f)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
6.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 6 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 6.

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(c)The Committee may authorize the grant of Common Shares or Other Awards in lieu of obligations of the Company or any of its subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 6 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 6 shall be deferred until, and paid contingent upon, the earning and vesting of such awards.
(e)Notwithstanding anything to the contrary contained in this Plan, any grant of an Other Award under this Section 6 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the Termination of Service, death or disability of the Participant or (ii) in the event of a Change in Control.
(f)Each grant of an award under this Section 6 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
7.Deferral of Awards.
(a)Deferral Election. A Participant may elect to defer, until the Settlement Date, the receipt of all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Common Shares awarded during any Plan Year by filing a Deferral Commitment with the Committee by the applicable Election Filing Date for that Plan Year. Such Deferral Commitment shall be effective and irrevocable as of the applicable Election Filing Date for the Plan Year. A Participant’s Deferral Commitment applicable to a Plan Year shall continue to be effective for awards granted under this Plan in each Plan Year thereafter until terminated or modified by filing a new Deferral Commitment with the Committee, provided that such Deferral Commitment must be filed by the applicable Election Filing Date for the Plan Year for which it is to be effective.
(b)Crediting of Deferred Shares. Each award (or portion thereof) granted under this Plan that a Participant defers pursuant to a Deferral Commitment will be automatically converted into a number of Deferred Shares equal to the number of Common Shares subject to the award (or portion thereof) that the Participant has elected to defer, and the Deferred Shares shall be credited to the Participant’s Deferred Share Account as of the date on which the award is granted. To the extent an award granted under this Plan is subject to a Deferral Commitment, no Common Shares shall be issued to the Participant until the time provided in Section 9, and the Participant will have no voting, dividend, or other ownership rights until such Common Shares are issued.
(c)Form of Payment Election. A Participant may elect to receive the Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan in a number of substantially equal annual installments, not to exceed three, at the time specified in Section 9(c) in the event that the Settlement Date is the Participant's Termination of Service (a "Payment Election"). Any such Payment Election must be made in the Deferral Commitment pursuant to which the Deferred Shares were deferred by the applicable Election Filing Date and in accordance with the other requirements applicable to Deferral Commitments in Section 7(a). If a Payment Election is not made in the applicable Deferral Commitment or in the event that the Settlement Date is not the Participant's Termination of Service, the applicable Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan will be paid to the Participant (or his or her Beneficiary in the event of the Participant's death) in a lump sum at the time specified in Section 9(c).
8.Deferred Share Account.
(a)Determination of Deferred Share Account. On any particular date, a Participant’s Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 7(b), plus any dividend equivalents credited pursuant to Section 8(b), minus the aggregate amount of (i) Deferred Shares with respect to which distributions, if any, have been made pursuant to Section 9 and (ii) forfeitures, if any, of Deferred Shares with respect to unvested awards granted under this Plan.
(b)Crediting of Dividend Equivalents. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Common Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value per Common Share on the Accounting Date next following the dividend payment date. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 8(b).

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(c)Adjustments to Deferred Share Accounts. Each Participant’s Deferred Share Account shall be immediately debited with the amount of any distributions under this Plan to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary.
(d)Statements of Deferred Share Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Plan Year, any changes in such Account since the end of the immediately preceding Plan Year, and such other information as the Committee shall determine.
(e)Vesting of Deferred Share Account. A Participant shall vest in the Deferred Shares credited to his or her Deferred Share Account, and in any dividend equivalents credited pursuant to Section 8(b) that are attributable to such Deferred Shares, in accordance with the vesting schedule and terms and conditions set forth in the Evidence of Award documenting the grant of the applicable award deferred under this Plan. Any Deferred Shares that are not vested on the Settlement Date will be forfeited and the Participant shall cease to have any rights to such forfeited amount.
9.Distribution of Deferred Benefits.
(a)Settlement Date. A Participant, or in the event of such Participant’s death, his or her Beneficiary, shall be entitled to receive the Deferred Shares credited to the Participant’s Deferred Share Account that are vested as of the Settlement Date, as provided in this Section 9 (“Vested Deferred Shares”).
(b)Amount to be Distributed. The amount to which a Participant, or in the event of such Participant’s death, his or her Beneficiary is entitled in accordance with the following provisions of this Section 9 shall be based on the Participant’s adjusted balances in his or her Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date that is vested as of the Settlement Date.
(c)Time and Form of Distribution. If a Participant has made a Payment Election pursuant to Section 7(c), in the event the Participant’s Settlement Date is a Termination of Service, the Company shall distribute or cause to be distributed to the Participant, a number of Common Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in the number of substantially equal annual installments elected in the Participant’s applicable Deferral Commitment commencing 30 days after the end of the Accounting Period in which the Settlement Date occurs and continuing on each anniversary of such payment date thereafter until all such installments have been paid. If a Participant has not made a Payment Election or in the event the Participant’s Settlement Date is not a Termination of Service, the Company shall distribute or cause to be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) a number of Common Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in a single distribution 30 days after the end of the Accounting Period in which the Participant’s Settlement Date occurs. A Participant's Vested Deferred Shares may, at the discretion of the Committee, be paid in cash in lieu of Common Shares at the times otherwise specified by this Section 9(c) for the payment of Vested Deferred Shares. If the Vested Deferred Shares are paid in cash in lieu of Common Shares, the Company shall pay to the Participant (or his or her Beneficiary in the event of the Participant's death) a cash amount equal to the Fair Market Value of a Common Share as of the Accounting Date immediately preceding the payment date for each Vested Deferred Share that is scheduled to be distributed on such payment date. This Section 9(c) shall be subject to the requirements of Section 16(d).
(d)Beneficiary Designation. As used in this Plan the term “Beneficiary” means: (i) the person last designated as Beneficiary by the Participant in writing on a form prescribed by the Committee; (ii) if there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or (iii) if no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the distribution of the Participant’s balance in his or her Deferred Share Account, then the legal representative of the last survivor of the Participant and such persons, or, if the Committee shall not receive notice of the appointment of any such legal representative by five days prior to the later of (x) the end of the calendar year in which the first payment date specified in Section 9(c) occurs or (y) the 15th day of the third month following the first payment date under Section 9(c), the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining vested balance of such Deferred Share Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property). Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 9(d) shall be effective unless and until the Committee actually receives such notice.
(e)Facility of Payment. Whenever any Participant or his or her Beneficiary entitled to payment hereunder shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment to his or her own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payment to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Committee shall in each case be final and binding upon all persons in interest.

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10.Financing of Benefits.
(a)Financing of Benefits. The Common Shares and benefits payable in cash under this Plan to a Participant or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets. The right to receive payment of the Common Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under this Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.
(b)Security for Benefits. Notwithstanding the provisions of Section 10(a), nothing in this Plan shall preclude the Company from setting aside Common Shares or funds in trust (“Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, no Participant or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all Common Shares or funds contained in the Trust shall remain subject to the claims of the Company’s general creditors. Notwithstanding the foregoing, in no event shall any amount of Common Shares be transferred to a Trust if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.
11.Administration of this Plan.
(a)This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members, or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan.
12.Adjustments. The Committee shall make or provide for such adjustments in the number of Common Shares covered by outstanding Restricted Shares and Restricted Stock Units granted hereunder and, if applicable, in the number of Common Shares covered by Other Awards, the number of Deferred Shares, in the kind of Common Shares covered thereby, and in other award terms, as the Committee, in its sole discretion, determines in good faith is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such adjustment shall be conclusive and binding for all purposes with respect to this Plan. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards granted under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all such awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee, in its sole discretion, determines in good faith is appropriate to reflect any transaction or event described in this Section 12.
13.Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust)

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sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 13(c)(i), (c)(ii) and (c)(iii) below;
(b)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)approval by the Company's shareholders of a complete liquidation or dissolution of the Company.
14.Accommodations for Participants of Different Nationalities. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that Participants are expected to be nationals of both the United States of America and other countries, or to be employed by the Company or any subsidiary both within and outside of the United States of America. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company's shareholders.
15.Transferability.
(a)Except as otherwise determined by the Committee, and subject to compliance with Section 16(c) of this Plan and Section 409A of the Code, no Restricted Share, Restricted Stock Unit, Other Award, dividend equivalents paid with respect to awards made under this Plan, or Deferred Share will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred.
(b)The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the termination of the Restriction Period applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.Taxes; Compliance with Section 409A of the Code.

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(a)Any applicable taxes shall be withheld from any distribution or payment hereunder to the extent that the Company believes is required by law.
(b)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(c)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its subsidiaries.
(d)If, at the time of a Participant’s Termination of Service, (i) the Participant will be a Specified Employee and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such Termination of Service.
(e)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(f)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
17.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 12 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Company's shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Company shareholder approval and will not be effective unless and until such approval has been obtained.
(b)If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of Termination of Service as a Director, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time when such Other Award will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(c)Subject to Section 17(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 12 above, no such amendment will

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materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
18.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
19.Effective Date/Termination. The Company’s 2014 Nonemployee Directors’ Compensation Plan was effective on July 29, 2014, and the Company’s Amended and Restated 2014 Nonemployee Directors’ Compensation Plan was effective on April 27, 2016. This Plan will be effective as of the date this Plan is approved by the shareholders of the Company. No grants have been or will be made on or after December 1, 2014 under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan continued unaffected following December 1, 2014. All elections to defer future compensation or other payments or awards ceased and no further deferrals have been or will be permitted under the Predecessor Plan starting on the first day of the calendar year coincident with or next following December 1, 2014. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date applicable to this Plan and occurring in 2031, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
20.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)No Participant will have any rights as a shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
(c)The Committee may condition the grant of any award under this Plan or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive compensation otherwise payable by the Company or any of its subsidiaries to the Participant.
(d)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award granted under this Plan under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
21.Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Company subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not Directors prior to such acquisition or merger.
(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 21(a) or 21(b) of this Plan will not reduce the Common Shares available for issuance or

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transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 21(a) or 21(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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ANNEX B	CLEVELAND-CLIFFS INC. 2021 EQUITY AND INCENTIVE COMPENSATION PLAN

1.Purpose. The purpose of this Plan is to permit award grants to officers and other employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance and/or service.
2.Definitions. As used in this Plan:
(a)“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.
(b)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(d)“Board” means the Board of Directors of the Company.
(e)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(f)“Change in Control” has the meaning set forth in Section 12 of this Plan.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(h)“Committee” means the Compensation and Organization Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(i)“Common Shares” means the common shares, par value $0.125 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(j)“Company” means Cleveland-Cliffs Inc., an Ohio corporation, and its successors.
(k)“Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(l)“Director” means a member of the Board.
(m)“Effective Date” means the date this Plan is approved by the Shareholders.
(n)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(p)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(q)“Management Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):

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(i)Profits (e.g., gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit);
(ii)Cash Flow (e.g., free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);
(iii)Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);
(iv)Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);
(v)Profit Margins (e.g., EBITDA divided by revenues, profits divided by revenues, gross margins and material margins divided by revenues, and sales margin divided by sales tons);
(vi)Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
(vii)Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and
(viii)Strategic Initiatives (e.g., product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, environmental, social and governance initiatives, goals relating to acquisitions or divestitures of subsidiaries, Affiliates and joint ventures, strategic development projects, capital markets transactions and maintenance initiatives).
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(r)“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(s)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(t)“Option Price” means the purchase price payable on exercise of an Option Right.
(u)“Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.
(v)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant.
(w)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(x)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

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(y)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(z)“Plan” means this Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(aa)“Predecessor Plans” means the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan and the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan, in each case including as amended or amended and restated from time to time.
(bb)    “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(cc)    “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(dd)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ee)    “Shareholder” means an individual or entity that owns one or more Common Shares.
(ff)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(gg)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(hh)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3.Shares Available Under this Plan.
(a)Maximum Shares Available Under this Plan.
(i)Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 26,000,000 Common Shares, plus (y) the total number of Common Shares remaining available for awards under the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan as of the Effective Date, plus (z) the Common Shares that are subject to awards granted under this Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)Share Counting Rules.
(i)Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such

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award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.
(iii)Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under the Predecessor Plans) will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.
(iv)If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(v)Any Common Share that is added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan will be added back as (A) one Common Share if such share was subject to an Option Right or Appreciation Right granted under this Plan or a stock option or a stock appreciation right granted under the Predecessor Plans, (B) two Common Shares if such share was issued or transferred pursuant to, or subject to, an award granted under the Predecessor Plans other than a stock option or a stock appreciation right, and (C) one Common Share if such share was issued or transferred pursuant to, or subject to, an award other than an Option Right or an Appreciation Right granted under this Plan.
(c)Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 26,000,000 Common Shares.
4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

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(e)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii)Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii)Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(c)Also, regarding Appreciation Rights:
(i)Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and
(ii)No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
6.Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

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(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).
(e)Any grant of Restricted Shares may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Shares will be deferred until, and paid contingent upon, the vesting of such Restricted Shares.
(h)Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
(e)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

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(f)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until, and paid contingent upon, the earning and vesting of such awards.
(e)Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

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(f)Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.Administration of this Plan.
(a)This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines in good faith is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee, in its sole discretion, determines in good faith is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any

2021 Proxy Statement	B-8

acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;
(b)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)approval by the Shareholders of a complete liquidation or dissolution of the Company.
13.Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14.Accommodations for Participants of Different Nationalities. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that Participants are expected to be nationals of both the United States of America and other countries, or to be employed by the Company or any Subsidiary both within and outside of the United States of America. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

2021 Proxy Statement	B-9

15.Transferability.
(a)Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares delivered or required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

2021 Proxy Statement	B-10

(d)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.
(c)If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
20.Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to

2021 Proxy Statement	B-11

such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable (except for purposes of providing for Common Shares under such awards to be added to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or Common Shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)No Participant will have any rights as a Shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of

2021 Proxy Statement	B-12

such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

2021 Proxy Statement	B-13

ANNEX C	USE OF NON-GAAP FINANCIAL MEASURES

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted EBITDA, which is a non-GAAP financial measure that management uses in evaluating operating performance. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding certain items such as EBITDA from noncontrolling interests, gain (loss) on extinguishment of debt, severance, acquisition-related costs excluding severance costs, amortization of inventory step-up and impact of discontinued operations. Cliffs believes the presentation of Adjusted EBITDA allows management and investors to focus on our ability to service our debt, as well as illustrate how the business and each operating segment is performing and assists management and investors in their analysis and forecasting as these measures approximate the cash flows associated with operational earnings. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to the most directly comparable GAAP measure in the table below.

	(In Millions)
	Year Ended December 31,
	2020	2019
Net income	$(81)	$293
Less:
Interest expense, net	(238)	(101)
Income tax benefit (expense)	111	(18)
Depreciation, depletion and amortization	(308)	(85)
Total EBITDA	$354	$497

Less:
EBITDA from noncontrolling interests	$56	$—
Gain (Loss) on extinguishment of debt	130	(18)
Severance costs	(38)	(2)
Acquisition-related costs excluding severance costs	(52)	(7)
Amortization of inventory step-up	(96)	—
Impact of discontinued operations	1	(1)
Total Adjusted EBITDA	$353	$525

2021 Proxy Statement	C-1

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CLIFFS

CLEVELAND-CLIFFS INC.

ATTN: EVP, Chief Legal Officer & Secretary
200 Public Square, Suite 3300
Cleveland, OH 44114-2315

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	For All	Withhold All	For All Except	
The Board of Directors recommends you vote FOR ALL of the following nominees:	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______________

1. Election of Directors

Nominees

01 L. Goncalves	02 D.C. Taylor	03 J.T. Baldwin	04 R.P. Fisher, Jr.	05 W.K. Gerber
06 S.M. Green	07 M.A. Harlan	08 R.S. Michael, III	09 J.L. Miller	10 E.M Rychel
11 G. Stoliar	12 A.M. Yocum			

The Board of Directors recommends you vote FOR proposals 2 through 6.	For	Against	Abstain
2 Approval of an amendment to Cleveland-Cliffs Inc.'s Fourth Amended Articles of Incorporation, as amended, to increase the number of authorized common shares.	☐	☐	☐
3 Approval of the Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan.	☐	☐	☐
4 Approval of the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan.	☐	☐	☐
5 Approval, on an advisory basis, of our named executive officers' compensation.	☐	☐	☐
6 Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Cleveland-Cliffs Inc. to serve for the 2021 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000485766_1 R1.0.0.153

CLEVELAND-CLIFFS INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .

PRELIMINARY PROXY CARD

PROXY - CLEVELAND-CLIFFS INC.

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

www.virtualshareholdermeeting.com/CLF2021

Lourenco Goncalves, Keith A. Koci and James D. Graham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc. to be held on April 28, 2021 or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

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